Exhibit 10.20

OFFICE LEASE
BETWEEN

GREENHOUSE OFFICE INVESTORS I, LLC
("LANDLORD")

AND

URS CORPORATION
("TENANT")

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EXHIBITS AND RIDERS:

EXHIBIT A-1	OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2	LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B	RULES AND REGULATIONS
EXHIBIT C	COMMENCEMENT LETTER
EXHIBIT D	WORK LETTER
EXHIBIT D-1	[INTENTIONALLY OMITTED]
EXHIBIT D-2	BASE BUILDING SPECIFICATIONS
EXHIBIT D-3	BUILDLING RENDERING
EXHIBIT D-4	ESTIMATED SCHEDULE
EXHIBIT D-5	SITE PLAN
EXHIBIT D-6	DESIGN DEVELOPMENT DOCUMENTS
EXHIBIT E	PARKING AGREEMENT
EXHIBIT E-1	LOCATION OF RESERVED PARKING SPACES
EXHIBIT F	GUARANTY
EXHIBIT G	MEMORANDUM OF LEASE
EXHIBIT H	INITIAL SNDA

ii

OFFICE LEASE

This Office Lease (this "Lease") is entered into by and between Greenhouse Office Investors I, LLC, a Delaware limited liability company ("Landlord''), and URS Corporation, a Nevada corporation ("Tenant'), and shall be effective as of the date set forth below Landlord's signature (the "Effective Date").

1.Basic Lease Information. The key business terms used in this Lease are defined as follows:

A.    "Building": The building (to be) located at 18918 Katy Freeway, Harris County, Texas, and which is currently known as "Greenhouse Office Park" or such variation thereof as may be designated by Landlord.

B.	"Rentable Square Footage of the Building": The total Rentable Square Feet
("RSF') in the Building which is expected to be approximately 203,149 RSF, subject to Section
1.C.

C.    "Premises": All of the rentable area on floors 3, 4, and 5 of the Building and a portion of the rentable area on the 1st floor of the Building, all as shown on Exhibit A-1 to this Lease. The "Rentable Square Footage of the Premises" is approximately 130,151 RSF, comprised of approximately 126,795 RSF on Floors 3, 4 and 5 and approximately 3,356 RSF on the first Floor of the Building. If the Premises include, now or hereafter, one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) (but not partial floors) shall be considered part of the Premises. Common Area corridors and restroom facilities located on partial floors leased by Tenant shall not be included in the Premises, though they shall be available for use by Tenant in accordance with this Lease.

The RSF of the Building and the RSF of the Premises shall be measured on or about the Delivery Date by Landlord's architect in accordance with the Building Owners and Managers Association (BOMA) International (ANSl.265-1-2010) standards. Tenant may at its expense have its architect verify such measurements by Landlord's architect and if Tenant's architect believes Landlord's architect is in error, notify Landlord of such belief. In the event Tenant's architect challenges such calculations by Landlord's architect, Tenant shall give written notice thereof to Landlord on or before sixty (60) days after receipt by Tenant of said measurements by Landlord's architect. In the event of such timely challenge and in the event Landlord's architect and Tenant's architect are not able to agree on the RSF of the Building and the Premises, Landlord's architect and Tenant's architect shall select an independent architect to measure the RSF of the Building and the Premises and the independent architect's measurements shall be conclusive and binding on the parties. The fees and expenses of the independent architect shall be shared equally by the parties.

D.	"Base Rent":

	Initial Term Period (beginning on the Commencement Date)	Annual Rate Per Rentable Square Foot	Monthly Base Rent (subject to adjustment if the RSF of the Premises changes)
Premises:
	Months 1-6:	$0.00	$0.00
	Months 7-18:	$19.00	$206,072.41
	Months 19-30:	$19.38	$210,193.85
	Months 31-42:	$19.77	$214,423.76
	Months 43-54:	$20.16	$218,653.67
	Months 55-66:	$20.57	$223,100.50
	Months 67-78:	$20.98	$227,547.32
	Months 79-90:	$21.40	$232,102.61
	Months 91-102:	$21.83	$236,766.35
	Months 103-114:	$22.26	$241,430.10
	Months 115-126:	$22.71	$246,310.76
Base Rent is subject to adjustment pursuant to Section 1.C Base Rent for any partial month between the Commencement Date and the first day of the first full calendar month after the Commencement Date shall be at the same rate applicable for Month 7 of the Term; however, pro rated based on the number of days in the partial month.

D.    "Tenant's Pro Rata Share": The percentage equal to the total RSF of the Premises divided by the total RSF of the Building, which as of the Effective Date is estimated to be 64%. Tenant's Pro Rata Share is subject to adjustment pursuant to Section l(C) above.

E.    "Initial Term": The period commencing on the Commencement Date and expiring on the day (the "Expiration Date") which is the last day of the 126th full calendar month after the Commencement Date, subject to the provisions of Article 3.

F.    "Term": The Initial Term and any Renewal Term exercised by Tenant in accordance with Section 31.B.

G.    "Estimated Commencement Date": 455 days from the Effective Date, subject to adjustment, if any, as provided in Section 3.A and the Work Letter.

H.	"Security Deposit': None

I.	"Guarantor(s)": URS Corporation, a Delaware corporation.

J.	"Notice Addresses":
Tenant:    On or after the Commencement Date, notices shall be sent to Tenant at the Premises, with copies sent to the below addresses. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

URS Corporation
Attn.: Legal Department 9400 Amberglen Boulevard
Austin, TX 78729
Telephone: (512) 454-4797
Facsimile: (512) 454-8807

With a copy to:

URS Corporation
600 Montgomery Street 25th Floor
San Francisco, CA 94111 Attn: Legal Department Telephone: (415) 774-2700
Facsimile: (415) 834-1506

Landlord:	Greenhouse Office Investors I, LLC 515 Post Oak Boulevard, Suite 1100
Houston, Texas 77027
Attn: Preston Young Telephone: (713) 300-0302
Facsimile: (713) 300-0301

With a copy to each of

Attn:
Telephone:
Facsimile:

and

Schlanger, Silver, Barg & Paine, L.L.P.
109 North Post Oak Lane, Suite 300 Houston, TX 77024
Attn: Louis E. Silver Telephone: (713) 735-8515
Facsimile: (713) 351-4515

K.	Rent (defined in Section 4.A) is payable to the order of Landlord:

if by check:
Greenhouse Office Investors I, LLC
c/o Stream Realty Partners-Houston, L.P.
515 Post Oak Boulevard, Suite 1100
Houston, TX 77027
if by wire transfer:

Account#
Account Name:
Reference: URS Corporation

L.	"Business Day(s)": Monday through Friday of each week, exclusive of Holidays.

M.    "Holidays": New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

N.    "Law(s)": All applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including the Americans with Disabilities Act, the Texas Architectural Barriers Act and any other law pertaining to disabilities and architectural barriers (collectively, "ADA"); and all laws pertaining to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq. ("CERCLA").

O.    "Normal Business Hours": 7:00 A.M. to 6:00 P.M. on Business Days and 8:00
A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

P. "Other Defined Terms": In addition to the terms defined above, an index of the other defined terms used in the text of this Lease is set forth below, with a cross-reference to the paragraph in this Lease in which the definition of such term can be found:

Additional Rent	4.A	Completion Estimate	16.B
Affiliate	11.E	Contamination	30.A
Affiliate/Successor	11.E	Controllable Operating Expenses	4.G(3)
Alterations	9.C(1)	Core and Shell LEED Standard	9.D
Audit Election Period	4.H	Costs of Reletting	19.B(2)
Business Affiliate	11.F	Default rate	19.B(1)
Cable	9.A	Delivery Date	3.A
Claims	13.A	Essential Services	7.B
Code	32.P	Estimates	31.C
Commencement Date	3.A	Events of Default	18.A
Common Areas	2	Expiration Date	3.A
Comparable Buildings	7.A	Fair Market Rate	31.C

Final Audit Report	4.H	Prime Rate	19.B
Force Majeure	32.C	Property	2
GAAP	4.0	Provider	7.C
Guarantor	32.N	Reconciliation Statement	4.C
Hazardous Substance	30.A	Regulations	32.P
Hourly HVAC Charge	7.A(2)	Renewal Notice	31.B
HVAC	7.A(2)	Renewal Options	31.B
Insurance Expenses	4.D(4)	Renewal Term	31.B
Landlord Default	18.B	Rent	4.A
Landlord Parties	13.A	Rental Notice	31.B
Landlord Work	3.B	ROFR	31.A
Landlord's Broker	32.E	ROFR Notice	31.A
Landlord's Interest	20.A	ROFR Space	31.A
Landlord's Rental Damages	19.B(2)	Rules	5.B(1)
Leasehold Improvements	29	SNDA	25.A
LEED	9.D	Special Installations	29
MAI	32.C	Taking	17
Minor Alterations	9.C(1)	Tax Expenses	4.D(5)
Monetary Default	18.A(1)	Tenant Parties	13.B
Mortgage	25.A	Tenant's Broker	32.E
Mortgagee	25.A	Tenant's Insurance	14.A
Negotiation Period	31.B	Tenant's Property	14.A
OE Payment	4.B	Tenant's Removable Property	29
O&M LEED Standard	9.D	Time Sensitive Default	18.A(2)
Operating Expenses	4.D	Transfer	11.A
Permitted Transfer	11.E	Variable Operating Expenses	4.F
Permitted Use	5.A	Work Letter	3.B
2.Lease Grant. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property (defined below) that are designated by Landlord for the common use of tenants and others, such as sidewalks, common corridors, vending areas, lobby areas and, with respect to multi-tenant floors, restrooms and elevator foyers (the "Common Areas"). "Property" means the Building and the parcel of land on which it and the parking garage serving the Building (the "Building Garage") are located, as more fully described on Exhibit A-2, together with any other buildings and improvements located thereon.

3.	Term; Adjustment of Commencement Date; Landlord Work; Tenant Work; Early Access.

A.    Term. This Lease shall govern the relationship between Landlord and Tenant with respect to the Premises from the Effective Date through the last day of the Term specified in Section 1.F (the "Expiration Date"), unless terminated early in accordance with this Lease or extended in accordance with Section 31.B. The Initial Term of this Lease (as specified in Section 1.F) shall commence on the Commencement Date and shall expire on the last day of the 126th full calendar month after the Commencement Date. The "Commencement Date" shall mean the earlier of (1) the Delivery Date or

(2) the date on which the Delivery Date would have occurred but for Tenant Delay, as such term is defined in the Work Letter, provided that in no event shall the Commencement Date be prior to July 1, 2014. The "Delivery Date" shall mean the date on which the Landlord Work (defined below) is Substantially Complete, as determined pursuant to the Work Letter (defined below) and possession of the Premises has been delivered to Tenant. Notwithstanding anything herein to the contrary, if the Delivery Date is delayed for any reason including Landlord's failure to Substantially Complete the Landlord Work by the Estimated Commencement Date, such delay shall not be a default by Landlord, render this Lease void or voidable or otherwise render Landlord liable for damages except as expressly set forth in the remainder of this paragraph. If the Delivery Date does not occur on or before 455 days after the Effective Date (the "First Deadline") for any reason other than Force Majeure or Tenant Delay, Tenant shall be entitled, as its sole (and liquidated) damages, to one day's abatement of Base Rent and Additional Rent for each of the first thirty (30) days beyond the First Deadline until the Delivery Date, and (if the Delivery Date has not occurred on or before 30 days after the First Deadline) to two days' abatement of Base Rent and Additional Rent for each day more than thirty (30) days beyond the First Deadline until the Delivery Date; and if the Delivery Date does not occur on or before December 31, 2014 (the "Second Deadline") for any reason other than Force Majeure or Tenant Delay, Tenant shall, as it sole and exclusive additional remedy, be entitled to terminate this Lease upon written notice thereof to Landlord given on or before 15 days after the Second Deadline and prior to the Delivery Date. Promptly after the determination of the Commencement Date, the Expiration Date and any other variable matters, Landlord shall prepare and deliver to Tenant for its execution a commencement letter agreement substantially in the form attached as Exhibit C; provided, however, if such commencement letter agreement contains any inaccuracies, Tenant shall within 10 Business Days after its receipt thereof inform Landlord of such inaccuracies and Landlord shall deliver to Tenant for its execution a corrected commencement letter agreement. Tenant shall execute and deliver to Landlord (the accurate) commencement letter agreement within 10 Business Days after its receipt thereof.

B.    Landlord Work; Tenant Work. "Landlord Work'' means the work that Landlord is obligated to perform pursuant to the work letter agreement attached hereto as Exhibit D (the "Work Letter"). "Tenant Work'' means the work (if any) that Tenant is obligated to perform pursuant to the Work Letter. Landlord shall perform the Landlord Work and Tenant shall perform the Tenant Work (if any) in accordance with the Work Letter.

C.    Acceptance of Premises. Subject to the performance by Landlord of the Landlord Work in a good and workmanlike manner, Tenant will accept the Premises in its "AS IS" condition and configuration, provided that Landlord shall be obligated to correct any (i) patent defects in the Landlord Work on any floor of the Building on which the Premises is located of which Tenant notifies Landlord during an inspection conducted with Landlord's Project Representative (as defined in the Work Letter) on or before the Delivery Date; however, as to such patent defects in the Landlord Work not discovered during said inspection on or before the Delivery Date, patent defects in the Landlord Work on any floor of the Building on which the Premises is located of which Tenant notifies Landlord promptly after discovery and within 10 Business Days after the Delivery Date; and (ii) latent defects in the Landlord Work of which Tenant notifies Landlord promptly after discovery and at least 10 days prior to the first anniversary of the Delivery Date. However, with respect to defects in the T.I. Work, Landlord's obligation with respect to defects shall be limited to construction, not design, defects of which Tenant notifies Landlord in accordance with the above. TENANT HEREBY AGREES THAT, EXCEPT AS

OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE PREMISES, THE BUILDING OR THE PROPERTY.

D.    Early Access. 30 days prior to the date the Landlord Work is Substantially Complete, Tenant shall be granted access to the Building and Premises for the purpose of performing the Tenant Work and moving certain of Tenant's furniture and equipment into the Premises, provided that such access and work shall be conducted in a manner which is approved in advance by Landlord' s Project Representative, such approval not to be unreasonably withheld, conditioned or delayed and in a manner which does not interfere with any Landlord Work or damage any Landlord Work. Tenant shall be responsible for the cost of repairing any such damage to the Landlord Work. Early access to the Premises shall be subject to the terms and conditions of this Lease, provided that Base Rent and Additional Rent shall not accrue prior to the Commencement Date. Landlord shall use good faith efforts to notify Tenant approximately 60 days prior to the date the Landlord Work is expected to be Substantially Complete to enable Tenant to schedule the Tenant Work.

4.	Rent.

A.    Payments. As consideration for this Lease, commencing on the Commencement Date, Tenant shall pay Landlord, without any demand, setoff, abatement or deduction (except as otherwise expressly provided in this Lease), (1) Base Rent and (2) the OE Payment (as defined in Section 4.B); provided, however, no such amounts shall be owing with respect to the initial six
(6)full calendar months of the Term. “Additional Rent” means the OE Payment and any parking charges. “Rent” means the Base Rent, Additional Rent and all other sums that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, gross receipts, franchise, margins, sales and use, or similar taxes, if any, imposed upon or measured by rents or income attributable to Tenant's rental payments under this Lease (collectively, "Rental Taxes"). The Base Rent and OE Payment for any partial month between the Commencement Date and the first day of the full calendar month after the Commencement Date shall be at the same rate applicable for Month 7 of the Term, pro-rated however based on the number of days in such partial month, and shall be due and payable on the Commencement Date. Thereafter, the Base Rent and the OE Payment shall be due and payable in monthly installments in advance on the first day of each calendar month of the Term beginning on the first day of the 7th month of the Term. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord and Tenant. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due, and such acceptance shall not constitute a waiver of the remaining unpaid balance. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Lease or applicable Law. Tenant's covenant to pay Rent is independent of every other covenant in this Lease, except as otherwise expressly provided in this Lease.

B.    Payment of Operating Expenses. Tenant shall pay Tenant's Pro Rata Share of the Operating Expenses (the "OE Payment") for each calendar year during the Term; however, Tenant shall not be obligated for the OE Payment with respect to the initial six (6) full calendar months of the Term. On or about January 1 of each such calendar year, Landlord shall provide Tenant with a good faith estimate of the OE Payment for such calendar year during the Term. On or before the first day of each month of such year, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Landlord's estimate of the OE Payment. If Landlord determines that its good faith estimate of the OE Payment was incorrect, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the OE Payment by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the same year's prior incorrect estimate(s). Except to the extent Landlord has waived its right to collect an underpayment under Section 4(C) below, Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be credited against the next sums due and owing by Tenant, or at Landlord's option (and in any case if no further Rent is due or will become due) refunded directly to Tenant within 30 days of determination. The obligation of Tenant to pay the OE Payment as provided herein shall survive the expiration or earlier termination of this Lease.

C.    Reconciliation of Operating Expenses. Within 150 days after the end of each calendar year during the Term (beginning with the year in which the Commencement Date occurs), Landlord shall furnish Tenant with a statement of the actual Operating Expenses and the OE Payment for such calendar year (the “Reconciliation Statement”). The Reconciliation Statement shall show the total Operating Expenses for such year by account for the Building/Property and all adjustments corresponding to the requirements as set forth herein. Landlord shall also provide in reasonable detail its calculation of the OE Payment hereunder for such year by setting forth the ratio of the Premises RSF to the total Building RSF. If Tenant has made aggregate OE payments for such calendar year in excess of the actual OE Payments due hereunder for such calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due or, at Landlord's option (and in any case if no further Rent is due or will become due) refund same to Tenant, via check, within 30 days of determination. If Tenant has made aggregate OE Payments for such calendar year in amounts which total less than the actual OE Payment due hereunder for such year, Tenant shall pay Landlord, within 30 days after its receipt of the Reconciliation Statement, any underpayment for such calendar year, unless Landlord has failed to deliver timely the Reconciliation Statement, in which event Tenant shall be released of liability for such underpayment due for such calendar year (provided that such release shall not extend to the failure of Tenant to have paid the regularly-scheduled monthly installments of OE Payment for such calendar year). The obligations to adjust the amounts of OE Payments paid by Tenant pursuant to this Section 4.C shall survive the expiration or earlier termination of this Lease.

D.    Operating Expenses Defined. Landlord shall utilize accounting records and procedures (which shall conform to generally accepted accounting principles (“GAAP”) or commonly accepted real estate accounting principles in cases where GAAP is not typically used), consistently applied, with respect to all aspects of determining Operating Expenses. "Operating Expenses" means the costs and expenses incurred or accrued in each calendar year in connection with the ownership, operation, maintenance, management, repair and protection of the Property which are directly attributable or reasonably allocable to the Building and/or the Building Garage including Landlord's personal property used in connection with the Property and including all costs and expenditures relating to the following:

(1)    Operation, maintenance, repair and (subject to the limitations on including capital expenditures in Operating Expenses set forth below) replacement of any part of the Property, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and access control systems; materials and supplies (such as light bulbs and ballasts); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

(2)    Administrative and management costs and fees (excluding the Management Fee, as defined below, and management costs and fees typically covered by property management fees), including accounting, information and professional services (except for negotiations and disputes with specific tenants not affecting all tenants generally); and wages, salaries, benefits, reimbursable expenses and taxes (or, if an employee is assigned to projects in addition to the Project, allocations thereof depending on the amount of time such employee spends on the Property) for full and part time personnel involved in operation, maintenance and management (limited, however, to personnel equal to or below the level of the Property manager).

(3)    Janitorial service; window cleaning; waste disposal; gas, water and sewer and other utility charges; and landscaping, including all applicable tools and supplies.

(4)    Property, liability and other insurance coverages carried by Landlord pertaining to the Property, including reasonable deductibles and risk retention programs and a proportionate allocation of the cost of blanket insurance policies maintained by Landlord and/or its Affiliates (defined below) ("Insurance Expenses").

(5)    Real estate taxes, assessments, excises, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, leasing, operation or possession of the Property, or paid as rent under any ground lease ("Tax Expenses"). Tax Expenses shall include, without limitation: (i) any tax on the rent or other revenue from the Property, or any portion thereof, or as against the business of owning or leasing the Property, or any portion thereof, including any business, taxable margins, or similar tax payable by Landlord which is attributable to rent or other revenue derived from the Property, (ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, (iii) personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property, (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises, and (v) any assessment, tax, fee, levy or charge substituted, in whole or in part, for a tax previously in existence, or assessed in lieu of a tax increase. Tax Expenses shall not include Landlord's estate, excise, income or franchise taxes (except to the extent provided above with respect to business, taxable margins or similar taxes attributable to rent or other revenue derived from the Property), interest on taxes or penalties resulting from Landlord's failure to pay taxes when due, permitting fees paid to any governmental agency for the right to make improvements to the Building or Rental Taxes paid by Tenant pursuant to Section 4.A or directly payable by other tenants or occupants of the Property.

(6)    Compliance with Laws that came into effect after the Commencement Date, including license, permit and inspection fees (but not in duplication of capital expenditures amortized as provided in Section 4.D(9)); and all expenses and fees, including reasonable attorneys' fees and court or other venue of dispute resolution costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlord's costs).

(7)    Building safety services, to the extent provided or contracted for by Landlord.

(8)    Goods and services purchased from Landlord's subsidiaries and Affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods and services.

(9)    Amortization of capital expenditures incurred to: (i) make any capital improvement to the Building with the reasonable expectation of improving safety and/or reducing Operating Expenses or (ii) to comply with any Law(s) first coming into effect after the Commencement Date. Such expenditures shall be amortized uniformly over the reasonable expected life of the item (together with interest on the unamortized balance at the Prime Rate (defined in Section 19.B) as of the date incurred plus 2%); provided, however, that Tenant shall not be required to reimburse Landlord for such capital expenditure except with respect to such amortization amounts which pertain to periods within the Term. Operating Expenses may also include any cost which is not considered annual recurring routine maintenance but maintains the general appearance of the Building/Property (e.g., painting of the Common Areas, replacement of carpet in Common Areas, maintenance of stone/tile in the Common Areas) the aggregate cost of which does not exceed $25,000 in any calendar year with the amount of all such costs to be amortized as set forth above.

(10)    Electrical services used in the operation, maintenance and use of the Property; sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Property, and other costs of providing electrical services to the Property. Tenant agrees that Landlord may purchase electrical services based on "green" or "renewable" energy so long as the overall costs of electrical services do not exceed (on a per Rentable Square Foot basis) the overall costs of electrical services at Comparable Buildings which maintain the O&M LEED Standard (as defined in Section 9J)).

(11)    A management fee equal to 3% of Landlord's gross revenues from the Building (the "Management Fee").

(12)    All costs of maintaining, managing and reporting incurred by Landlord to maintain the LEED Standard.

(13)    Property association and/or restrictive covenants dues or assessments with respect to the Property which pertain to periods during the Term of this Lease; excluding however any such dues or assessments attributable to the costs of the initial development or construction of any improvements.

E.    Exclusions from Operating Expenses. Notwithstanding Section 4.D above, "Operating Expenses" exclude the following expenditures:

(1)    Leasing commissions, marketing costs, space planning costs, attorneys' fees and other expenses related to leasing tenant space and constructing improvements for the sole benefit of an individual tenant.

(2)    Goods and services furnished to an individual tenant of the Building which are above Building standard and which are separately reimbursable directly to Landlord in addition to the OE Payment.

(3)    Repairs, replacements and general maintenance to the extent covered and paid by any insurance policy carried by Landlord in connection with the Building and/or the Property or condemnation proceeds.

(4)    Except as provided in Section 4.D(9), depreciation, amortization, interest payments on any encumbrances on the Property and the cost of capital improvements or additions.

(5)    Costs of installing any specialty service, such as an observatory, broadcasting facility, cafeteria, luncheon club, or athletic or recreational club.

(6)    Expenses for repairs or maintenance related to the Property which have been reimbursed to Landlord pursuant to warranties or service contracts.

(7)    Costs (other than maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Building.

(8)    Principal payments on indebtedness secured by liens against the Property, or costs of refinancing such indebtedness.

(9)	Any ground or underlying lease rental.

(10)    Bad debt expenses and interest, principal, points and fees on debts, bad debt expenses or amortization on any mortgage or other debt instrument encumbering the Building or the Property.

(11)    Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space for tenants or other occupants of the Building.

(12)    Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the remediation, transportation, storage or presence of Hazardous Substances.

(13)    Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building and/or the Property.

(14)    Electric power costs or other utility costs for which any tenant directly contracts with the local public service company.

(15)    Costs incurred in connection with the original construction of the Building or parking areas or in connection with any major change in the Building, such a adding or deleting floors.

(16)    Costs of correcting defects (latent or otherwise) in the initial design or construction of the Building.

(17)    Expenses resulting from the negligence or willful misconduct of the Landlord, its agents, servants or employees.

(18)    The expense of extraordinary services, installations or benefits provided to other tenants in the Building or quantities of such services furnished to some tenants which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services.

(19)    Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of t e Building, including partnership accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord' s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building Management, or outside fees paid in connection with disputes with other tenants.

(20)	Fines, penalties, and interest.

(21)    Damage and repairs attributable to condemnation, fire or other casualty (except to the extent of applicable commercially-reasonable deductible amounts).

(22)    Executive salaries and benefits for persons above the grade of building manager.
(23)    Landlord's general overhead expenses not related to the Buildings or Common Areas.

(24)    Costs incurred due to violation by Landlord or any other tenant in the Building of the terms and conditions of any lease (provided that this exclusion shall not exclude costs of the maintenance, repair and/or operation of the Common Areas which are otherwise permitted to be included in Operating Expenses).

(25)    The cost of any service provided to Tenant or other occupants of the Building for which Landlord is entitled to be directly reimbursed (i.e., other than through recovery of Operating Expenses).

(26)    Any reserves for future expenditures or liabilities which would be incurred subsequent to the then current accounting year.

(27)    Cost attributable to enforcing the provisions of leases with other tenants, if any, in the Building, such as attorneys' fees, audit fees, court costs, adverse judgments and similar expenses.

(28)    Any fines or penalties incurred by Landlord due to violations by Landlord of any Law.

F.    Proration of Operating Expenses; Adjustments. If Landlord incurs Operating Expenses for the Building together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Building and the other buildings or properties. If the Building is not at least 100% occupied during any calendar year or partial calendar year during the Term or if Landlord is not supplying services to 100% of the total Rentable Square Footage of the Building at any time during a calendar year or partial calendar year during the Term, Variable Operating Expenses for such period shall be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. The extrapolation of Operating Expenses under this Section shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that are impacted by changes in accordance with industry standards and/or GAAP, consistently applied. "Variable Operating Expenses" shall mean any Operating Expenses which, according to industry practice but depending on the specific situation of the Building, vary directly with the level of office occupancy of the Building (e.g., janitorial contract and electricity costs).

G.	Other Adjustments.

(I) Net Expenses - Operating Expenses shall be ''net" only, and shall therefore take into consideration all cash discounts, trade discounts, quantity discounts, rebates, refunds, credits, or other amounts actually received by Landlord or Landlord's managing agent, including any such related amounts from tenants of the Building/Property, for its purchase of or provision of any goods, utilities, or services;

(2)    Partial Year - Operating Expenses that cover a period of time not entirely within the Term of the Lease shall be prorated based on the actual number of days in the year included within the Term;

(3)    Cap    on    Increases    is    Controllable    Operating    Expenses Notwithstanding anything herein to the contrary, following the end of the first full calendar year during the Term, Controllable Operating Expenses (as hereinafter defined) shall not increase by more than four percent (4%) per annum on a compounded basis. "Controllable Operating Expenses" are Operating Expenses which are within the reasonable control of Landlord and exclude costs such as (but not limited to) utilities, appropriate repairs, Taxes, increases due to changes in minimum wages and other expenses and cost increases not within the reasonable control of Landlord.    As an illustration only, if Controllable Operating Expenses in 2014 are $20,000, the cap on Controllable Operating Expenses would be $20,800 in 2015, $21,632 in 2016, $22,497 in 2017, etc.

(4)    Landlord shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discount. Landlord shall not collect in excess of one hundred percent (100%) of all Landlord's Operating Expenses. Landlord shall not recover, through Operating Expenses, any item of cost more than once.

H.    Audit Rights. Within 120 days after Landlord famishes its Reconciliation Statement for the immediately-preceding calendar year (the "Audit Election Period''), Tenant may, by written notice to Landlord, elect at Tenant's expense (except as hereinafter expressly provided), to inspect and/or audit Landlord's Operating Expenses for such immediately preceding calendar year (and, if Tenant concurrently so elects, the calendar year immediately preceding such (first) immediately-preceding calendar year) as well as all other Rent payable by Tenant pursuant to the Lease to ensure the Landlord is complying with the requirements of this Lease. Pursuant to the foregoing, Landlord shall be obligated to retain its records with respect to Operating Expenses for any year during the Term of this Lease, until two (2) years following the expiration of such year. Within fifteen (15) Business Days of Tenant's written notice to Landlord of its election to review Landlord's books and records, Landlord shall make available to Tenant or Tenant's authorized representative upon prior appointment a full and complete copy of the Building/Property's general ledger, and all escalation worksheets and their supporting documentation for the year being reviewed. General ledgers shall be the type printed from Landlord's particular computerized accounting system which reflect: (1) the full year's listing of expenses with such expenses listed under its applicable account (which account has its name and number clearly specified) and with each account's expenses summarized via account balances, (2) for each expense, the date of the expense, the payee/vendor, the amount (including debits and credits), and the transaction description (reflecting an explanation of what the expense was for), and (3) the various income accounts indicating the income items which were received and applied during the year. If, after the review of such documentation,

Tenant reasonably desires additional information of Landlord's books and records including but not limited to, invoices paid by Landlord or service contracts, Landlord shall cooperate with Tenant making all pertinent records available to Tenant, Tenant's employees and agents for inspection. Tenant, its employees and agents shall be entitled to make and retain photostatic copies of such records provided that Tenant, its employees and agents keep such copies confidential and do not show or distribute such copies to any other tenants in the Building/Property. Tenant's right to perform such an audit shall be subject to the following additional conditions: (i) there is no uncured Event of Default under this Lease; (ii) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (iii) in no event shall the audit be performed by a firm retained on a "contingency fee" basis; (iv) the audit shall commence within 30 days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within 90 days after commencement; (v) the audit shall be conducted during Landlord's normal business hours at the location in Houston, Texas where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord's business;
(vi) Tenant's accounting firm shall treat any audit in a confidential manner and shall execute a confidentiality agreement for Landlord's benefit in reasonable form prior to commencing the audit; and (vii) the accounting firm's audit report shall, at no charge to Landlord, be submitted in draft form for Landlord's review and comment before the Final Audit Report (defined below) is delivered to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. The election by Tenant to perform an audit shall not be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including the OE Payment. Landlord shall credit any overpayment determined by the final audit report which has been approved by Tenant and Landlord, such approval not to be unreasonably withheld, conditioned or delayed (the "Final Audit Report") against the next Rent due and owing by Tenant or, at Landlord's option (and in any case if no further Rent is due or will become due), refund same directly to Tenant within 30 days of such determination. Likewise, Tenant shall pay Landlord any underpayment determined by the Final Audit Report within 30 days of such determination. The results of the Final Audit Report shall be binding upon Landlord and Tenant. If the Final Audit Report discloses that the OE Payment paid by Tenant for the period in question or of other Rent paid by Tenant for the period in question has been overstated by more than 5% then, in addition to repaying such overpayment to Tenant as provided above, Landlord shall also pay the reasonable out-of-pocket costs incurred by Tenant in connection with such audit. The foregoing obligations shall survive the expiration or termination of this Lease. Notwithstanding anything herein to the contrary, in no event may Tenant audit Landlord's Operating Expenses for the same calendar year more than one time. If Tenant does not give written notice of its election to audit Landlord's Operating Expenses during the Audit Election Period, Landlord's Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to contest the same. The right to audit granted hereunder shall not be available to any subtenant under a sublease of the Premises.

5.	Tenant's Use of Premises.

A.    Permitted Use. The Premises shall be used only for general office use (the "Permitted Use") and for no other use whatsoever. Tenant shall not use or permit the use of any portion of the Premises for any purpose which is illegal, creates obnoxious odors (including tobacco smoke), noises or vibrations, is dangerous to persons or property, could increase Landlord's insurance costs, or which, in Landlord's reasonable opinion, interferes with the rights of other tenants of the Building or the operation or maintenance of the Property. Except as provided below, the following uses are expressly prohibited in the Premises: schools, government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; radio, television or other telecommunications broadcasting; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord's reasonable opinion, impair the reputation or quality of the Building, overburden any of the Building systems, Common Areas or parking facilities (including any use which would create a population density in the Premises which is in excess of the density which is standard for the Building); impair Landlord's efforts to lease space, or otherwise interfere with the operation of the Property. Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises only so long as they do not, in the aggregate, occupy more than 50% of the Rentable Square Footage of the Premises or any single floor (whichever is less): (A) the following services provided by Tenant exclusively to its employees: coffee bars, lunch rooms, kitchen facilities and vending machines and similar employee services; and (B) the following services directly and exclusively supporting Tenant's business: training and other educational services; telemarketing; reservations; storage; data processing; and similar support services.

B.	Compliance with Laws.

(1)    By Tenant. Tenant shall comply with all Laws regarding the operation of Tenant's business in the Premises and the use, condition, configuration and occupancy of the Premises and the use by any Tenant Party of the Common Areas. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices Tenant receives regarding a violation or alleged or potential violation of any Laws with respect to the Premises. Tenant shall comply and shall use commercially reasonable efforts to cause all Tenant Parties (defined in Article 13) and their respective agents, contractors, subcontractors, employees, and subtenants who enter the Building to comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations (or modifications thereto) of which Landlord gives written notice to Tenant from time to time (collectively, the "Rules"), to the extent such Rules are generally and in good faith applied and enforced against other similarly-situated tenants and occupants of the Building; provided that in the event of a direct conflict between the Rules and any express provision of this Lease, the latter shall control. Landlord will use commercially reasonable efforts to apply and enforce the Rules in a non-discriminatory manner against all similarly-situated tenants and occupants of the Building and Property. Notwithstanding the foregoing, Tenant shall not be required to make any structural changes in order to comply with any law, ordinance, rule or regulation or with any recommendation of Landlord's fire insurance rating organization unless the same is required by Tenant's particular use of the Premises.

(2)    By Landlord. Landlord covenants that, as of the Commencement Date of this Lease, there will be no violations of any laws, ordinances, rules or regulations of insurance rating organizations which would materially affect Tenant's use or occupancy of the Premises (provided that this covenant by Landlord does not extend to any such violation arising out of Tenant Work).

Landlord shall comply with all Laws (including, without limitation, the ADA as it affects (i) the Common Areas, (ii) the elevator call buttons and elevator signal devices within the Building elevator lobbies (including those elevator lobbies located within the Premises) in its management and operation of the Property and (iii) the Base Building Work (as defined in the Work Letter).

C.    Tenant's Security Responsibilities. Tenant shall at its expense (1) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Parties and any of Tenant's transferees, contractors or licensees in the Common Areas and parking facilities of the Building and Property, from unlawful intrusion, theft, fire and other hazards; (2) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (3) cooperate with Landlord on Building safety matters. Tenant shall have the right to install security systems (including electronic swipe cards or other similar systems) for the Premises, provided Tenant shall provide Landlord with security passes for access to the Premises. Provided Tenant complies with Laws, Tenant may design its access system to utilize the Building stairwells for access between full floors leased by Tenant. The costs for any such security systems shall be paid by Tenant (such costs may be paid from the Allowances (as defined in the Work Letter)).

6.Landlord-Provided Security. During the Term of this Lease, Landlord shall provide access control services for the Building and the Building Garage (consisting of an electronic card access system controlling main Building access points) and, during Normal Business Hours, manned security guard service on the Property. Landlord also shall be responsible for providing lighting on the exterior of the Building and the Building Garage after dark and before sunrise, 7 days a week. However, Tenant acknowledges that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property. TENANT SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE, LANDLORD HAS NO DUTY TO PROVIDE SECURITY FOR ANY PORTION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE PREMISES AND THE COMMON AREAS. NOTWITHSTANDING ANYTIDNG HEREIN TO THE CONTRARY, TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT LANDLORD PROVIDES ANY SECURITY IN THE COMMON AREAS OR OTHER PORTIONS OF THE PROPERTY LANDLORD IS NOT WARRANTING OR REPRESENTING THE EFFICACY OF ANY SUCH SECURITY PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT.

7.	Services Furnished by Landlord.

A.    Standard Services. Landlord agrees to furnish (or cause a third party provider to furnish) the following services to Tenant during the Term at no additional cost to Tenant (i.e., other than through the OE Payment), except as otherwise specified below:

(1)    Running cold and hot water service for use in the Building Standard lavatories on each floor on which the Premises are located, and sanitary sewer service for such lavatories.

(2)    Heat, ventilation and air conditioning ("HVAC') during Normal Business Hours, sufficient to provide for Tenant's "comfortable occupancy of the Premises". For purposes of this Section, "comfortable occupancy of the Premises" shall mean temperatures (averaged for the entire Premises) of 70 to 74 degrees Fahrenheit in the winter when outdoor conditions are no less than minus 10 degrees Fahrenheit dry bulb, and 74 to 78 degrees Fahrenheit in the summer, indoor relative humidity 50%, when outdoor conditions are no greater than 95 degrees Fahrenheit dry bulb or 75 degrees Fahrenheit wet bulb, provided that the density of Tenant's occupancy on any floor of the Premises shall not exceed one person per 150 square feet of usable area. Tenant, upon such notice as is reasonably required by Landlord may request HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord for such additional service at the Hourly HVAC Charge per requested hour of operation per floor. The "Hourly HVAC Charge" shall mean the per-hour actual cost to Landlord to provide such after-hours HVAC system as reasonably calculated by Landlord. As of the Effective Date, Landlord estimates (but does not warrant, represent or covenant) that the actual cost per HVAC air-handler for after-hours HVAC service during the first twelve (12) months of the Term will be $40.00 per hour.

(3)	Maintenance and repair of the Property as described in Section 9.B.

(4)    Janitorial service 5 days per week (excluding Holidays) outside of Normal Business Hours in substantial accordance with cleaning specifications established by Landlord from time to time which are generally consistent with cleaning specifications for Comparable Buildings. If Tenant's use of the Premises, floor covering or other improvements requires special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services.

(5)    Elevator service, subject to proper authorization and Landlord's policies and procedures for use of the elevator(s) in the Building.
(6)    Exterior window washing at such intervals as reasonably determined by Landlord.
(7)    Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article 8.

(8)    Electric lighting service for all Common Areas and service areas of the Property during Normal Business Hours and before or thereafter as required by Law or prudent safety standards.

(9)    Replacement of light bulbs, tubes and ballasts (provided that Tenant shall pay Landlord's actual material cost for the replacement of non-Building standard bulbs, tubes and ballasts in the Premises).

(10)    Functional and operational Building-standard men's and women's restrooms (one of each to be located on each floor of the Building on which the Premises are located) including the furnishing of soap, paper towels, and toilet tissue and, if necessary, the repair and/or replacement of plumbing fixtures and faucets.

(11)    Riser space as provided in Section 8.D to the Premises to enable Tenant to install Telecommunication Services in the Premises.

(12)	Visitor parking in accordance with the requirements of this Lease.

(13)    Lighted common stairs, common entries and restrooms in the Building necessary for the use of the Premises at all times that the Premises are being used for the Permitted Use.

The services described in clauses (1), (2), (5), (7), (8), (10), (11), (12), and (13) shall be provided 24 hours per day, seven (7) days per week (except as otherwise provided in the applicable subsection), and all of the services described above shall be consistent with the standards of Comparable Buildings. Landlord shall manage, maintain and operate the Property in a first-class and professional manner consistent with the standards of Comparable Buildings. For purposes of this Lease, the term "Comparable Buildings" shall mean other Class "A" buildings of comparable size in the Energy Corridor submarket of Houston, Texas.

B.    Service Interruptions. In the event of an interruption of any of the following services to the Premises caused by Landlord, its agents or employees: (1) electrical service, (2) HVAC service, (3) elevator service to the floor(s) on which the Premises are located, (4) water and plumbing, (5) janitorial, (6) Building Standard restrooms on the floors on which the Premises is located and on which Tenant is operating, and (7) more than 25% of the parking spaces to be provided by Landlord to Tenant in accordance with this Lease (collectively, the "Essential Services"), a closure of the Building, or any similar condition, Landlord shall diligently use commercially reasonable efforts to promptly restore such services and/or reopen the Building, and if such interruption or closure continues for 5 consecutive days or longer, then the Base Rent and Additional Rent hereunder will abate effective as of the date of the commencement of such interruption in direct proportion to the portion of the Premises which is directly and adversely affected by such interruption. In the event the Essential Services are interrupted for 180 or more consecutive days through no fault of Tenant, any of the other Tenant Parties or Tenant's contractors, then, (subject to Sections 16 and 17) Tenant will have the right to terminate the Lease upon written notice to Landlord given on or before 30 days after the expiration of such 180 day period and prior to the restoration of the Essential Services to the Premises. SUBJECT TO SECTIONS 16 AND 17 AND PROVIDED THAT LANDLORD IS USING COMMERCIALLY REASONABLE EFFORTS TO RESTORE SUCH SERVICES TO THE PREMISES, EXCEPT AS EXPRESSLY SET FORTH IN THE TWO PRECEDING SENTENCES, NO SERVICE INTERRUPTION SHALL RENDER LANDLORD LIABLE TO TENANT, CONSTITUTE A CONSTRUCTIVE EVICTION OF TENANT, GIVE RISE TO AN ABATEMENT OF RENT, OR RELIEVE TENANT FROM THE OBLIGATION TO FULFILL ANY COVENANT OR AGREEMENT, EVEN
IF CAUSED BY THE NEGLIGENCE OF LANDLORD, ITS AGENTS, EMPLOYEES OR CONTRACTORS.

C.    Third Party Services. If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, such as private security systems or telecommunications services serving the Premises, Tenant shall procure such service directly from a reputable third party service provider which has been approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (a "Provider") for Tenant's own account.

Tenant shall require each Provider serving Tenant to comply with the Rules and all Laws. Tenant acknowledges Landlord's current policy that requires all Providers utilizing any area of the Property outside the Premises to be approved by Landlord and to enter into a written agreement reasonably acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord written notice sufficient for such purposes

8.	Use of Electrical Services by Tenant.

A.    Landlord's Electrical Service. At no additional charge to Tenant and as part of Landlord's Base Building Work, as defined in Exhibit D, Landlord shall provide electrical facilities (including transformers and panels) to the Premises as provided in Exhibit D-2 - Base Building Specifications and Building Standard electrical power as provided in Exhibit D-2. The cost of any electrical capacity (including without limitation additional transformers and/or panels) and/or consumption in the Premises in excess of that set forth in Exhibit D-2 shall be paid in accordance with Section 8.C. The furnishing of electrical services to the Premises shall be subject to the rules, regulations and practices of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. EXCEPT FOR TENANT'S RIGHTS AND REMEDIES UNDER SECTION 7.B
ABOVE, LANDLORD SHALL NOT BE LIABLE OR RESPONSIBLE TO TENANT FOR ANY LOSS, DAMAGE OR EXPENSE WIDCH TENANT MAY SUSTAIN OR INCUR IF EITHER THE QUANTITY OR CHARACTER OF THE ELECTRICAL SERVICE IS CHANGED OR IS NO LONGER AVAILABLE OR NO LONGER SUITABLE FOR TENANT'S REQUIREMENTS, UNLESS AND TO THE EXTENT DUE TO THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LANDLORD, ITS AGENTS OR EMPLOYEES.

B.    Selection of Electrical Service Provider. Landlord shall have and retain the sole right to select the provider of electrical services to the Building and/or the Property so long as Landlord is acting in good faith in selecting such provider. Subject to the foregoing, to the fullest extent permitted by Law, Landlord shall have the continuing right to change such utility provider. All charges and expenses incurred by Landlord due to any such changes in electrical services, including maintenance, repairs, installation and related costs, shall be included in the electrical services costs referenced in Section 4.D(10), unless paid directly by Tenant.

C.    Submetering; Excess Electrical Service. Landlord may, at any time and from time to time, calculate Tenant's actual electrical consumption in the Premises by a survey conducted by a reputable consultant selected and paid by Landlord, said costs not to be included in Operating Expenses. Alternatively, Landlord shall have the continuing right, upon 30 days written notice, to install submeter(s) for the Premises at Landlord's expense, and said expense shall not be included in Operating Expenses. Without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant's use of electrical service shall not exceed, in voltage, rated capacity, or overall load, that set forth in Exhibit D-2. If Tenant requests permission to consume electrical service in excess of that set forth in Exhibit D-2, Landlord may condition consent upon reasonable conditions (including without limitation the installation of utility service upgrades and additional transformers, panels, meters, submeters, air handlers and/or cooling units). The costs of the installation, maintenance, repair and replacement of any approved additional capacity and/or consumption shall be paid by Tenant. If submetering is installed for the Premises, Landlord may charge for Tenant's actual electrical consumption in excess of that set forth in the first sentence of Section 8.A monthly in arrears for the kilowatt hours used, at a rate per kilowatt hour equal to that charged to Landlord by the provider of electrical service to the Building during the same period of time, except as to electricity directly purchased by Tenant from third party providers after obtaining Landlord's consent to the same. In the event Landlord is unable to determine the exact kilowatt hourly charge during the period of time, Landlord shall use the average kilowatt hourly charge to the Building for the first billing cycle ending after the period of time in question. Even if the Premises are submetered, Tenant shall remain obligated to pay Tenant's Pro Rata Share of the cost of electrical services as provided in Section '1l. ID(1 0), except that Tenant shall receive a credit against electrical services costs equal to that portion of the amounts actually paid by Tenant separately and directly to Landlord which is attributable to Building- standard electrical services submetered to the Premises.

D.    Riser Space. During the Term, Landlord will provide Tenant with a reasonable portion of the riser and conduit space to enable connectivity from the telecom points of entry in the Building to the Premises, and from the Premises to the roof of the Building, at no additional charge by Landlord to Tenant or Tenant's Provider, but subject to Landlord's prior written approval of Tenant's plans and specifications with respect thereto, which approval shall not unreasonably be withheld, conditioned or delayed. In no event shall the area allocated to Tenant be less than Tenant's Pro-Rata Share.

E.    Telecommunications Equipment: Landlord shall not charge Tenant for any conduit space required in order to connect Tenant's voice/data cabling serving the Premises between floors in the Building, the roof of the Building, or to any Provider. Landlord will not charge any Provider for access to the Building.

F.    Rooftop Rights. During the Term, Landlord will provide Tenant with access to and use of Tenant's Pro Rata Share of the roof of the Building for installation of microwave dishes, earth satellite disks and/or whip antennae, at no additional charge by Landlord to Tenant, subject to compliance by Tenant with all applicable Laws, restrictive covenants and Rules (including without limitation that no such equipment shall interfere with Landlord's and/or any other tenant's roof top equipment) and Landlord's prior written approval of Tenant's plans and specifications with respect thereto and Landlord's prior written approval of the location of any such equipment. Tenant shall at no cost or expense to Landlord install, maintain, repair and within 30 days after the expiration or earlier termination of this Lease remove (unless otherwise requested by Landlord) all such equipment. Subject to Section 15, Tenant shall be responsible for (and within thirty (30) days of written demand shall pay to Landlord all costs with respect to) any damage to the roof or risers (and for any damage to any other equipment or installations on or in the roof or risers) to the extent arising out of such use of the roof and riser space by Tenant.

9.	Repairs and Alterations, LEED Certification.

A.    Tenant's Maintenance and Repair Obligations. Tenant shall keep the Premises and all equipment, cabling, lines and facilities owned, leased or licensed by Tenant located in the Premises and/or in the risers or on the roof described in Section 8.C, D, E and/or F above in good condition and repair, ordinary wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the benefit of Tenant whether located in the Premises or in other portions of the Building or Property; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations (defined below) performed by contractors retained by Tenant including related HVAC balancing; and (9) all of Tenant's furnishings, trade fixtures, equipment and inventory. Prior to performing any such repair obligation that will cost greater than $20,000, impact any structural or exterior element of the Premises or the Building or any HVAC, plumbing or electrical facility of the Premises or the Building, or which would be visible from outside the Premises, Tenant shall give written notice to Landlord describing the necessary maintenance or repair. Upon receipt of such notice, Landlord may elect either to perform any of the maintenance or repair obligations specified in such notice, or require that Tenant perform such obligations by using contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, all at Tenant's expense. All work to be performed by Tenant shall be performed at Tenant's expense in accordance with the rules and procedures described in Section 9.C below. If Tenant fails to make any repairs to the Premises for more than 20 days after notice from Landlord (although notice shall not be required if there is an emergency) or for such longer period of time as may be reasonably necessary so long as Tenant commences such repairs within such 20-day period and diligently pursues such repairs to completion, Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay to Landlord the reasonable cost of the repairs within 30 days after receipt of an invoice together with an administrative charge in an amount equal to 10% of the cost of the repairs.

B.    Landlord's Maintenance and Repair Obligations. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon, in accordance with the standards of Comparable Buildings:    (1) structural elements of the Building; (2) Building standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Common Areas and/or within the Premises (or in the case of HVAC, to the VAV boxes installed by Landlord in the Premises as part of the Landlord Work); (3) Common Areas; (4) the roof and foundation of the Building; (5) curtain wall and exterior windows of the Building; (6) elevators serving the Building, and (7) the Building Garage. Landlord shall promptly make repairs (taking into account the nature and urgency of the repair) for which Landlord is responsible. Subject to Section 15, if any of the foregoing maintenance or repair is necessitated due to the negligence or intentional misconduct of any Tenant Party or any contractor of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Landlord shall cause the Building-standard restrooms in the Premises, the VAV boxes installed by Landlord in the Premises as part of the Landlord Work and sprinklers (whether or not on a floor leased solely by Tenant), to be maintained on a routine basis and repaired as needed.    If Landlord fails to perform any

maintenance or repair obligation to be performed by it under this Lease within the Premises following a period of 20 days after Landlord's receipt of written notice from Tenant of such failure (except that if such failure cannot reasonably be cured within such 20 day period, the period will be extended, provided that Landlord commences to cure such failure within such 20 day period, and proceeds diligently thereafter to seek to effect such cure), then Tenant may, but shall not be obligated, if such Landlord failure continues after the expiration of a second 10 day written notice to Landlord, to cause the performance of such maintenance and repair obligations within the Premises, and all actual but reasonable costs and expenses incurred by Tenant in connection therewith (together with an administrative charge thereon equal to 15% of such costs and expenses), shall thereupon be due and payable from Landlord to Tenant within 30 days after Landlord's receipt of (a) a written invoice for same, (b) supporting documentation evidencing the work performed and Tenant's payment in full for same, and (c) final releases of lien and/or lien waivers for said work.

C.	Alterations.

(1)    When Consent Is Required. Except for the Tenant Work, which shall be governed by the Work Letter, Tenant shall not make alterations, additions or improvements to the Premises or other portions of the Building (collectively, ''Alterations") without first obtaining the written consent of Landlord in each instance, which shall not unreasonably be withheld, conditioned or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Minor Alteration"): (a) interior work of a cosmetic nature, such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from outside the Premises or Building; (c) will not adversely affect the systems or structure of the Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Work to install any Cable in the Premises shall be considered a Minor Alteration provided neither such work nor the Cable causes any damage to the Premises or Building.

(2)    Requirements For All Alterations, Including Minor Alterations. Prior to starting work on any Alteration, Tenant shall furnish to Landlord for review and (except with respect to Minor Alterations, for which Landlord's approval shall not be required) approval, which approval shall not unreasonably be withheld, conditioned or delayed: plans and specifications; names of proposed contractors (provided that Landlord may require Tenant to use a contractor designated by Landlord, or choose from two (2) or more contractors designated by Landlord, with respect to Building systems); copies of contracts; necessary permits and approvals; and evidence of contractors' and subcontractors' insurance complying with the Rules. Changes to the plans and specifications for any Alteration (except a Minor Alteration) must also be submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed. Some of the foregoing requirements may be waived by Landlord for the performance of specific Alterations; provided that such waiver is obtained in writing prior to the commencement of such Alteration; and Landlord's waiver on one occasion shall not waive Landlord's right to enforce such requirements on any other occasion. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of Alterations in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Without limitation of the foregoing, Landlord may require that certain work that causes noise or disruption to other tenants such as floor drilling be done after Normal Business Hours. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for the reasonable, actual out-of-pocket sums paid by Landlord for third party examination of Tenant's plans and specifications for Alterations (except Minor Alterations). There shall be no charge (other than as included in Operating Expenses) for Building Standard services provided to Tenant's contractors; provided that Landlord may charge its customary rates for HVAC and security provided to or for Tenant's contractors outside of Normal Business Hours. Tenant shall on a timely basis, but no later than 30 days after completion of any Alteration, provide Landlord with "as-built" plans and specifications in a paper or then current electronic CAD format to the extent prepared by or for Tenant, its architects, engineers or contractors, and no later than 30 days after completion of any non-Minor Alteration, Tenant shall furnish to Landlord completion affidavits, full and final waivers of liens, receipts and bills covering all labor and materials with respect to same. Tenant shall assure that all Alterations comply with all insurance requirements and Laws.

(3)    Landlord's Liability For Alterations. Landlord's approval of an Alteration shall not be a representation or warranty by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. Tenant acknowledges that Landlord is not an architect or engineer, and that the Alterations will be designed and/or constructed using Tenant's independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Laws or be free from errors or omissions, or that the Alterations will be free from defects, and Landlord will have no liability therefor.

D.    LEED Certification. Landlord shall use commercially reasonable efforts to cause the Building to obtain at least a "Silver" certification for new construction core and shell issued by the U.S. Green Building Council's Leadership in Energy and Environmental Design ("LEED") rating system, or if such certification or rating system shall be discontinued, then an equivalent certification reasonably designated by Landlord (the "Core and Shell LEED Standard''). Landlord shall use commercially reasonable efforts to cause the Building thereafter to maintain throughout the Term at least a "Silver" certification for operations and management of the Building by LEED, or if such certification or rating system shall be discontinued, then an equivalent certification designated by Landlord (the "O&M LEED Standard"). If for Landlord to maintain the O&M LEED Standard tenants in the Building will need to operate their respective premises in certain respects to achieve such standard then, notwithstanding anything herein to the contrary, and for so long as Landlord is using commercially reasonable efforts to cause the Building to maintain the O&M LEED Standard, Tenant will comply with Landlord's reasonable Rules to help maintain the O&M LEED Standard.

10.    Entry by Landlord. Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises to prospective lenders, buyers and (during the last 12 months of the Term) tenants, to clean and make repairs, alterations or additions to the Premises in accordance with this Lease, and/or to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with no less than 24 hours prior notice of entry into the Premises (which may be given orally). Tenant, at its option, may have a representative of Tenant accompany Landlord's access to the Premises. During each entry, Landlord shall use reasonable good faith efforts to minimize interference with Tenant's use of the Premises and inconvenience, annoyance or disturbance to Tenant and Tenant's business. Entry by Landlord for any such purposes shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent, except as otherwise expressly provided in this Lease.

Notwithstanding the foregoing, if any entry by Landlord into the Premises (other than pursuant to Articles 16 or 117 or to cure a default by Tenant under this Lease) materially interferes with
Tenant's use and enjoyment of the Premises for more than 5 consecutive Business Days from receipt by Landlord of written notice thereof from Tenant, Tenant shall have the right to abate the Base Rent and Additional Rent otherwise payable under this Lease inf roportion to such interference with Tenant's use and enjoyment of the Premises from the 6t such consecutive
Business Day until such interference ceases; and if such interference shall continue for more than 60 consecutive Business Days, Tenant shall have the right to terminate this Lease upon written notice thereof from Tenant to Landlord given on or before 10 days after the expiration of such 60th Business Day or the date such interference ceases.

11.	Assignment, Transfer and Subletting.

A.    Landlord's Consent Required. Subject to the remaining provisions of this Article H, but notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall not assign, transfer or encumber any interest in this Lease (either absolutely or collaterally) or sublease, license or otherwise convey any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that, without limitation, Landlord's withholding of consent shall not be considered unreasonable if: (1) the proposed transferee's financial condition does not meet the financial criteria Landlord then uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee is a governmental organization; (3) the proposed transferee is a then-current occupant of the Property and the Landlord has the ability to meet such occupant's space needs; (4) Landlord is otherwise engaged in lease negotiations with the proposed transferee for other premises in the Property; (5) any uncured Event of Default then exists under this Lease; (6) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (7) the proposed transferee's use of the Premises conflicts with the Permitted Use or any exclusive use or use restriction rights granted to any other tenant in the Building; (8) the use, business activities or reputation in the business community of the proposed transferee (or its principals, employees or invitees) does not meet Landlord's reasonable standards for Building tenants; (9) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust qualification tests applicable to Landlord or its Affiliates; (10) the proposed transferee is or has been involved in litigation with Landlord or any of its Affiliates; or (11) the proposed transferee is to be an assignee of this Lease and such transferee has not agreed in writing to assume all obligations of Tenant under this Lease arising after the effective date of such transfer. Notwithstanding anything herein to the contrary, Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole and exclusive remedy with respect to this Section 11 shall be an action to enforce specific performance or for a declaratory judgment. Any attempted Transfer in violation of this Article is voidable at Landlord's option.

B.Consent Parameters/Requirements. As part of Tenant's request for, and as a condition to Landlord's evaluation of Tenant's request to a Transfer, Tenant shall provide Landlord with the following information regarding the proposed Transfer: (1) applicable commencement and expiration dates, (2) a description of the affected space, (3) the proposed rental rates and relevant business terms, (4) the name/identity and then current audited or certified financial statements and cash flow statements of the proposed transferee, and (6) a copy of the proposed Sublease/Assignment Agreement to be used to consummate the transaction. Upon receipt of said information, Landlord will have no greater than 10 Business Days to respond in writing that it either (1) accepts the terms of the proposed agreement or (2) rejects Tenant's request, in which case Landlord's notice must also include a written explanation for refusing consent. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. Unless otherwise expressly agreed in writing by Landlord, no Transfer or Permitted Transfer shall release or relieve the transferor-Tenant from any obligation under this Lease, nor shall the acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of the transferor-Tenant from any of its obligations or liabilities under this Lease. Tenant shall reimburse Landlord for Landlord's actual reasonable third party costs and expenses (including reasonable attorney's fees) in connection with Landlord's review and consideration of any request to a Transfer; however, in no event shall Tenant's liability for such third party costs exceed $1000 per proposed Transfer.

C.Payment to Landlord. If the aggregate gross consideration paid to a Tenant Party for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), Tenant shall pay Landlord 40% of such excess (without reduction for expenses incurred in connection with such transfer). Tenant shall pay Landlord Landlord's share of any such excess within 30 days after Tenant's receipt of such excess consideration. If any uncured Event of Default exists under this Lease, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received, but not to exceed the amount payable by Tenant under this Lease.

D.Change in Control of Tenant. Except for a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and if the entity which owns or controls a majority of the voting shares/rights in Tenant at any time sells or disposes of such majority of voting shares/rights, or changes its identity for any reason (including a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as, both before and after the Transfer, Tenant is an entity whose outstanding stock is listed on a recognized U.S. securities exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

E.No Consent Required. Tenant may assign its entire interest under this Lease to its Affiliate/Successor or sublease all or any portion of the Premises to its Affiliate/Successor without the consent of Landlord, provided that all of the following conditions are satisfied in Landlord's reasonable discretion (a "Permitted Transfer"): (1) no uncured Event of Default exists under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) such Affiliate or Tenant's successor shall have a tangible net worth which is at least equal to the greater of Tenant's tangible net worth at the date of this Lease or Tenant's tangible net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization;
(4)no portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) such Affiliate's or Tenant's successor's use of the Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) neither the Transfer nor any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or its Affiliates; (7) such Affiliate or Tenant's successor is not and has not been involved in litigation with Landlord or any of Landlord's Affiliates; and (8) Tenant shall give Landlord written notice within 10 days after the effective date of the Transfer along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this Section 11.E have been satisfied, including if applicable, the qualification of such proposed transferee as an Affiliate of Tenant. The term ''Affiliate/Successor" means any parent, subsidiary, Affiliate or successor entity of the transferor-Tenant. The term "Affiliate" means any person or entity controlling, controlled by or under common control with Tenant, Landlord or relevant third party, as applicable. If requested by Landlord, the Affiliate of Tenant or Tenant's successor shall sign a commercially reasonable form of assumption agreement.

F.Business Affiliate. Notwithstanding any contrary provision of this Section 11 except subsection H.G, Tenant shall have the right, without Landlord's consent, but on prior written notice to Landlord, to sublease, license or let, on a temporary basis, up to an aggregate of 25% of the Premises to individuals, clients, agents or independent contractors (each, a "Business Affiliate"), provided each such sublease, license or other occupancy agreement, as the case may be, to a Business Affiliate shall be on and subject to all of the following conditions: (i) Tenant shall have a business relationship (relating to the business of Tenant conducted in the Premises) with each such Business Affiliate; (ii) all such Business Affiliates shall be of a character and reputation consistent with the quality of the Building; (iii) no demising walls or separate entrances shall be constructed in the Premises in connection with any such sublease, license or occupancy agreement, as the case may be; (iv) such Business Affiliates shall use the Premises in conformity with all of the applicable provisions of this Lease; and (v) no signage naming such Business Affiliate shall be installed or placed outside of the Premises, except to the extent such signage is located on a directory board in the Building and is reasonably approved by Landlord and except for Building standard signage on the entry doors to such Business Affiliates' space, which signage (if any) shall be at Tenant's sole cost and expense. No such sublease, license or occupancy agreement, as the case may be, shall relieve Tenant from any liability under this Lease.

G.    No Net Income or Net Profits Transfer. Notwithstanding any contrary provision of this Section 11, without limiting Landlord's right to withhold its consent to any Transfer by Tenant, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises. There shall be no deduction from the rental payable under any sublease or other transfer nor from the amount thereof passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.

12.Liens. Tenant shall not permit mechanic's or other liens to be placed upon the Property, Building, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant, including without limitation the Tenant Work and any Alteration. If a lien is so placed, Tenant shall, within 20 days of demand from Landlord, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien within such 20 days, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for any amount paid by Landlord, including reasonable attorneys' fees, to bond or insure over the lien or discharge the lien.

13.	Indemnity.

A.    Subject to Article 15, Tenant shall hold Landlord, its trustees, Affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, Mortgagee(s) (defined in Article 25) and agents (including the manager of the Property) (collectively, "Landlord Parties") harmless from, and indemnify and defend (with counsel reasonably satisfactory to the indemnified party) such parties against, all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys' fees and other professional fees that may be imposed upon, incurred by or asserted against any of such indemnified parties (each a "Claim" and collectively "Claims") that arise out of or in connection with (1) any damage or injury occurring in the Premises on or after the Delivery Date, (2) the performance of any Tenant Work prior to the Delivery Date, EXCEPT TO THE EXTENT SUCH LIABILITIES IN (1) OR (2) ARE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF A LANDLORD PARTY or (3) a breach of this Lease by Tenant.

B.    Subject to Articles 15 and 20, Landlord shall hold Tenant, its trustees, Affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees and agents (collectively, "Tenant Parties") harmless from, and indemnify and defend (with counsel reasonably satisfactory to the indemnified party) such parties against, all Claims that arise out of or in connection with (1) any damage or injury occurring in or on the Common Areas or Building Garage on or after the Delivery Date, (2) the performance of any Landlord Work prior to the Delivery Date (subject however to the limitations on Landlord's warranties with respect to the Landlord Work in Section 3.C. above), EXCEPT TO

THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF A TENANT PARTY, TENANT'S ARCHITECT OR ANY CONTRACTOR OF TENANT, or (3) a breach of this Lease by Landlord.

14.	Insurance.

A.    Tenant's Insurance. Tenant shall throughout the Term maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense:

(1)    Commercial General Liability Insurance. Commercial general liability insurance applicable to the Premises and its appurtenances providing but not limited to property damage, bodily injury and personal injury, written on an occurrence basis, with a per occurrence limit of no less than $1,000,000 and $2,000,000 in the annual aggregate on a per location basis;

(2)    Commercial Property Insurance. Causes of loss-special form (formerly "all risk") property insurance, including but not limited to sprinkler leakage, ordinance and law, sewer back-up, flood, earthquake, windstorm and collapse, covering all above Building-standard leasehold improvements (i.e., above $45.00 per RSF in the Premises and excluding the Landlord Work) and Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property") in the amount of the full replacement cost thereof, and including business interruption insurance equal to 12 months rent or business income;

(3)    Commercial Automobile Liability Insurance. Business automobile liability insurance to cover all owned, hired and non-owned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000;

(4)    Worker's Compensation and Employer's Liability Insurance. Workers' compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and employers' liability insurance in an amount of at least $1,000,000 per occurrence;

(5)    Umbrella and Excess Liability Insurance. Umbrella liability insurance that follows form in excess of the limits specified in and are scheduled to the umbrella/access (1), (3) and (4-Employers' Liability only) above, of no less than
$10,000,000 per claim and in the aggregate;

Tenant may satisfy the limits required in this section by any combination of primary and excess polices.
(6)    Tenant's Vendors/Contractors. Tenant shall require any Vendors or Contractors that it shall hire to perform work and/or services on or in the Premises to procure similar insurance as required by Landlord of Tenant in this Lease including Landlord (or any successor), Landlord's property manager and Landlord's mortgagee (if any) and their respective members, principals, beneficiaries, partners, officers, directors, employees and agents and other designees of Landlord as the interest of such designees shall appear as "additional insureds", on Vendors and / or Contractors commercial general liability, automobile liability and umbrella liability (if any) policies.

Any company underwriting any of Tenant's Insurance or Landlord's Insurance shall have, according to A.M Best Insurance Guide, a Best's rating of not less than A and a Financial Size Category of not less than VIII. All commercial general liability, business automobile liability and umbrella liability insurance policies shall name Landlord (or any successor), Landlord's property manager, and Landlord's Mortgagee (if any), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents and other designees of Landlord as the interest of such designees shall appear as "additional insureds", but only with respect to liability arising out of an occurrence in or use of the Premises and/or Property by Tenant, and shall be primary with Landlord's policy being secondary and noncontributory. All commercial property policies shall name Landlord (or any successor), Landlord's property manager and Landlord's mortgagee (if any), and their respective members, principals, beneficiaries, partners, officers, directors, employees and agents and other designees of Landlord as the interest of such designee shall appear as "Additional Loss Payees" as their interest may appear, and shall be primary with Landlord's policy being secondary and noncontributory as respects leasehold improvements and Tenant's trade fixtures, equipment, furniture and personal property within the Premises. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of cancellation by the insurer, except for cancellation due to non-payment of premium, provided such endorsements are obtainable from Tenant's insurance providers on commercially reasonable terms. Tenant shall provide Landlord with a certificate of insurance and all required endorsements evidencing Tenant's Insurance prior to the earlier to occur of the Delivery Date or the date Tenant is provided access to the Premises for any reason, and upon renewals prior to the expiration of the insurance coverage. All of Tenant's insurance policies, endorsements and certificates will be on forms and (subject to the next paragraph) with deductibles and self-insured retention, if any, reasonably acceptable to Landlord. The limits of Tenant's insurance shall not limit Tenant's liability under this Lease.

B.	Landlord's Insurance. Throughout the Term, Landlord shall maintain:

(1) Commercial General Liability Insurance. Commercial general liability insurance applicable to the Property which provides, on an occurrence basis, in amounts of $1,000,000 per occurrence and $2,000,000 in the annual aggregate on a per location basis and primary coverage, with an additional $5,000,000 per occurrence and
$5,000,000 annual aggregate on a per location basis that can be satisfied by any combination of umbrella and excess liability coverage; and

(2)    Commercial Property Insurance. Causes of loss-special form (formerly "all risk") property insurance on the Building and Building Garage including all leasehold improvements in the amount of the replacement cost thereof, as reasonably estimated by Landlord (provided that Landlord may elect to exclude from such coverage all or any part of the replacement cost of foundations, footers and other underground improvements) (subject to a commercially reasonable deductible) and, to the extent available, insurance endorsements in order to repair, replace and re-commission the Building for re-certification in accordance with the Core and Shell LEED Standard. The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under Landlord's sole control. The limits of Landlord's insurance shall not limit Landlord's liability under this Lease.

(3)    Flood Insurance. Flood insurance covering the Building (and all leasehold improvements on the first floor of the Building) (subject to a commercially reasonable deductible) and, to the extent available, insurance endorsements in order to repair, replace and re-commission the Building for re-certification in accordance with the Core and Shell LEED Standard. The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under Landlord's sole control.

15.Mutual Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Tenant waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, Claim, action or causes of action against all Landlord Parties for any loss or damage to Tenant's business, any loss of use of the Premises, and any loss, theft or damage to Tenant's Property (including Tenant's automobiles or the contents thereof), INCLUDING ALL
RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY
LANDLORD PARTY, which loss or damage is (or would have been, had the insurance required to be carried by Tenant by this Lease, been maintained) covered by insurance. In addition, and notwithstanding anything in this Lease to the contrary, Landlord waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, Claim, action or causes of action against all Tenant Parties for any loss of or damage to or loss of use of the Property, any additions or improvements to the Property, or any contents thereof, INCLUDING ALL
RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY TENANT PARTY, which loss or damage is (or would have been, had the insurance required to be carried by Landlord by this Lease been maintained) covered by insurance.

16.	Casualty Damage.

A.    Repair or Termination by Landlord. If all or any part of the Premises are damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. Landlord shall have the right to terminate this Lease if: (1) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (2) more than 35% of the RSF of the Premises have been materially damaged and there are less than 2 years of the Term remaining as of the date of the casualty (and Tenant does not, within 15 Business Days after written notice of election by Landlord to terminate under this Subsection 16.A, exercise its next then-remaining Renewal Option, if any); or (3) an uninsured loss of the Building of more than $500,000 occurs notwithstanding Landlord's compliance with Section 14.B above. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 60 days after the date of the casualty. If Landlord does not terminate this Lease under this Section 16.A, Landlord shall commence promptly following the date of the loss and proceed with reasonable diligence to repair and restore the Building and/or the Premises (including, without limitation, the leasehold improvements) to substantially the same condition as existed immediately prior to the date of damage to the extent shown and described in plans and specifications which have been approved in writing by Landlord and Tenant, provided that Landlord shall not be obligated to spend more than $45.00 per RSF of the Premises for leasehold improvements in the Premises above Base Building Condition (as defined in Exhibit D).
B.    Timing for Repair; Termination by Either Party. If all or any portion of the Premises is damaged as a result of fire or other casualty, Landlord shall, within 30 days of the date of the loss, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date of damage, then regardless of anything in Section
16.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 Business Days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of any of the Tenant Parties. If neither party terminates this Lease under Section 16.A or this Section 16.B, then Landlord shall repair and restore the Premises in accordance with, and subject to the limitations of, Section 16.A.

C.    Abatement. In the event a material portion of the Premises is damaged as a result of a fire or other casualty, the Base Rent, Additional Rent and parking charges hereunder shall abate for the portion of the Premises that is damaged and not usable by Tenant until substantial completion of the repairs and restoration required to be made by Landlord pursuant to Section 16.A. Tenant, however, shall not be entitled to such abatement if the fire or other casualty was caused by the negligence or intentional misconduct of any of the Tenant Parties. LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE TO TENANT'S PROPERTY OR TO THE BUSINESS OF TENANT RESULTING IN ANY WAY FROM THE FIRE OR OTHER CASUALTY OR FROM THE REPAIR AND RESTORATION OF THE DAMAGE EXCEPT TO THE EXTENT DUE TO THE NEGLIGENCE OF ANY LANDLORD PARTY. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

17.    Condemnation. Either party may terminate this Lease if the whole or any material part of the Premises are taken or condemned for any public or quasi-public use under Law, by eminent domain or by purchase in lieu thereof (a "Taking''). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate this Lease under this Article 17, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives written notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted by Landlord. In addition, Base Rent, Additional Rent and parking charges for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property (excluding above Building standard leasehold improvements) and Tenant's reasonable relocation expenses, provided the filing of such claim does not diminish the award which would otherwise be receivable by Landlord.

18.	Events of Default.

A.    An "Event of Default” shall mean any of the following:

(1)    Tenant's failure to pay when due all or any portion of the Rent (and such failure continues for 10 days after written notice of such failure to Tenant ("Monetary Default').

(2)    Tenant's failure to perform any of the obligations of Tenant in the manner set forth in Sections 14, 24 or 25 and such failure continues for 5 Business Days after written notice of such failure to Tenant (a "Time Sensitive Default”).

(3)    Tenant's failure (other than a Monetary Default or a Time Sensitive Default) to comply with any covenant, warranty or representation of Tenant in this Lease, if the failure is not cured within 30 days after written notice to Tenant from Landlord; provided that if Tenant's failure to comply cannot reasonably be cured within such 30 days (or, if applicable, the shorter cure period provided in Section 9.A), Tenant shall be a11owed such additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within the 30 day period (or, if applicable, the shorter cure period provided in Section 9.A) following Landlord's initial written notice, and (2) Tenant diligently pursues to completion a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with the same specific term, provision or covenant of this Lease on 2 occasions during any 12 consecutive month period, Tenant's subsequent violation of the same term, provision or covenant during the same 12 consecutive month shall, at Landlord's option, be deemed an incurable Event of Default by Tenant

(4)    Tenant or any Guarantor becomes insolvent, files a petition for protection under the U.S. Bankruptcy Code (or similar Law) or a petition is filed against Tenant or any Guarantor under such Laws and is not dismissed within 60 days after the date of such filing, Tenant or any Guarantor becomes the subject of a receivership, or Tenant or any Guarantor makes a transfer in fraud of creditors, makes a general assignment for the benefit of creditors, or admits in writing its general inability to pay its debts when due.

(5)    The leasehold estate created by this Lease is taken by process or operation of Law.
B.    A "Landlord Default” shall mean (1) Landlord's failure to pay when due all or any portion of any sum that Landlord is required to pay Tenant under this Lease (and if no due date is specified herein, then within 30 days after Tenant's invoice or written demand to Landlord therefor), and such failure is not cured within 5 days after written notice to Landlord from Tenant; or (2) Landlord's failure (other than a monetary default) to comply with any covenant, warranty or representation of Landlord in this Lease, if the failure is not cured within
30 days after written notice to Landlord from Tenant; provided that if Landlord's failure to comply cannot reasonably be cured within such 30 days, Landlord shall be allowed additional time as is reasonably necessary to cure the failure so long as: (x) Landlord commences to cure the failure within the 30 day period following Tenant's initial written notice and (y) Landlord diligently pursues to completion a course of action that will cure the failure and bring Landlord back into compliance with this Lease.

19.	Remedies.

A.    Landlord's Remedies for an Event of Default. During the existence of any Event of Default, Landlord shall have the right without notice or demand (except as may be required by Law) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

(1)    Terminate this Lease;

(2)    Cure such Event of Default for Tenant at Tenant's expense (plus a 10% administrative fee);

(3)    Withhold, suspend or offset payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease or any other agreement;

(4)    Require all future payments to be made by cashier's check, money order or wire transfer after the first time any check is returned for insufficient funds; and/or

(5)    Recover such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law, including any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.
Notwithstanding anything to the contrary in (1) through (5) above, or elsewhere in this Lease, in order to physically dispossess Tenant from the Premises without Tenant's consent, Landlord must first obtain, from a court of competent jurisdiction, a judgment ordering that possession of the Premises be restored to Landlord.

B.	Measure of Damages.
(1)    Calculation. If Landlord either terminates this Lease or terminates Tenant's right to possession of the Premises, Tenant shall immediately surrender and vacate the Premises and pay Landlord on demand: (a) all Rent accrued through the date of termination; (b) interest on all unpaid Rent from the date due at a rate (the "Default Rate") equal to the lesser of (x) 5% per annum plus the prime rate of interest published from time to time in the Wall Street Journal or its successor publication (the "Prime Rate"), or (y) the highest interest rate permitted by applicable Law; (c) all expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including all reasonable legal expenses; (d) Costs of Reletting (defined below); and (e) all Landlord's Rental Damages (defined below). In the event that Landlord relets the Premises for an amount greater than the Rent due during the Term, Tenant shall not receive a credit for any such excess.

(2)    Definitions. "Costs of Reletting" shall include commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises including, without limitation, the cost of removing and storing Tenant's furniture, trade fixtures, equipment, inventory or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant's signage and other fixtures, making the Premises ready for a new tenant, including the cost of advertising, commissions, architectural fees, legal fees and leasehold improvements, and any allowances and/or concessions provided by Landlord; provided, however, Tenant shall only be responsible for the portion of such costs reasonably attributable to the Premises (if the new lease space is larger than the Premises) and only for that portion of the new lease term which coincides with the remaining portion of the Term (i.e., absent the Event of Default). "Landlord's Rental Damages" shall mean the total Rent which Landlord would have received under this Lease (had Tenant made all such Lease payments as required) for the remainder of the Term (i.e., absent the Event of Default) minus the fair rental value of the Premises for the same period, or, if the Premises are relet, the actual rental value (not to exceed the Rent due during the Term (i.e., absent the Event of Default)), both discounted to present value at the Prime Rate (defined below) in effect upon the date of determination. For purposes hereof, the "Prime Rate" shall be the prime rate published in the Money Rates column or section of the most recent issue of The Wall Street Journal, automatically adjusting with each change in the prime rate, or if such column, section or publication shall be discontinued, then the prime rate published in another publication reasonably selected by Landlord.

C.    Tenant Not Relieved from Liabilities. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. In addition, Tenant shall not be relieved of its liabilities under this Lease based upon minor or immaterial errors in the exercise of Landlord's remedies. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Tenant fails to pay any amount on or before the date due, Landlord shall be entitled to receive interest at the Default Rate on the unpaid item of Rent from the date due until paid; provided, however, such interest shall not be assessed upon the first such failure within any consecutive 12 month period if Tenant pays the amount due prior to such failure becoming a Monetary Event of Default. In addition, if Tenant fails to pay any item or installment of Rent on or before 5 days after the date due, Tenant shall pay Landlord an administrative fee equal to 5% of such past due Rent; provided, however, such fee shall not be assessed upon the first such failure within any consecutive 12 month period if Tenant pays the amount due prior to such failure becoming a Monetary Event of Default. However, in no event shall the charges permitted under this Section 16.C or elsewhere in this Lease, to the extent they are considered interest under applicable Law, exceed the maximum lawful rate of interest. If any payment by Tenant of an amount deemed to be interest results in Tenant having paid any interest in excess of that permitted by Law, then it is the express intent of Landlord and Tenant that all such excess amounts theretofore collected by Landlord be credited against the other amounts owing by Tenant under this Lease. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

D.    Tenant's Remedies for Landlord Default. Upon any Landlord Default, Tenant shall have the right without notice or demand (except as may be required by Law) to pursue any of its rights or remedies at Law or in equity. In addition, if the Landlord Default pertains to an obligation of Landlord within the Premises Tenant may upon not less than 3 Business Days prior written notice to Landlord cure such Landlord Default, in which event Landlord shall pay to Tenant within 30 days of demand (accompanied by third-party invoices and/or other reasonable backup information) Tenant's actual out of pocket costs in curing such Landlord Default (plus a 10% administrative fee).

E.    Mitigation of Damages. Upon an Event of Default or a Landlord Default, the non-defaulting party shall use commercially reasonable efforts to mitigate its damages. Without limitation of the foregoing, upon termination of this Lease or Tenant's right to possess the Premises due to an Event of Default, Landlord shall, use commercially reasonable efforts to mitigate damages by reletting the Premises, provided that Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to Section 10.A, or who (a) is a parent, subsidiary or other Affiliate of Tenant; (b) is not acceptable to any Mortgagee of Landlord to the extent such Mortgagee has a contractual right to consent to such prospective new tenant; (c) requires an unusual level of improvements to the Premises to be made at Landlord's expense; or (d) is unwilling to accept commercially reasonable market lease terms. Notwithstanding Landlord's duty to mitigate its damages as provided herein, Landlord shall not be obligated (x) to give any priority to reletting Tenant's space in connection with its leasing of space in the Building or any complex of which the Building is a part, or (y) to accept below market rental rates for the Premises.

F.    Waiver of Landlord's Lien. Landlord hereby waives all liens and security interests in Tenant's personal property in the Premises otherwise arising in favor of Landlord under Law for the payment and performance of Tenant's obligations under this Lease.

20.	Limitation of Liability.

A.    Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor or assign of Landlord) to Tenant (or any person or entity claiming by, through or under Tenant) shall be limited to the interest of Landlord in the Property, including without limitation, rents or other income from the Property (net of actual and reasonable operating costs including without limitation debt service and taxes, insurance and other reasonable operating expenses), the net proceeds from any taking of the Property, the net proceeds of casualty insurance not being used to repair or restore the Property, and the proceeds of any sale or other disposition of all or any portion of the Property (net of actual and reasonable transferor's costs with respect to such sale or other disposition) in each case only to the extent received by Landlord after the occurrence of the Landlord Default (collectively, "Landlord's Interest”). Tenant shall look solely to Landlord's Interest for the recovery of any judgment or award against Landlord; provided, however, in such event Tenant may also recover the amount of such final, non-appealable judgment or award through offset from Tenant's monthly payments of Rent.. The provisions contained above are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord· or any successor Landlord. Except to the extent provided in this Section 20.A as to Landlord, no Landlord Party shall be personally liable for any judgment or deficiency.

B.    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, TENANT HEREBY WAIVES ALL CLAIMS AGAINST ANY AND ALL LANDLORD PARTIES FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ACTUALLY OR ALLEGEDLY SUFFERED BY TENANT, INCLUDING LOST PROFITS AND BUSINESS INTERRUPTION.

C.    NOTWITHSTANDING ANYTIIIING TO THE CONTRARY CONTAINED IN TIDS LEASE, LANDLORD HEREBY WAIVES ALL CLAIMS AGAINST ANY AND ALL TENANT PARTIES FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ACTUALLY OR ALLEGEDLY SUFFERED BY LANDLORD, INCLUDING LOST PROFITS AND BUSINESS INTERRUPTION.

21.No Waiver. Neither party's failure to declare a default immediately upon its occurrence or delay in taking action for a default shall constitute a waiver of the default, nor shall it constitute an estoppel. Neither party's failure to enforce its rights for a default shall constitute a waiver of that party's rights regarding any subsequent default.
22.Tenant's Right to Possession. Provided Tenant pays the Rent and fully performs all of its other covenants and agreements under this Lease within the notice and cure periods provided herein, Tenant shall have the right to occupy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, all Mortgages, insurance requirements and applicable Laws. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of any Landlord Parties.
23.Tenant's Exclusive Rights. As long as (1) the original Tenant (including for these purposes any Affiliate/Successor of the original Tenant) leases and occupies at least 51% of the RSF in the Building, (2) such Tenant's business in the Premises includes engineering services, and (3) no Event of Default has occurred under this Lease, Landlord shall not lease space in the Building or (to the extent Landlord has a right of approval with respect thereto) approve a sublease or assignment for space in the Building, to AECOM, Jacobs, Fluor, CH2M Hill, Bechtel, AMEC, KBR or Mustang/Wood Group.

24.Holding Over. Except for any permitted occupancy by Tenant under Article 29, if Tenant or any party claiming by, through or under Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, without a written agreement of Landlord which supersedes this Article 24, the continued occupancy of the Premises shall be that of a tenancy from month to month; and (A) with respect to the first month of such holdover period, Tenant shall pay an amount equal to the total stated Base Rent and Additional Rent for the last full one month period immediately preceding the holdover, and (B) for each subsequent month of such holdover period Tenant shall pay an amount equal to the sum of 150% of the stated Base Rent for the last full one-month period immediately preceding the holdover plus the Additional Rent for the last full one-month period immediately preceding the holdover; and Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises (or any portion of the Premises) to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, such failure shall (at Landlord's election) constitute a Time Sensitive Default hereunder. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY, TENANT SHALL BE LIABLE TO LANDLORD FOR, AND SHALL PROTECT LANDLORD FROM AND INDEMNIFY AND DEFEND LANDLORD AGAINST, ALL ACTUAL LOSSES AND DAMAGES, INCLUDING ANY CLAIMS MADE BY ANY SUCCEEDING TENANT, RESULTING FROM SUCH FAILURE TO VACATE ON OR BEFORE 15 DAYS AFTER THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

25.	Subordination to Mortgages; Estoppel Certificate.

A.    SNDA. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently affecting the Premises, the Building and/or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively, a "Mortgage" and the party having the benefit of a Mortgage shall be referred to as a "Mortgagee"), and shall attorn to any Mortgagee, its assignee or successor-in-interest provided such Mortgagee, assignee or successor-in-interest agrees that as long as no Event of Default hereunder exists it shall not disturb Tenant's rights under this Lease; provided further that the foregoing subordination and attornment are conditioned upon and subject to Tenant and the Mortgagee under any such Mortgage entering into a subordination, non-disturbance and attornment agreement in form reasonably acceptable to an institutional Mortgagee and Tenant ("SNDA"). Unless and until an SNDA is entered into between Tenant and the applicable party, this Lease shall be superior to any such Mortgage created or granted after the Effective Date. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. On or before the Effective Date of this Lease, Tenant and the Mortgagee under any then-existing Mortgage shall execute and deliver an SNDA in the form attached hereto as Exhibit H. Tenant shall execute and deliver any other SNDA within 30 days after Tenant's receipt of written request by Landlord and if Tenant fails to do so and such failure continues for 5 Business Days after Tenant's receipt of a second written request by Landlord for Tenant to execute and deliver such SNDA, such failure shall at Landlord's election (and without requirement of further notice or opportunity to cure) be deemed a Time Sensitive Default.

B.    Estoppel Certificate. Within 20 days after receipt of a written request therefor from the other party from time to time, each of Tenant and Landlord shall execute and deliver an estoppel certificate to those parties as are reasonably requested by the requesting party (including without limitation prospective or actual Mortgagee or purchaser of the Building). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Base Rent and Additional Rent and other charges have been paid, and representing that, to the certifying party's then current actual knowledge, there is no default (or stating with specificity the nature of the alleged default), and certifying other factual matters with respect to this Lease that may reasonably be requested. If Tenant fails to execute and deliver such an estoppel certificate within such 20 days and such failure continues for 5 Business Days after Tenant's receipt of a second written request by Landlord for Tenant to execute and deliver such estoppel certificate, such failure shall at Landlord's election (and without requirement of further notice or opportunity to cure) be deemed a Time Sensitive Default.

26.Attorneys' Fees. If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys' fees, from the non prevailing party. The term "prevailing party" is defined to mean the party who obtains a determination of wrongful conduct by the other party regardless of whether actual damages are awarded.

27.Notice. If a demand, request, approval, consent or notice (collectively, a ''notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, or sent by facsimile, at the party's respective Notice Address(es) set forth in Article 1, except that if a party has vacated such address without providing the other party a new Notice Address, such other party may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery (which, in the case of delivery by facsimile, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile) or the date on which delivery is first refused, or, if a party has vacated the Notice Address of such party without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

28.Reserved Rights. Except as otherwise expressly provided in this Lease: (A) this Lease does not grant any rights to light or air over or about the Building; (B) Landlord excepts and reserves to itself (and, as Landlord may elect, to others) the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, (7) the areas within risers and similar facilities within the Premises used for the installation of utility lines and other installations serving occupants of the Building, and (8) any other areas reasonably designated from time to time by Landlord as service areas of the Building; (C) Tenant shall not have the right to install or operate any equipment producing radio frequencies, electrical or electromagnetic output or other signals, noise or emissions in or from the Building without the prior written consent of Landlord and, to the extent permitted by applicable Law, Landlord reserves the right to restrict and control the use of such equipment; (D) Landlord has the right to make such other reasonable changes to the Property, Building and Building Garage as Landlord deems appropriate, provided the changes do not materially and adversely affect Tenant's ability to use the Premises for the Permitted Use; (E) subject to Tenant's express signage and naming rights contained herein, Landlord has the right to grant name identification privileges on buildings other than the Building and Building Garage and/or on monument signage on the Property; and (F) Landlord has the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building (the circumstances under which Landlord may temporarily close the Building shall include without limitation electrical interruptions, hurricanes and civil disturbances) and a closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent, subject to Tenant's express abatement and termination rights under Sections 7.B, 16 and 17.

29.    Surrender of Premises. Unless otherwise agreed in writing by Landlord and Tenant, all improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant and at the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Removable Property (defined below) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage from casualty or condemnation excepted. As used herein, the term "Tenant's Removable Property" shall mean: Tenant's personal property, including without limitation any Tenant logo, and all cabling installed by or under Tenant. If Tenant fails to remove any of Tenant's Removable Property within 5 days after the expiration or earlier termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Removable Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Removable Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Removable Property. In addition, if Tenant fails to remove Tenant's Removable Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Removable Property to be abandoned, and title to Tenant's Removable Property (except with respect to any Hazardous Substance [defined in Article 30]) shall be deemed to be immediately vested in Landlord. Tenant's Removable Property shall be removed by Tenant before the Expiration Date; provided that upon Landlord's prior written consent (which must be requested by Tenant at least 30 days in advance of the Expiration Date and which shall not be unreasonably withheld), Tenant may remain in the Premises for up to 5 days after the Expiration Date for the sole purpose of removing Tenant's Removable Property. Tenant's possession of the Premises for such purpose shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Base Rent and the OE Payment on a per diem basis at the rate in effect for the last month of the Term. In the event this Lease is terminated prior to the Expiration Date, Tenant's Removable Property shall be removed by Tenant on or before such earlier date of termination. Tenant shall repair damage caused by the installation or removal of Tenant's Removable Property.

30.    Hazardous Substances.

A.    Definitions. For purposes of this Lease, a "Hazardous Substance" is any substance (1) the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws; (2) which is now or hereafter defined, listed or regulated by any governmental authority as a "hazardous waste", "extremely hazardous waste", "solid waste", "toxic substance", "hazardous substance", "hazardous material" or "regulated substance", or otherwise regulated under any Laws, and includes, but is not restricted to, asbestos and asbestos containing products or building materials, petroleum, crude oil or other hydrocarbons, and the group of organic compounds known as polychlorinated biphenyls; or (3) which is now or hereafter considered a biological contaminant or which could adversely impact air quality, including mold, fungi and other bacterial agents. "Contamination" means the existence or any release or disposal of a Hazardous Material in, on, under, at or from the Premises, the Building or the Property which may result in any liability, fine, use restriction, cost recovery lien, remediation requirement, or other government or private party action or imposition. For purposes of this Lease, claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work, including response costs under CERCLA and similar statutes.

B.Restrictions on Tenant. No Hazardous Substance (except for de minimis quantities of cleaning products, office supplies and chemicals used in the ordinary course of Tenant's business at the Premises and that are used, kept, contained, transported and disposed of in compliance with Laws) shall be brought upon, used, kept or disposed of in or about the Premises or the Property by any Tenant Party or any of Tenant's transferees, contractors or licensees without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant's request for such consent shall include a representation and warranty by Tenant that the Hazardous Substance in question (1) is necessary in the ordinary course of Tenant's business for the Permitted Use and (2) shall be used, kept and disposed of in compliance with all Laws. Tenant shall, at its expense, monitor the Premises for the presence of Hazardous Substances or conditions which may reasonably give rise to Contamination (defined below) and promptly notify Landlord if it suspects Contamination in the Premises.
C.    Landlord's Warranties and Representations. Landlord warrants and represents to Tenant that, to Landlord's current actual knowledge as of the Effective Date, and except as disclosed in any environmental site assessment of the Property delivered by Landlord to Tenant on or before the Effective Date, the Property is free of any Hazardous Substance in any amount or concentration which under applicable Laws would require monitoring and/or remediation; and Landlord covenants that as of the Commencement Date the Building and the Premises will be free from any Hazardous Substance in any amount or concentration which under applicable Laws would require monitoring and/or remediation (except to the extent any Hazardous Substance is introduced by any Tenant Party or any contractor of any Tenant Party).

D.	Remediation.

(1)    If Contamination occurs as a result of an act or omission of any Tenant Party or any transferee, licensee or contractor of any Tenant Party, Tenant shall, at its expense, promptly take all actions necessary to comply with Laws and to return the Premises, the Building and the Property to its condition prior to such Contamination, subject to Landlord's prior written approval of Tenant's proposed methods, times and procedures for remediation. Tenant shall provide Landlord reasonably satisfactory evidence that such actions shall not adversely affect any Landlord Party or property. Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after Normal Business Hours. If Tenant fails to take and diligently prosecute any necessary remediation actions for which Tenant is responsible under this Article within 30 days after written notice from Landlord or an authorized governmental agency (or any shorter period required by any governmental agency) that such remediation is required, Landlord may take such actions and Tenant shall reimburse Landlord therefor, plus a 15% administrative fee within 30 days of Landlord's invoice.
(2)    If Contamination occurs as a result of an act or omission of any party other than a Tenant Party or any transferee, licensee or contractor of any Tenant Party, Landlord shall, at no cost or expense to Tenant, promptly take all actions (or cause to be taken all actions) necessary to comply with Laws and to return the Premises, the Building and the Property to its condition prior to such Contamination.
E.Testing. In the event Tenant performs or causes to be performed any test on or within the Premises for the purpose of determining the presence of a Hazardous Material, Tenant shall obtain Landlord's prior written consent and use a vendor approved by Landlord for such testing. In addition, Tenant shall provide to Landlord a copy of such test within 10 Business Days of Tenant's receipt.

F.	Indemnification.

(1)    Landlord shall indemnify, defend (with counsel reasonably satisfactory to the indemnified party) and hold the Tenant Parties harmless from and against any and all Claims arising out of any Contamination caused by any Landlord Party or any contractor of any Landlord Party.
(2)    Tenant shall indemnify, defend (with counsel reasonably satisfactory to the indemnified party) and hold the Landlord Parties harmless from and against any and all Claims arising out of any Contamination caused by any Tenant Party or any contractor of any Tenant Party.

(3)    Notwithstanding anything to the contrary in this Lease, Tenant shall neither be liable for nor otherwise obligated to Landlord under any provision of this Lease with respect to any Contamination resulting from any Hazardous Substance present in, on or about the Premises, the Building or the Property to the extent neither caused nor otherwise permitted, directly or indirectly, by any Tenant Party or any contractor of any Tenant Party.

31.	Right of First Refusal; Renewal Options; Fair Market Rate; Building Signage; Monument Signage; Building Directory.

A.    Right of First Refusal. Provided no Event of Default then exists, Tenant shall have a continuing Right of First Refusal ("ROFR") to lease all or any portion of any vacant space in the Building (collectively the "ROFR Space"), whether or not Tenant had previously failed to exercise the ROFR on all or any portion of the ROFR Space. At any such time as Landlord has agreed to the basic terms (for example, location and RSF of the proposed leased space, lease term, rental rates, renewal, expansion and/or other options) with a third-party tenant for the lease of any of the ROFR Space, then Landlord shall notify Tenant of such terms ("ROFR Notice"). Within 5 Business Days following receipt of the ROFR Notice, Tenant shall notify Landlord of its election to (1) lease the subject ROFR Space by amendment of this Lease with economic terms as stated in the ROFR Notice and otherwise on the terms and conditions of this Lease (subject however to the provisions below) or (2) reject said offer. Tenant's failure to notify Landlord of such election within such 5 Business Days shall be deemed to be a rejection. If Tenant rejects such offer or fails timely to accept such offer, then Landlord shall have the right to lease the ROFR Space to the prospective tenant or its Affiliate. If Landlord does not enter into such a lease of such ROFR Space with such prospective tenant or its Affiliate within 180 days following the expiration of 5 Business Days after the date of the ROFR Notice, or Landlord desires to enter into a lease of the ROFR Space with such prospective tenant or its Affiliate in which the space actually leased varies by more than 15% from the square footage specified in the ROFR Notice, Tenant shall again have a ROFR on such space as set forth in this Section 31.A.

Notwithstanding anything herein to the contrary, Tenant's ROFR shall be subject and subordinate only to any extension rights included in any tenant lease in the Building executed hereafter as to which Tenant failed or elected not to exercise its ROFR under this Section 31.A.).
B.    Renewal Options. Provided no Event of Default then exists, Tenant, by giving prior written notice to Landlord no sooner than 18 months and no later than 12 months prior to the then-applicable Expiration Date ("Renewal Notice"), shall have the right (each a "Renewal Option") to extend the Term for a total of 2 successive renewal terms of 5 years each (each, a "Renewal Term"). The Premises shall be delivered to Tenant as of the commencement of each Renewal Term in its then "AS IS" condition and the annual Base Rent during each such Renewal Term shall be equal to the Fair Market Rate (as defined below) for the Premises as of the commencement date of the applicable Renewal Term. Within 15 days after the Renewal Notice, Landlord shall notify Tenant of Landlord's opinion of the Fair Market Rate for such Renewal Term (the "Rental Notice"). For a period not to exceed 30 days after the date of the Rental Notice (the "Negotiation Period''), both parties shall negotiate on a diligent, good-faith basis to arrive at an agreement concerning the Fair Market Rate for such Renewal Term. If at the end of the Negotiation Period Landlord and Tenant are unable to agree on the Fair Market Rate for such Renewal Term, then the Fair Market Rate will be determined by arbitration as provided in Section 31.C below.
C.    Fair Market Rate. With respect to the Renewal Options, the applicable "Fair Market Rate" shall mean that rate charged for space of comparable size and condition in the Building and in comparable office buildings in the Energy Corridor Submarket of Houston, taking into consideration the location, quality and age of the Building, floor level, extent of leasehold improvements provided or to be provided, rental abatements, lease takeovers/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or other amounts allowed for escalation purposes, the time the particular rental rate under consideration became or is to become effective, brokerage commissions, parking charges, creditworthiness of tenant, and any other relevant term or condition. Landlord and Tenant agree that the best evidence of the Fair Market Rate will be the rates charged in comparable transactions in the Building. If Landlord and Tenant have not agreed in writing on the Fair Market Rate during the Negotiation Period, Tenant and Landlord shall submit the determination of the Fair Market Rate to arbitration in accordance with the procedure set forth below.

Within 5 Business Days after the expiration of the Negotiation Period, each of Landlord and Tenant shall simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rate for the space in question (collectively, the "Estimates"). Within 5 Business Days after the exchange of Estimates, Landlord and Tenant shall jointly select an arbitrator to determine which of the two Estimates most closely reflects the Fair Market Rate for the space in question. If Landlord and Tenant fail to jointly select an arbitrator within such 5 Business Day period, then within 3 Business Days thereafter each of Landlord and Tenant shall select an arbitrator and those two arbitrators shall within 5 Business Days thereafter jointly select an arbitrator to make the determination. Each arbitrator so selected shall be certified as an MAI appraiser and shall have had at least 5 years experience within the previous 10 years as a commercial real estate appraiser working in Houston, Texas, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI'' appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar). Within 10 Business Days after his or her selection, the arbitrator who is to make the determination of the Fair Market Rate for the space in question shall hold a hearing during which Landlord and Tenant may present evidence in support of their respective Estimates. Within 3 Business Days after the date of the hearing, such arbitrator shall in good faith determine which of the two Estimates most closely reflects the Fair Market Rate for the space in question. The Estimate chosen by such arbitrator shall be binding on both Landlord and Tenant. Landlord and Tenant shall share equally in the costs of the arbitrator who is to make the determination. Any fees of any appraiser, counsel or expert engaged directly by Landlord or Tenant, however, shall be home by the party retaining such appraiser, counsel or expert. In the event that the Fair Market Rate has not been determined by the commencement date of the term applicable to the space in question, Tenant shall pay

Base Rent and Additional Rent with respect thereto upon the terms and conditions then in effect (on a per RSF basis) for the Premises until such time as the Fair Market Rate has been determined. Upon such determination, the Base Rent and Additional Rent for the space in question shall be retroactively adjusted to the commencement of the term for such space. If such adjustment results in an underpayment of Base Rent and/or Additional Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent and/or Additional Rent by Tenant, Landlord shall credit such overpayment against the next installment of Rent due under the Lease, and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against the Rent.

D.    Building Signage. Provided Tenant is leasing and occupying at least 51% of the RSF of the Building, Tenant shall have the exclusive right during the Term and any extension thereof, at Tenant's sole cost and expense to a building-top sign on up to two (2) sides of the Building or Building Garage, or one (1) building-top sign on each, per Tenant's election, subject to Landlord's approval of the plans and specifications for same. Tenant shall design, fabricate and install, maintain, repair (and upon the expiration or earlier termination of this Lease, to the extent requested by Landlord, remove) all such Tenant signage at Tenant's sole cost and expense, all in compliance with plans and specifications with respect thereto approved in writing by Landlord as provided above (without limitation Landlord may object to illumination of any building-(op sign of greater than 40 lumens per square foot of such illuminated sign). Notwithstanding anything herein to the contrary, (1) Tenant's signage rights described above shall be conditioned on Tenant (including any Affiliate/Successor) leasing and occupying at least 51% of the RSF of the Building, and will be assignable only to any assignee of this Lease pursuant to a Permitted Transfer; and (2) Tenant shall be responsible and shall pay for the following costs with respect to Tenant's exterior signage, after prior approval of said costs by Tenant such approval not to be unreasonably withheld, conditioned or delayed: electrical costs; any incremental structural and/or reinforcement costs incurred by Landlord to accommodate Tenant's exterior signage. Subject to the foregoing, Tenant reserves the right to modify its signage (subject to Landlord's reasonable approval provided such signage is not larger in area or materially larger in any dimension than the signage being replaced) to reflect any change in the design of its corporate logo or name. In addition so long as Tenant (including any Affiliate/Successor) leases and occupies at least 51% of the Building, Landlord will not grant any other tenant signage rights on any exterior surface of the Building or Building Garage.

E.    Premises Signage. Landlord shall install Tenant's company name and suite numbers in Building Standard form and other Building Standard signage outside the entrance doors to the Premises (not to exceed one sign per floor on which the Premises is located) at Landlord's sole cost and expense, not to be reimbursed from the Improvement Allowance or included in Operating Expenses. Tenant, at its expense, may install its logo at (i) the entrance to any floor on which Tenant is leasing the full floor, and (ii) subject to obtaining Landlord's prior written approval of the design and manner of installation of same, which approval shall not unreasonably be withheld, ·conditioned or delayed, outside the entrance to the Premises on any floor on which Tenant is leasing less than the full floor. If Tenant installs its logo on any floor, it shall thereafter at its expense maintain same in good condition.

F.    Monument Signage. Tenant shall have the right during the Term and any extension thereof agreed to by Landlord at Tenant's sole cost and expense, to install Tenant's corporate name and logo on both sides of the Building's (multi-tenant)monument sign. Tenant's monument signage, and any subsequent changes thereto, shall require Landlord's prior written approval of the plans and specifications with respect to same, which approval shall not be unreasonably withheld, conditioned and/or delayed.

G.    Building Directory. During the Term and any extension thereof agreed to by Landlord, Landlord shall maintain as an Operating Expense an electronic tenant directory in the lobby of the Building, which shall include Tenant's name and the name of any Affiliate of Tenant occupying any portion of the Premises.

32.	Miscellaneous.

A.    Governing Law; Jurisdiction and Venue; Severability; Paragraph Headings. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Property is located. All obligations under this Lease are performable in the county where the Property is located, and the State and Federal courts located in such county which shall be the sole venues for all legal actions in connection with this Lease. If any term or provision of this Lease shall be invalid or unenforceable, then such term or provision shall be automatically reformed to the extent necessary to render such term or provision enforceable, without the necessity of execution of any amendment or new document. The remainder of this Lease shall not be affected, and each remaining and reformed provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease. The words "include", "including" and similar words will not be construed restrictively to limit or exclude other items not listed. Where Landlord's or Tenant's consent or approval is required in this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed, except as otherwise specified in the applicable provision.

B.    Recording. Neither Landlord nor Tenant shall record this Lease; provided, however, Landlord and Tenant agree to execute and mutually deliver and record, within 20 days after the Effective Date, a Memorandum of Lease in the form attached hereto as Exhibit G. The provisions of this Lease shall control, however, with regard to any omissions from, or provisions hereof which may conflict with, the Memorandum of Lease.

C.    Force Majeure. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God (including floods, hurricanes and other severe adverse weather), shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or for the written exercise of an option or right by either party.

D.    Transferability; Release of Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or

Property, and after the effective date of such transfer the transferor-Landlord shall be released from any obligations hereunder arising after the effective date of such transfer; provided such transferee or assignee assumes all obligations of Landlord under this Lease arising after the effective date of such transfer, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations. Landlord shall promptly notify Tenant of any such transfer. Notwithstanding the foregoing, prior to the Commencement Date, Landlord shall not have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in the Building and/or Property without Tenant's consent, which may be withheld in Tenant's sole discretion, provided that Tenant's consent is not required for a transfer to or by any Mortgagee.

E.    Brokers. Tenant warrants and represents that it has dealt with no brokers in connection with this Lease other than Newmark Grubb Knight Frank ("Tenant's Broker") and Stream Realty Partners-Houston, L.P. ("Landlord's Broker"). Landlord warrants and represents that it has dealt with no brokers in connection with this Lease other than Tenant's Broker and Landlord's Broker. Landlord shall pay commissions to Tenant's Broker and Landlord's Broker in connection with this Lease pursuant to separate written agreements between Landlord and Tenant's Broker and Landlord and Landlord's Broker. Tenant is hereby advised that Affiliates of Landlord's Broker have ownership interests in Landlord.

TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND THE OTHER LANDLORD PAR,TIES FROM AND AGAINST ALL COSTS, EXPENSES, ATTORNEYS' FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH OR UNDER TENANT OTHER THAN TENANT'S BROKER SPECIFICALLY IDENTIFIED ABOVE. LANDLORD SHALL INDEMNIFY AND HOLD HARMLESS TENANT AND ANY OTHER TENANT PARTY AGAINST ALL COSTS, EXPENSES, ATTORNEYS FEES, LIENS AND ANY OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH OR UNDER LANDLORD OR ARISING FROM A FAILURE BY LANDLORD TO COMPLY WITH THE WRITTEN COMMISSION AGREEMENTS ENTERED INTO BY LANDLORD WITH TENANT'S BROKER AND WITH LANDLORD'S BROKERS.
F.    Authority; Joint and Several Liability. Landlord covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord, this Lease is binding upon and enforceable against Landlord, and Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. Similarly, Tenant covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, this Lease is binding upon and enforceable against Tenant; and Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

G.    Time is of the Essence; Relationship; Successors and Assigns. Time is of the essence with respect to all matters in this Lease. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

H.    Survival of Obligations. The expiration of the Term or earlier termination of this Lease, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to the expiration or early termination of this Lease.

I.    Binding Effect. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party and delivered to the other party.

J.    Full Agreement; Amendments. This Lease contains the parties' entire agreement regarding the subject matter hereof. All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

K.    Tax Contest. If Tenant and other tenants in the Building collectively leasing and occupying at least 51% of the RSF of the Building timely request Landlord to seek reduction in the assessed valuation of the Building or to contest any real property taxes with respect to any calendar year, Landlord shall seek such reduction or contest such taxes, provided that no such action on the part of Tenant and/or other tenants shall jeopardize Landlord's interest in the Building. In the event Landlord does not seek such reduction or institute such contest within a reasonable period of time, then Tenant may bring or carry on such action in its own name or (with Landlord's prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed) in Landlord's name.    Notwithstanding anything herein to the contrary, if Landlord is seeking a reduction in the assessed valuation or instituting a tax contest, none of Tenant, its agents, employees or contractors shall contact any taxing authority or interfere with Landlord's efforts.

L.    Method of Calculation. Tenant is knowledgeable and experienced in commercial transactions and does hereby acknowledge and agree that the provisions of this Lease for determining charges and amounts payable by Tenant are commercially reasonable and valid and constitute satisfactory methods for determining such charges and amounts as required by Section 93.012 of the Texas Property Code.

M.    Waiver of Consumer Rights. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROFECTIONS.    AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY ADOPTS THIS WAIVER.

N.    Guaranty. Notwithstanding anything herein to the contrary, Tenant shall cause to be delivered on or before the Effective Date, and Landlord's obligations hereunder are conditioned upon its receiving, (1) a Guaranty Agreement in the form attached hereto as Exhibit F, executed and acknowledged by URS Corporation, a Delaware corporation ("Guarantor"), and (2) corporate resolutions in form reasonably satisfactory to Landlord evidencing the authority of the officer(s) executing this Lease on behalf of Tenant and the officer(s) executing such Guaranty on behalf of Guarantor.

O. Non-Disclosure. Except as may be required by Law and except for customary disclosures to actual or prospective members, partners, shareholders, lenders and/or purchasers, neither Landlord nor Tenant shall disclose any financial information with respect to this Lease and neither Landlord nor Tenant shall issue a press release with respect to this Lease which identifies Tenant by name without the consent of the other, which consent may be withheld or conditioned in such party's sole discretion.

P.Rent from Real Property. Landlord and Tenant agree that all Rent payable by Tenant to Landlord, which includes all sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as "rents from real property" within the meanings of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Department of Treasury Regulations promulgated thereunder (the "Regulations"). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as "rents from real property" for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord by entering into such commercially reasonable amendment or amendments as Landlord deems necessary to qualify all Rent as "rents from real property," and (ii) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this paragraph shall be made so as to produce the equivalent rental (in economic terms) payable prior to such adjustment.

Q.Unrelated Business Transaction Income. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease, if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the Code or Regulations issued thereunder, and Tenant agrees that it will execute all commercially reasonable documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, and provided further that no such amendment shall result in Tenant having materially greater obligations or receiving less services than it previously obligated for or entitled to receive under this Lease, or services of a lesser quality.

R.    Services. Any Services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or Landlord's managing agent or its employees or by one or more third persons hired by Landlord or Landlord's managing agent. Tenant agrees that upon Landlord's written request, it will enter into direct agreements with the Landlord's managing agent or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in the form and content approved by Landlord, which in all events shall be commercially reasonable, provided however that no such contract shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, and provided further that no such contract shall result in Tenant having materially greater obligations or receiving less services than it is presently obligated for or entitled to receive under this Lease, or services of a lesser quality.

S.Lease Execution. The execution and delivery of this Lease by Tenant to Landlord constitutes an offer by Tenant to lease the Premises on the terms and conditions set forth herein. Tenant shall have the right to revoke such offer only by written notice of revocation given by Tenant to Landlord more than 10 Business Days following the date of Tenant's execution and delivery of this Lease to Landlord and prior to the execution and delivery of this Lease by Landlord to Tenant.

[The remainder of this page intentionally left blank. Signature page(s) to follow.]

LANDLORD:

GREENHOUSE OFFICE INVESTORS I, LLC
a Delaware limited liability company

By: /s/ Preston Young
Name: Preston Young
Title: Authorized Signatory

Effective Date: May 23, 2013
TENANT:

URS CORPORATION,
a Nevada corporation

By: /s/ Leisa Nelson
Name:      Leisa Nelson
Title: Vice President

Date: May 3, 2013

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

# GROUND FLOOR PLAN - 3,356 RSF EXHIBIT

3,356 RSF

GREENHOUSE
a project of
STREAM

A-1-i

# THIRD FLOOR PLAN

A
A.1
B
C
D
E
F
G
H
J
K
L
M
2
4
5
7

GREENHOUSE
a project for
STREAM
HOUSTON

A-1-ii

# FOURTH FLOOR PLAN

A
A.1
B
C
D
E
F
F.1
G
H
J
K
L
M
1
1.1
2
2.1
3
4
5
6
6.1
7

GREENHOUSE
a project for
STREAM

A-1-iii

# FIFTH FLOOR PLAN

GREENHOUSE
a project for
STREAM

A-1-iv

EXHIBIT A-2

LEGAL DESCRIPTION OF PROPERTY

LEGAL DESCRIPTION

BEING a 4.6196 acre (201,229 square foot) tract of land situated in the Washington County Railroad Company (Section 3) Survey, Abstract Number 901 in Harris County, Texas, and being out of and a part of Unrestricted Reserve “B”, Block 2 of KATY GREEN subdivision according to the plat thereof recorded under Film Code Number 641130 of the Harris County Map Records and being out of the tract of land described in deed to KT Greenhouse, ltd as recorded under Harris County Clerk's File Number 20080516370, said 4.6196 acre tract of land being more particularly described as follows with bearings based on the Texas Coordinate System of 1983, South Central Zone:

COMMENCING at a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC.” found at the northeast end of the cutback corner at the intersection of the south right-of-way line of Interstate Highway 10 east bound feeder road (400 feet wide) with the east right-of-way line of South Greenhouse Road (a variable width right-of-way);
THENCE with the south right-of-way line of said Interstate Highway 10 east bound feeder road, North 88 degrees 43 minutes 10 seconds East, a distance of 296.27 feet to a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC.” found for the POINT OF BEGINNING and the northwest corner of the herein described tract of land;

THENCE continuing with the south right-of-way line of said Interstate Highway 10 east bound feeder road, North 88 degrees 43 minutes 10 seconds East, a distance of 235.28 feet to a 5/8 inch iron rod with cap stamped “HALFF” set for the northeast comer of the herein described tract of land;

THENCE departing the south right-of-way line of said Interstate Highway 10 east bound feeder road over and across said KT Greenhouse, Ltd tract, South 01 degree 16 minutes 50 seconds East, a distance of 450.00 feet to a cut "X" in concrete set in the north line of Block 2 of GREEN TRAILS PARK SECTION FOURTEEN subdivision according to the plat thereof recorded under Film Code Number 377047 of the Harris County Map Records for the southeast corner of the herein described tract of land;

THENCE with the north line of said Block 2, South 88 degrees 43 minutes 10 seconds West, a distance of 624.80 feet to a 5/8 inch Iron rod with cap stamped “HALFF ASSOC. INC." found in the east right-of-way line of South Greenhouse Road (a variable width right of-way) for the southwest comer of the herein described tract of land and being the beginning of a non-tangent curve to the right;

THENCE northwesterly, with the east right-of-way line of said Sot.1th Greenhouse Road and said curve to the right, having a radius of 1,950.00 feet, a central angle of 01 degree 07 minutes 04 seconds, a chord which bears North 03 degrees 58 minutes 43 seconds West, 38.04 feet and an arc distance of 36.04 feet to a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC." found for an angle point in the herein described tract of land;

A-2-i

Legal Description
4.6196 acres

THENCE departing the east right-of-way line of said South Greenhouse Road over and across said KT Greenhouse, Ltd tract the following courses and distances:

North 88 degrees 43 minutes 10 seconds East, a distance of 36.71 feet to a 5/8 inch iron rod with cap stamped “HALFF" set for an angle point in the herein described tract of land;
North 01 degree 16 minutes 50 seconds West, a distance of 224.38 feet to a 5/8 inch iron rod with cap stamped "HALFF” set for an angle point in the herein described tract of land;

North 88 degrees 43 minutes 10 seconds East, a distance of 347.60 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 135.92 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 88 degrees 43 minutes 10 seconds East, a distance of 7.00 feet to a 5/8 inch iron rod with cap stamped "HALFF” set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 51.70 feet to the POINT OF BEGINNING and containing 4.6196 acres (201,229 square feet) of land.

A-2-ii

EXHIBIT B

RULES AND REGULATIONS

On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00
A.M. the following day, access to the Building and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Building may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving; however, Tenant shall be allowed to leave sliding glass doors installed at the entrance to any Tenant lobby on any floor of the Premises open during Tenant's normal business hours on such floor. Notwithstanding the foregoing but subject to Sections 16 and 17 of the Lease, Tenant shall be allowed access to the Premises 24 hours per day, seven (7) days per week.
Except as otherwise provided in Section 31.D and E of the Lease, Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, which shall not be unreasonably withheld as to any signage within the Premises and not visible from the exterior of the Premises, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Except as otherwise provided in Section 31.D and E of the Lease, Landlord shall prescribe the suite number and identification sign for the Premises.

Tenant shall not in any manner use the name of the Building for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Building, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing, said consent not to be unreasonably withheld.

Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building only at times and in the manner designated by Landlord, and always at the Tenant's sole

B-i

responsibility and risk. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Building shall have rubber wheels.

Tenant shall not overload any floor or part thereof in the Premises, or Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem reasonably necessary to properly distribute the weight. Specifically, the load shall not exceed 81 pounds per RSF live load, except in the central core building area of each such floor, in which the load is not to exceed 100 pounds per RSF live load.

Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than 2 keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Notwithstanding the foregoing, Landlord shall issue to each of Tenant's employees (at no charge for initial issuance, but Landlord may charge its customary charge for replacements) cards/keys permitting access to the Building, Building Garage and Premises. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor. Notwithstanding the foregoing, Tenant shall be permitted to install a security system at the entrances to the Premises as set forth in Exhibit D.

If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior reasonable approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval (not to be unreasonably withheld) and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of other tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

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Tenant may contract for use in the Premises ice, drinking water, towel, janitor and other similar services. Any person engaged by Tenant to provide any of the aforementioned services shall be subject to the direction by the manager or security personnel of the Building.

The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.
The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants).

Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.
Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the HVAC services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Building, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises.

17.    Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

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18.Tenant shall not (a) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (b) install or operate any internal combustion engine, boiler, machinery, refrigerating (except a refrigerator in the kitchen or employee break room), heating or air conditioning equipment in or about the Premises, (c) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (d) place any radio or television antennae other than inside of the Premises, (e) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (f) use any source of power other than electricity, (g) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere, (h) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person, a person with special needs, or except where specifically permitted by the Building Manager or by law) or other animal or bird in the Building, (i) make or permit objectionable noise or odor to emanate from the Premises, G) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, (k) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (I) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Building or violate the certificates of occupancy issued for the premises or the Building, (m) except as otherwise expressly allowed in the Lease , use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, flµids, paints, chemicals, firearms or any explosive articles or materials) nor (n) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Building or the occupants of neighboring property.

19.If the Building shall now or hereafter contain a building garage, parking structure or other parking area or facility, the following Rules shall apply in such areas or facilities, except to the extent inconsistent with Exhibit E to this Lease:
(a)    Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time. In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Building, and their employees and visitors, and other persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, and handicapped individuals, and other tenants, visitors of tenants or other persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.

(b)    In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Building without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. Any work requiring closure of all or a portion of the parking areas or facilities shall be completed as expediently as reasonably

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possible and in a manner so as to minimize any interruption of service to Tenant. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

(c)    Hours of operation of a cashier's booth in the garage shall be 6 A.M. to 8 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time. However, Tenant and its employees holding valid garage access key-cards (or similar devices) shall be entitled to garage access 24 hours per day, 7 days per week, except to the extent access is restricted or prohibited by reason of casualty, condemnation, acts of God, governmental regulation or restriction, or other event of Force Majeure. Cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (i) not striped or designated for parking, (ii) aisles, (iii) where "no parking" signs are posted, (iv) on ramps, and (v) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

20.	No smoking will be permitted within the Building.

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EXHIBIT C
COMMENCEMENT LETTER

Re:
Office Lease dated            , 2013 (the "Lease"), between Greenhouse Office Investors I, LLC, a Delaware limited liability company ("Landlord'') and URS Corporation, a Nevada Corporation ("Tenant”) for the Premises, the Rentable Square Footage of which is approximately 130,151, located on floors 1, 3, 4 and 5 of the Building. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

Landlord has fully completed all Landlord Work required under the terms of the Lease.

Tenant has accepted possession of the Premises. The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work except the following:    . Tenant acknowledges that both the Building and the Premises are satisfactory in all respects; subject to Landlord's repair and maintenance obligations as set forth in the Lease, and subject to Landlord's express warranty obligations with respect to Landlord Work (including Base Building Condition) as set forth in the Lease.

The Commencement Date of the Lease is    , 201 .

Base Rent and Additional Rent under the Lease, taking into account any abatements to which Tenant might be entitled under Section 3A of the Lease, begins or began on    , 201 .

The Expiration Date of the Lease is    , subject to extension to the last day of each properly exercised Renewal Option.

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

EXECUTED as of     , 201_.

{ATTACH APPROPRIATE SIGNATURES}

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EXHIBIT D

WORK LETTER

1.DEFINITIONS. In addition to the terms that are defined elsewhere in this Lease (all of which definitions are incorporated herein except to the extent a different meaning for a specific term is expressly provided herein), when used in this Exhibit "D", the following terms shall have the following meanings:
(a)    Base Building Condition. The term "Base Building Condition" shall mean the condition when the improvements described on Exhibit "D-2" attached to this Work Letter have been completed and (as applicable) are operational.
(b)    Base Building Plans. The term "Base Building Plans" shall mean the plans and specifications to be developed by the Project Architect and Landlord's engineers and to be used to build the Project to a Base Building Condition, which plans and specifications shall be substantially consistent with the design/development plans presented to Tenant by Landlord pursuant to Paragraph 2(a) below, as such plans and specifications may be modified from time to time, subject to Paragraphs 2(b) and (c) below.
(c)    Base Building Work. The term "Base Building Work" shall mean the work required to complete the improvements on the Land to Base Building Condition.

(d)    Building Standard. The term "Building Standard" shall mean the standard of all materials, finishes and workmanship reasonably established by Landlord for the Building, which shall be the same as or similar to that in other Comparable Buildings. All such materials, finishes and workmanship shall comply with and/or be consistent with the Base Building Plans.

(e)    Plans and Specifications. The term "Plans and Specifications" shall mean the working drawings and specifications for the construction of the T.I. Work, which working drawings and specifications shall be prepared by Tenant's Architect as herein provided and approved by Landlord pursuant to Paragraph 3 below. The Plans and Specifications shall include, without limitation, complete, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations, and complete mechanical and electrical plans and specifications for installation of air conditioning systems, fire protection and electrical systems.
(f)    Project. The term "Project" shall mean the Building, Building Garage and any other improvements to be constructed on the Land by Landlord pursuant to the terms hereof.

(g)    Project Architect. The term "Project Architect" shall mean Powers Brown, or such other architect or architects as Landlord may designate and hire by notice to Tenant.
(h)    Tenant's Architect. The term "Tenant's Architect" shall mean Gensler, or such other architect or interior design consultant as Tenant may designate with Landlord's approval.

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(i)    T.I. Work. The term "T.I. Work" shall mean all general conditions, labor, equipment and materials (other than items constituting Base Building Work) that are necessary to complete the construction, finishing and installation of all of the leasehold improvements to the Premises to be completed as shown on the Plans and Specifications, including, without limitation, the following:

(1)    Electrical and telephone:

(i)    All light switches.

(ii)    All electrical outlets and all conduit and wiring throughout the Premises for electrical power, including connections to the Building Standard electrical panels in the core of the Building.

(iii)    All telephone and data outlets, conduit and wiring throughout the Premises and any necessary connections in the Building core.

(iv)    All light fixtures (other than Building Standard light fixtures, if any, in passenger elevator lobby areas and Building Standard mechanical rooms), all panel boards, and all conduit and wiring for lights throughout the Premises and connections to Building Standard electrical panels in the core of the Building, and any increase to the number of or alterations to Building Standard panel boards. Tenant may select any 2' x 4' direct or indirect light fixture for the Premises and may select any lamp color temperature for such fixtures, provided that Landlord approves such selection.

(v)    Any provision for supplying power to the Premises beyond the power described in Exhibit "D-2" or in excess of the capacity provided by the Base Building Condition circuit breaker panels.

(vi)    All exit light fixtures, exit signs and emergency circuits not included as a part of Base Building Condition.

(2)    Any modification to or deviation from the sprinkler system provided by Landlord as part of Base Building Condition.

(3)    Tenant's ceiling construction, including the suspended ceiling system and ceiling tile (except in passenger elevator lobbies and Building Standard mechanical rooms).

(4)    All fire alarm devices, including speakers and lights, required within the Premises by applicable codes.

(5)    All plumbing work for facilities such as toilets and sinks in the Premises that are in addition to the plumbing work, toilets, sinks and related facilities provided by Landlord in the Base Building Work. At Tenant's incremental additional cost, Tenant may elect to upgrade the finishes of the Building Standard restroom facilities in the Premises.

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(6)    All interior walls and partitions, including the sheetrock and finish of the tenant side of any common corridor walls or other demising walls, and on Building columns that are within the Premises (provided Base Building Condition will include preparing such columns for sheetrock).

(7)    All doors, frames and hardware (other than doors, frames and hardware for the Building Standard mechanical rooms which will be included in the Base Building Work). All doors, frames and hardware selected by Tenant must be approved by Landlord so that it closely matches such Building Standard doors, frames and hardware in the Building Standard mechanical rooms.

(8)    All floor finish, including base, finish of recessed areas, the required tolerance of floor leveling (if different from that required in the Base Building Condition), any construction work for floor slab penetrations, and any construction work for special floor loading requirements in excess of Base Building Condition design loading.
(9)    Any special construction as shown on the Plans and Specifications approved by the Landlord.
(10)    Tenant's communication and telephone equipment and installation thereof.
(11)    Except for Landlord's obligations with respect to the Base Building Condition portion of heating, air conditioning and ventilation system ("HVAC"), the HVAC in the Premises including but not limited to (i) materials and installation of components, including diffusers, return grilles, flex duct and spin-ins, (ii) all duct work throughout the Premises, (iii) fire dampers as required by Tenant' s layout design, (iv) provision and installation of thermostats, (v) any supplemental HVAC and/or exhaust systems, (vi) nonstandard equipment, such as special diffusers and returns, and (vii) test and balance work; provided that any items in (v) and/or (vi) must be compatible with the Building automation service.

(12)    Any upgrades to the Building Standard fire stairwells between and among the contiguous floors in the Building that include the Premises, such as additional or different lighting fixtures, different floor coverings and wall coverings and any code, card or sensory access and security system with respect to such stairwells (to the extent approved by Landlord and in compliance with applicable Laws including without limitation re-entry requirements). Subject to such requirements, at Tenant's additional cost, Tenant may elect to upgrade the finishes of the fire stairs (including lighting) as provided in this Lease. Such costs shall include the incremental finish costs above the Base Building Condition finish (with Tenant to receive a credit for any cost savings actually realized by Landlord).
(13)    Elevator lobbies on all floors fully leased by Tenant, including floor finish and base, wall finish and ceilings.

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(14)	Tenant's kitchen improvements.

For the avoidance of doubt, whenever Tenant timely upgrades a finish or replaces an item included in the Base Building Condition so that Tenant does not use the Base Building Condition items in the Premises to be furnished by Landlord, Tenant shall receive a credit for such Base Building Condition item that is not used equal to the actual realized savings (if any) to Landlord from such change.
The T.I. Work comprises the completed construction and installation required to complete the leasehold improvements required by or shown on the Plans and Specifications (including any amendments, additions or changes to said Plans and Specifications) and includes all labor and services necessary to produce timely and fully such construction and installation, all materials and equipment incorporated or to be incorporated in such construction or installation (including any labor, materials or services furnished pursuant to any change orders or in accordance with any other changes, modifications or additions to construction), and all permits, approvals, inspections and certificates required for the construction of the T.I. Work and the approval thereof by governmental entities having jurisdiction in accordance with Laws.
(j) Substantial Completion. The term "Substantial Completion" with respect to Landlord Work shall mean (subject to the last sentence of this subparagraph G)) that (i) all of Landlord Work has been completed except for Punch List items relating thereto, (ii) a certificate of Substantial Completion has been executed and delivered by the Project Architect (as to the Base Building Work) and Tenant's Architect (as to the T.I. Work, and Tenant shall cause Tenant's Architect to issue such certificate promptly after the T.I. Work has been substantially completed), and (iii) Landlord has obtained a temporary or permanent certificate of occupancy for Landlord Work. Notwithstanding the foregoing, if a certificate of occupancy Landlord is required to obtain pursuant to the foregoing provisions is a ''temporary" certificate of occupancy, Landlord shall remain responsible for, and shall diligently pursue, obtaining a permanent certificate of occupancy prior to the expiration of the temporary certificate of occupancy, as such temporary certificate of occupancy may be extended or replaced from time to time.

(k)Punch List Items. The term "Punch List Items" shall mean details of construction, decoration and mechanical adjustment that, in the aggregate, are minor in character and do not interfere materially with Tenant's use or enjoyment of the Premises. The Punch List Items with respect to the Landlord Work shall be completed by Landlord within 60 days after Substantial Completion of the Landlord Work, other than landscaping (which shall be completed as provided in Paragraph 2(d)), subject to extension of such 60 day period for any long lead item such as, for example but without limitation, plate glass). All Punch List Items shall be completed in a manner designed to avoid any interference or disruption to Tenant's normal operation, including, if necessary, performing such work after Normal Business Hours.

(l)    Tenant Delay. The term "Tenant Delay" shall mean any actual delay in Substantial Completion and/or final completion of Landlord Work that is due to any wrongful act or omission of Tenant, Tenant's Architect, Tenant's agents, designers, contractors or employees (including without limitation Tenant or its affiliate if Tenant or its affiliate is the successful bidder for the MEP engineering work). Tenant Delay shall include, without limitation, the following, to the extent they actually delay Substantial Completion and/or final completion of Landlord Work: (i) delays due to changes requested by Tenant to the Base Bui1ding Work or the T.I. Work after same have been agreed upon by Landlord and Tenant (but no such changes prior to the Effective Date of this Lease shall be considered as a delay

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in either instance), (ii) delays suffered by Landlord in the design or construction of the Landlord Work or the procurement of governmental permits or approvals required for construction or completion of Landlord Work directly resulting from any act, failure, default or omission of Tenant or any of its agents, designers, contractors or employees (wrongful or negligent), including without limitation (A) delay in Tenant's giving authorization or approvals beyond any applicable period set forth herein and (B) delay directly attributable to Tenant's interference in the performance or completion of the Landlord Work, and (iii) delays resulting from Tenant's failure timely to perform its obligations under the Estimated Schedule, including any failure to submit its proposed Plans and Specifications by the applicable dates or within the applicable periods indicated in Paragraph 3 below or in accordance with the Estimated Schedule. Notwithstanding anything to the contrary elsewhere in this Exhibit or the Lease, for any of the aforementioned acts or omissions to constitute Tenant Delay, Landlord must notify Tenant of same within five (5) Business Days after Landlord first obtains actual knowledge of the act or omission causing the delay, Tenant will have the right to contest Landlord's assessment of the existence and extent of any Tenant Delay.

(m) Excusable Delay. The term "Excusable Delay" shall mean any delays due to strikes, lockouts or other labor or industrial disturbance (regardless of whether they involve employees of either party hereto), civil disturbance, future order of any government, court or regulatory body claiming jurisdiction unless arising from the fault of Landlord or any of Landlord's contractors, architects (other than Tenant's Architect), designers (other than Tenant's Architect), agents or employees, act of the public enemy, war, riot, sabotage, blockade, embargo, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion or other Force Majeure event; provided, however, that a party's lack of funds shall not be deemed to be an Excusable Delay (and it is expressly agreed that nothing contained in this definition of Excusable Delay or elsewhere in this Work Letter or this Lease shall obligate Landlord to settle a strike or other labor dispute when it is not reasonable to do so). Additionally, the party claiming Excusable Delay must provide written notice of the delay to the other party within five (5) Business Days after such claiming party first obtains actual knowledge of the occurrence giving rise to the Excusable Delay.

2.	BASE BUILDING WORK.

(a)    Subject to modifications that Landlord may make in accordance with Paragraph 2(b) below, the Building shall conform in all material respects to the Base Building Condition, the rendering attached hereto as Exhibit "D-3", the Site Plan attached hereto as Exhibit "D-5" and the Design Development Documents referred to on Exhibit "D-6" attached hereto. Landlord further agrees to present to Tenant, on or before the date set forth therefor in the Estimated Schedule, final design/development drawings of the Building elevations, main lobby, core layout, streetscape and landscape design and exterior, lobby and elevator materials and finishes. Landlord agrees that such design/development drawings will be substantially consistent with and evolutionary of the Design Development Documents identified on Exhibit "D-6" attached to this Work Letter. The Base Building Plans shall incorporate and be consistent with the matters set forth in Exhibits "D-2" and "D-3".

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(b)    Landlord agrees to use commercially reasonable efforts to prosecute the Base Building Work so as to cause Substantial Completion of the Base Building Work in substantial accordance with the Base Building Plans, the Estimated Schedule and the terms hereof and in compliance with all applicable Laws. In no event shall Landlord have the right, without receiving Tenant's written approval (or deemed approval as hereafter provided), to make any changes after the Effective Date of this Lease to any portion of the Base Building Plans that would materially affect the use, layout or aesthetics of the Common Areas of the Building and the floors comprising the Premises, except to the extent necessary for compliance with this Lease (including Exhibits "D-2" and "D-3") or any Law (although Landlord will endeavor to accommodate any reasonable concerns of Tenant in complying with such requirements). Tenant's approval of any requested change shall be deemed given unless Tenant objects to such change (with specific reasonable objections and/or requirements for approval) in a writing delivered to Landlord on a date (the "Required Response Date") that is on or before three (3) Business Days after Landlord delivers to Tenant a notice of the proposed revisions, which notice shall identify and explain the proposed revisions (including, without limitation, showing all changes in the Base Building Plans, with all such changes highlighted using standard architectural methods used for issuing revisions to drawings and specifications), contain sufficient detail to permit Tenant to make a reasoned decision and specifically state that a failure to respond by the Required Response Date will be deemed approval of the change. Further, Tenant agrees to cooperate with Landlord to the end that any proposed change that requires Tenant's written approval shall be mutually approved by the parties at the earliest date practicable, but in no event later than the Required Response Date.

(c)	[Intentionally Omitted]

(d)    Landlord shall use commercially reasonable efforts to cause its contractors to perform the Landlord Work so that subject to extension for Tenant Delay and/or Excusable Delay (i) the various stages of construction are completed on or before the dates set forth therefor in the Estimated Schedule, and (ii) Substantial Completion of Landlord's Work is achieved on or before the date set forth therefor in the Estimated Schedule. Tenant agrees that this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting from any delay in Substantial Completion of Landlord's Work, except as expressly provided in this Lease or this Work Letter. Landlord further agrees that Landlord will complete the landscaping of the Land in a manner consistent with the quality of the Building as soon as practicable under the circumstances, taking into consideration the seasonal nature of such landscaping work, but in any event prior to the earlier of the date that is five (5) months after the Commencement Date. The status of completion of such landscaping work shall not affect or delay Substantial Completion.

(e)    Landlord shall be obligated diligently to cause the completion of the Punch List Items with respect to the Landlord's Work as promptly as reasonably possible giving consideration to the nature and character of such Punch List Items.

3.	PLANS AND SPECIFICATIONS.

Landlord shall provide to Tenant and Tenant's Architect the computer-aided design and drafting ("CADD") information with respect to such portions of the Base Buildings Plans as are necessary in

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order for Tenant's Architect to prepare its proposed Plans and Specifications for the T.I. Work promptly after such CADD information is available. Such information from the Base Building Plans shall include, without limitation, dimensioned floor plates of the floors on which the Premises are located and column and core locations and dimensions; as well as Building Standard mechanical, electrical and plumbing systems. The date upon which such CADD information is provided to Tenant is herein referred to as the "CADD Information Date" (such CADD Information Date is estimated to be May 15, 2013 as set forth therefor in the Estimated Schedule attached hereto as Exhibit "D-4"). Following the CADD Information Date, Tenant, at Tenant's sole cost and expense (unless Tenant elects to apply the Improvement Allowance to such costs and expenses), shall cause the permit documents to be delivered to Landlord on or before the deadline (the "Permit Document Delivery Date") set forth therefor in the Estimated Schedule (which deadline shall be based on the number of days from the CADD Information Date). Following the CADD Information Date, Tenant, at Tenant's sole cost and expense (unless Tenant elects to apply the Improvement Allowance to such costs and expenses), shall cause the Plans and Specifications to be prepared by Tenant's Architect. Tenant shall cause the completed Plans and Specifications to be delivered to Landlord on or before the deadline (the "Plan Delivery Date") set forth therefor in the Estimated Schedule (which deadline shall be based on the number of days (138 days) from the CADD Information Date). Landlord will approve or disapprove such proposed Plans and Specifications in writing, stating the reasons in detail for any disapproval, on or before the date that is 15 Business Days after Landlord's receipt of such proposed Plans and Specifications accompanied by a letter which specifically states that a failure to respond within such 15 Business Days shall be deemed approval by Landlord of such proposed Plans and Specifications. Tenant will cause Tenant's Architect to resubmit the Plans and Specifications to Landlord, as revised to reflect Landlord's comments, within 10 Business Days after Tenant's receipt of such comments (including, without limitation, showing all changes in the Plans and Specifications, with all such changes highlighted using standard architectural methods used for issuing revisions to drawings and specifications), and Landlord will approve or disapprove such revised Plans and Specifications within three (3) Business Days after Landlord's receipt of such revisions to the proposed Plans and Specifications accompanied by a letter which specifically states that a failure to respond within such three (3) Business Days shall be deemed approval by Landlord to such revisions to such proposed Plans and Specifications. If Landlord does not notify Tenant of its approval or disapproval within such 15 or three (3) Business Day period, as applicable, then such approval shall be deemed given.

4.	IMPROVEMENT ALLOWANCE.

(a)    Improvement Allowance. Landlord shall provide Tenant with an allowance in an amount equal to the sum of (i) Forty-Five and No/100 Dollars ($45.00) per RSF of the Premises (the "Improvement Allowance"). The Improvement Allowance shall be applied to the cost of the T.I. Work including without limitation the cost of construction/MEP Drawings and any permits with respect to the T.I. Work. Any unused portion of the Improvement Allowance, up to a maximum amount of $10.00 per RSF, may be used towards Tenant's third party costs and expenses of(to the extent in, to or for the Premises) wiring and cabling, moving, and purchase and installation of furniture, fixtures and equipment, and/or as a credit towards Tenant's obligation to pay Rent.

D-vii

(b)    Payment. The Improvement Allowance shall be disbursed by Landlord as provided in Paragraph 5(e) below.

(c)    Landlord's Fee. Landlord shall be entitled to charge a construction management fee of 2.5% of the total hard costs of the T.I. Work ("Landlord's Fee") and, notwithstanding anything herein to the contrary, Landlord may apply the Improvement Allowance towards payment of such fee. For purposes hereof, the "total hard costs of the T.I. Work" shall mean the total cost of the T.I. Work as set forth in the T.I. General Contract (as defined in Paragraph 5(a) below) plus (if applicable) the total cost in any other direct contract between Landlord and a contractor with respect to the T.I. Work.

(d)    Test Fit Allowance. Landlord shall contract directly with Tenant's Architect and Landlord shall provide an allowance of $0.12 per RSF of the Premises (the "Test Fit Allowance") towards the cost of Tenant's Architect preparing an initial space layout. The Test Fit Allowance is in addition to the Improvement Allowance.

5.	CONSTRUCTION OF T.I. WORK.

(a)    Approval of Contractors. Landlord shall enter into a general contract (the "T.I. Work General Contract") with Hoar Construction (the "T.I. Contractor") to perform the T.I. Work. The T.I. Contractor shall bid the major subcontracts (i.e., each subcontract with a contract price of more than $20,000) to at least 3 subcontractors. Landlord shall provide Tenant's Project Representative with the opportunity to review the subcontractor bids and Tenant's Project Representative shall have the opportunity to participate in the process of evaluation and selection of the most responsible subcontractor bids. The Landlord may specify specific sub-contractors to bid on the following items: sprinkler, fire alarm, plumbing, security, drywall, roof-work, mechanical and/or electrical subcontractors and MEP engineer(s); however, Tenant shall be allowed to bid on all MEP engineering work (provided that Tenant's bidding on such work shall be subject to the same rules and requirements, including without limitation those pertaining to submission of bids, as apply to other bidding MEP engineers).

(b)    Coordination. Tenant may designate a Project Representative as provided in Paragraph 9 below ("Tenant's Project Representative") who may, at Tenant's sole cost and expense, oversee the bidding and construction process with respect to the T.I. Work.

(c)	Certain Requirements.

(i)The T.I. Work General. Contract shall provide that the T.I Contractor shall perform all of the T.I. Work in accordance with the Plans and Specifications, all reasonable rules and regulations promulgated by Landlord for construction from time to time and all applicable Laws. The T.I. Work General Contract also must include a warranty by the T.I. Contractor that all T.I. Work is completed in a good and workmanlike fashion, in accordance with the Plans and Specifications, free of any construction defects. The T.I. Work General Contract shall identify Tenant as a third party beneficiary of the T.I. Work General Contract entitled to enforce any and all of the provisions of the T.I. Work General Contract.

D-viii

(ii)In connection with the T.I. Work, Landlord shall submit all approved Plans and Specifications and other materials to, and subject to the Improvement Allowance shall pay at Tenant's expense all fees to, and obtain all permits and applications from, any authorities having jurisdiction; and Landlord shall obtain a certificate of occupancy for the Premises. Tenant shall if requested cooperate with Landlord to facilitate the efficient processing of all such permits and applications.

(d)	[Intentionally Omitted]

(e)    Disbursement of Improvement Allowance. The Improvement Allowance shall be disbursed by Landlord towards the cost of the T.I. Work and Landlord's Fee periodically (but not more frequently than monthly) within 30 days following receipt by Landlord of a payment request certification from the T.I. Contractor on an AIA form, accompanied by the following:
(i)a certificate from the T.I. Contractor stating that all outstanding amounts which are due and payable for labor, materials, fixtures and equipment have been paid or will be paid timely with the proceeds of the then current draw;

(ii)partial (or, as applicable, final) lien waivers from the T.I. Contractor, each Major Subcontractor (i.e., any subcontractor whose subcontract amount equals or exceeds $20,000.00) and any other subcontractor whose lien waiver is required by Landlord's construction lender as a condition to a loan advance, waiving liens arising out of or in connection with the T.L Work through a date specified (which date shall not be earlier than date of the preceding advance of the Improvement Allowance);

(iii)a certificate from Tenant's Architect on an AIA form stating that all construction of the T.I. Work performed prior to the date of the draw request has, to its knowledge, been done in substantial accordance with the Plans and Specifications (and Tenant shall cause Tenant's Architect to issue such certificate promptly);

(iv)copies of all bills or statements for expenses for which the disbursement is requested, attached to such draw request; and Landlord shall provide copies of such bills or statements to Tenant promptly following request; and

(v)such other documentation as Landlord's Mortgagee may reasonably require to fund such draw request.

Notwithstanding anything herein to the contrary, unless otherwise approved by Landlord's Mortgagee, no disbursement of the Improvement Allowance shall be made for materials not yet incorporated into the Premises (whether stored on site or off-site).
Further, in the event Landlord's good faith estimate of the total projected cost of the design, construction and installation of the T.I. Work shall exceed the Improvement Allowance, such excess cost (which shall be borne by Tenant) shall notwithstanding anything herein to the contrary, be funded by Tenant pro rata on or before each date of advance by Landlord of the Improvement Allowance. For example, if the total Improvement Allowance is 2/3rds of such estimated total projected cost of the T.I. Work the Improvement Allowance and such cost to be borne by Tenant shall be funded concurrently in the ratio

D-ix

of 2/3rds Improvement Allowance and 113rd Tenant cost, provided that Tenant shall be given at least 30 days prior notice of amount(s) so due by Tenant. Tenant shall be allowed to approve any excess costs. Before Landlord commences the T.I. Work, Landlord shall provide a schedule of values and a reasonable estimate of the amounts due by Tenant under this paragraph and the estimated dates when said amounts will be due. Landlord shall provide detailed invoices for any amounts due by Tenant pursuant to this paragraph.

6.ESTIMATED SCHEDULE. Attached hereto as Exhibit "D-4" is a schedule (as the same may be modified from time to time by agreement of Landlord and Tenant, the "Estimated Schedule") setting forth certain dates with respect to certain obligations of Landlord and Tenant regarding the construction of the Base Building Work and T.I. Work. Landlord and Tenant agree to cooperate with one another in the performance of their respective obligations so that each may comply with the Estimated Schedule.

7.	TENANT'S FINISH WORK.

(a)    General. The delivery and installation of Tenant's furniture, trade fixtures, equipment, cabling, telephone and other communication systems, computer systems and all other items of a similar nature desired by Tenant, if any, not included in the T.I. Work (collectively, the "Tenant Work"), shall be performed by Tenant not earlier than 30 days prior to the Delivery Date (unless otherwise specifically approved by Landlord) through contractors selected by Tenant and approved by Landlord (said approval not to be unreasonably withheld), and in all events without interfering with or delaying Landlord Work.

(b)    Services During Tenant Work. Landlord shall furnish the services reasonably required for the Tenant Work, including water, electricity and freight elevator service (during regular construction working hours at the Building (which are defined as being 7 AM to 4 PM) and during any other time when the Base Building Work is being performed, without charge prior to the Commencement Date (except that Tenant will be responsible for the costs to provide security services necessitated by Tenant Work performed after normal Building construction hours), and at such other times as Tenant may request with reasonable advance notice, but at Tenant's expense), loading dock and Building lobby access, room for dumpster facilities in a reasonably convenient location (but no dumpster facilities) and HVAC service (such HVAC service to be provided if and to the extent reasonably required for the performance of the Tenant Work) and other support services that are typically and customarily supplied by landlords or building general contractors for construction projects of this type, to the Premises during the performance of any of Tenant Work prior to the Commencement Date at no cost to Tenant except as otherwise provided above (but with respect to such other undelineated support services, at the appropriate charge for same), provided that Tenant reasonably cooperates with Landlord in coordinating the use of Building freight elevator and other facilities with the contractor(s) for the Base Building Work and/or other tenants' buildouts.

8.	CONSENTS.

(a)    Landlord's Consents. Any approval by Landlord of or consent by Landlord to the Plans and Specifications shall be deemed to be strictly limited to an acknowledgment of

D-x

approval or consent by Landlord thereto and, whether such work is contracted for by Landlord or performed by Tenant's contractors or subcontractors, and such approval or consent shall not constitute an assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of the Plans and Specifications and shall not imply any representation, acknowledgment or warranty by Landlord that the design is safe, feasible or structurally sound or will comply with any Laws. Any deficiency in design of the T.I. Work, although same had prior approval of Landlord, shall (as between Landlord and Tenant) be solely the responsibility of Tenant. Notwithstanding the foregoing, as between Landlord and Tenant, Landlord shall be responsible for construction of the T.I. Work in a good and workmanlike manner in substantial accordance with the Plans and Specifications.

(b)    Tenant's Consents. Any approval by Tenant of or consent by Tenant to any plans, specifications or other items submitted by Landlord to and/or reviewed by Tenant with respect to the Base Building Work shall be deemed to be strictly limited to an acknowledgment of approval or consent by Tenant thereto, and such approval or consent shall not constitute an assumption by Tenant of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any representation, acknowledgment or warranty by Tenant that the design is safe, feasible or structurally sound or will comply with any Laws. Any deficiency in design of the Base Building Work, although same had prior approval of Tenant, shall (as between Landlord and Tenant) be solely the responsibility of Landlord.
(c)    Reasonableness; Deemed Consent. Except where a different standard of approval or time period is expressly provided in this Exhibit "D" (including Exhibits D-2 through D-6), any consent or approval requested by either Landlord or Tenant of the other party pursuant to this Exhibit "D" shall not unreasonably be withheld, conditioned or delayed and shall be deemed granted if the request specifically states that a failure to respond within a specified number of Business Days (but not less than three (3) Business Days) will be deemed approval and the party receiving such request fails to respond thereto within the specified number of days after receiving such request in writing.

(d)    Payment Dates. Unless a different date for payment is expressly provided herein or in this Lease, all amounts due and owing from either Landlord or Tenant to the other shall be due and payable in full not later than 30 days after the obligated party receives an invoice for such amount (and, as applicable, the required accompanying documents) from the party entitled to receive such payment.
9.PROJECT REPRESENTATIVES. To facilitate effective and timely input, direction and communication to and from Tenant, each of Tenant and Landlord shall designate a "Project Representative" who shall have the responsibility and authority to act on behalf of such party. Landlord's initial Project Representative shall be Kyle Roberson. Tenant's initial Project Representative shall be Dennis Diener. Either party may change such party's designated Project representatives at any time and from time to time by written notice to the other party.

10.    TIME IS OF THE ESSENCE. Landlord and Tenant agree that time is of the essence in connection with all of Landlord's and Tenant's obligations under this Exhibit "D". Notwithstanding the foregoing and without duplication, any deadline imposed on Landlord in this Exhibit "D" shall be extended on a day-for-day basis to the extent of any Tenant Delay or Excusable Delay.

D-xi

11.COOPERATION. Landlord and Tenant shall cooperate with each other and their respective architects, engineers, communications vendors, contractors and subcontractors, and any other vendors necessary for timely completion of the Base Building Work and the T.I. Work. Notwithstanding anything herein to the contrary, Tenant shall not directly contact any architect, engineer, vendor, contractor or subcontractor of Landlord but shall instead make all such communications to and through Landlord's Project Representative. Landlord shall at no cost to Tenant obtain any license(s) necessary to perform its obligations pursuant to this Work Letter, and shall ensure that any contractor it uses has any license(s) necessary to perform its work. Tenant shall at no cost to Landlord obtain any license(s) necessary to perform its obligations pursuant to this Work Letter and shall insure that any contractor it uses has any license(s) necessary to perform its work.

EXHIBITS

D-1    - Intentionally Omitted
D-2    - Base Building Specifications
D-3    - Building Rendering
D-4    - Estimated Schedule
D-5    - Site Plan
D-6    - Design Development Documents

D-xii

EXHIBIT D-1

[Intentionally Omitted]

D-1-i

EXHIBIT D-2

BASE BUILDING SPECIFICATIONS
BASE BUILDING SPECIFICATIONS
FOR RFP PROCESS

The Landlord, at its sole cost and expense without pass-through's to Tenant, shall provide Tenant with the following minimum "Base Building" standard improvements and services for the Premises.

A.	GENERAL REQUIREMENTS

1.	[Intentionally deleted]

2.	All work and costs associated with complete compliance of applicable local, state and federal codes and the American with Disabilities Act regulations will be sole responsibility of the Landlord.

3.	Each floor of the Building shall accommodate a minimum 9'- 0" furnished ceiling height throughout.

4.	Landlord will guarantee that all above ceiling "Shell Condition" systems are installed allowing for the installation, without conflict, of building standard ceiling and above ceiling MEP components.

B.	COMMON AREAS, COLUMNS, PERIMETER CONDITIONS AND BUILDING CORE

1.	Landlord will fire seal all existing core walls to maintain the wall ratings as required by code.

2.	All baffling and sound insulation/isolation requirements installed for base building mechanical equipment will be provided and installed by Landlord to meet minimum requirements.

3.
All building columns, core walls to 10'-0" to be insulated and dry walled: all taped, sanded and ready to accept Tenant's finishes. In addition they shall be fully compliant with appropriate fire-ratings.

4.
Code compliant architectural grade wood finished doors, complete with frame, trim and hardware, installed at all toilet rooms. Hollow metal doors to be installed at stairwells and service lobbies. Building shell will include all core doors of stairwell and mechanical rooms.

5.	All elevator cars, lobby call lanterns and call buttons shall be in compliance with all codes and regulations including but not limited to the Americans with Disabilities Act, state and local codes.

6.
Spray on fireproofing on all structural steel members. This includes, but not limited to columns, beams, floor and ceiling systems, that would provide protection for typical office constructions improvements.

7.	All work and costs associated with ADA compliance outside the Premises will be the sole responsibility of the Landlord.

8.	A bike rack shall be provided by Landlord outside the Building.

D-2-i

C.	CONCRETE & LIGHTWEIGHT CONCRETE FLOORS

1.
The concrete floors shall be prepped and ready to accept Tenant's carpeting and hard surface floor covering. Height tolerances in final slab not to exceed 1" differential between core and exterior window line.

D.	EXTERIOR WINDOWS & WINDOW COVERINGS

1.	The interior window mullions and or metal frames shall be free from adhesive, punctures, screw holes, dents and scratches and shall be painted or finished so as to provide a like new appearance.

E.	LIGHTING/CEILING TILES

1.	Landlord shall supply and install building standard:
(a) Tenant may commingle the Tenant Improvement Allowance for ceiling grid and ceiling tiles.
(b) For building common areas such as elevator lobbies, toilet rooms, and corridors, provide building standard fluorescent lighting. Fixtures shall include new TB lamps and electronic ballasts.
(c) Lighting for utility closets shall be industrial strip type fixtures.
(d) Building lighting controls that are required to be controlled/monitored by owner's lighting control system or building management system shall be provided by owner/landlord. Wiring and programming "upstream" shall be provided by owner/landlord. "Downstream" switching and controls within the tenant space shall be by tenant.

F.	TOILET ROOMS

1.
A total of four (4) toilet rooms per floor (two for women and two for men), on the floor(s) occupied by Tenant, shall be designed and constructed in compliance with current code requirements, laws and recommendations for size and quantity, including the Americans with Disabilities Act.

G.	WASTE WATER AND VENT SYSTEM (PLUMBING)

1.
A minimum of two points of access to domestic water on any floor (hot and cold water in the four (4) toilet rooms per floor described in Paragraph F above, plus cold water only to two points of water access per floor located outside two of the toilet rooms described in Paragraph F above), sanitary waste and vent for Tenant's distribution shall be provided and conveniently located on each floor to allow service of Tenant's coffee bars and service kitchens.

H.	HVAC SYSTEM

1.	Base Building HVAC systems are required to maintain conditions based on the following criteria:
(a)    First-class quality, base building HVAC system, to meet Code, Code and 1% ASHRAE Design Conditions for the selected building location, with service available on a year-round basis throughout the Premises and the Building, to be controlled and operated using a computerized system, allowing remote start and stop schedules, after-hours HVAC on a floor-by-floor basis, electrical usage calculating

D-2-ii

capability and water usage monitoring. Electrical and water usage monitoring available at Tenant's election and sole cost and expense.

(a)
Typical tenant floor air conditioning system consists of one self-contained refrigerant based air handling unit with a water cooled condenser and multi-stage compressors, per pod. Condenser water will be provided by a roof top cooling tower(s) connected to the water cooled condensers via a primary distribution loop with centrally located distribution pumps. If dictated by the size of the system, an additional secondary pumping system will be provided on each floor to assist in the distribution of the condenser water to each air handler. System shall be operated and controlled by digital controls. Air handler and its associated mechanical room will be provided with adequate sound attenuation devices or systems to prevent compressor noise from being transferred from the mechanical room to the tenant spaces. This includes sound transmission through the ductwork, ceiling space or directly through the walls.

(b)
Each floor within the Premises to be provided with one (1) VAV box with controls per 1,700 rentable square feet, in accordance with base building HVAC criteria. Landlord to provide sample schematic ASAP.

(c)	All perimeter soffiting from window headers at standard ceiling height, ready to accept Tenant ceiling system.

(d)	Main HVAC loop, ductwork shall be extended into tenant spaces and utilize a VAV system. VAV box shall be connected to the primary duct.

(e)	Ductwork from the main fan room to the main loop, main supply air loop and ductwork up stream of the VAV box to be thermally and acoustically insulated.

(f)	Landlord shall be responsible for meeting ASHRAE Standard 62.

2.	Tenant shall be permitted per code to exhaust from break rooms and copy rooms.

3.	Tenant shall be permitted access to use of after-hours HVAC service.

I.	ELECTRICAL AND POWER SYSTEM

1.	Electrical services shall be in accordance with serving utility requirements including but not limited to all substructures, backboards, switchgear, meters etc., for complete operating systems.

2.	Landlord shall provide:

(a)	A riser, disconnect and service connection cablings, panel (if required) and conduit for Tenant distribution panels.

(b)	Meter Socket(s) in electrical closets as required for Tenant, based on Tenant using EMON meters as part of the T.I. Work.

(c)	Telephone riser and connecting blocks conveniently located for Tenant connection.

D-2-iii

(d)
Four (4) high voltage (277/480V) panels with 42 circuits each will be provided on each floor of the Premises. Two (2) of the "H panels" will be dedicated for core & shell HVAC loads and the other two provided for tenant lighting and misc. high-power needs. Approximately 1.0 Watt/SF (code maximum) of 277V power will be allocated for tenant lighting.

(e)
Two (2) 75kVA transformers will be provided on each floor of the Premises to provide approximately 3.5W/SF of transformed 120/208V power for tenant use. A total of four (4) 120/208V panels with 42 circuits each will provided on each floor of the Premises.

(f)
An additional 1.5 W/SF, up to a total of 6.0W/SF, of power will be available at 480V for tenant use over all floors of the Premises with exception of "Server Room floor" for supplemental HVAC equipment, additional plug loads, etc...

(g)
An additional 3.5W/SF, up to a total of 8.0W/SF, of power will be available at 480V for tenant use over one full "Server Room floor· of the Premises for Server/MDF/Computer Room loads or other tenant HVAC or plug loads.

3.
Demand Load (Consumed): Landlord shall work with Tenant's architect to help design electrical capacity that will accommodate Tenant's data center requirements and provide ample capacity throughout the remainder of the Premises, but, no less than 6 Watts per RSF. One floor defined by the Tenant will be able to be expanded to 8 watts per RSF at Tenant's cost.

4.	Emergency Power: Landlord shall provide emergency power to operate all essential building services per Code.

J.	LIFE SAFETY SYSTEMS

1.
The Base Building shall include safety systems as required by the latest federal, state and local codes, The Americans with Disabilities Act, as of the lease commencement date. The following improvements for the common areas of the building (exit stairwells, exit corridors, lobbies etc.):

(a)	Fire alarm pull stations.

(b)	Exit signs.

(c)	Fire extinguishers and cabinets.

(h)	Life safety speakers/strobe lights and smoke detectors.

(i)	Fire valve/hose/cabinets as required by code for unimproved/raw Tenant areas.

2.
Base building fire and life safety systems capable of being extended beyond the core wall and with adequate capacity to accommodate Tenant's layout requirements, all in accordance with Code and the applicable provisions of the National Fire Protection Association, current addition, as adopted by the City of Houston, including fire hose cabinets, finished and complete with valve and hose. Sprinkler system loop to be installed per core and shell code with sprinkler heads turned up.

D-2-iv

K.	SECURITY ACCESS SYSTEMS

1.
The Building shall have a fully operable security system with stairwell and selected perimeter door monitoring and alarm annunciation at the main control room console. Closed circuit television cameras shall be provided at all building entrances and exits including parking garage and certain other perimeter areas with recording and monitoring devices located in the Building.

2.	Access controls with electrical hardware and credential readers shall be provided at building exterior doors.

L.	COMMUNICATION SYSTEM(S) & TELECOMMUNICATIONS ACCESS

1.
Landlord shall provide conduits from the main terminal room to the telephone/cable risers and conduits that service the Premises. Fire resistant plywood telephone backboards shall be provided in each telephone room and/or riser closet.

2.
Vertical pathway/cabling risers shall be provided within the core of the Building to the point of utility demarcation to accommodate Tenant's private telephone, electrical, data and CATV systems. Tenant shall have its proportionate share of Building's riser space for its cabling needs.

D-2-v

EXHIBIT D-3
BUILDING RENDERING

D-3-i

ELEVATIONS

WEST ELEVATION

SOUTH ELEVATION

GREENHOUSE OFFICE DEVELOPMENT
STREAMWILL DEVELOPMENT

D-3-ii

IMAGES

VIEW FROM NE

GREENHOUSE OFFICE DEVELOPMENT
STREAMSIDE DEVELOPMENT

D-3-iii

D-3-iv

IMAGES

VIEW FROM SW

GREENHOUSE OFFICE DEVELOPMENT

STREAMWILE DEVELOPMENT

D-3-v

IMAGES

VIEW FROM SE

GREENHOUSE OFFICE DEVELOPMENT
STREAMLINE DEVELOPMENT

D-3-vi

EXHIBIT D-4
ESTIMATED SCHEDULE

Estimated Schedule, any discrepancy should refer to the lease

ID	Task Name	Business Days	Start	Finish
1	**Development Schedule**	356 days	Tue 2/19/13	Tue 7/1/14
2	**Preconstruction**	62 days	Tue 2/19/13	Wed 5/15/13
12	**Construction Base Building**	267 days	Mon 6/3/13	Tue 6/10/14
13	Start Construction/Building Permit	1 day	Mon 6/3/13	Mon 6/3/13
14	Building Construction	265 days	Tue 6/4/13	Mon 6/9/14
15	Base Building Substantial Completion	1 day	Tue 6/10/14	Tue 6/10/14
16	**Tenant Improvements**	305 days	Wed 5/1/13	Tue 7/1/14
17	Execute URS Lease	1 day	Wed 5/1/13	Wed 5/1/13
18	LL Deliver CADD Files to URS	1 day	Wed 5/15/13	Wed 5/15/13
19	Permit Document Delivery Date	1 day	Mon 9/2/13	Mon 9/2/13
20	Plan Delivery Date	1 day	Mon 9/30/13	Mon 9/30/13
21	Stream Review Construction Documents	15 days	Tue 10/1/13	Mon 10/21/13
22	Bid Documents	20 days	Tue 10/22/13	Mon 11/18/13
23	Buyout/Procurement	20 days	Tue 11/19/13	Mon 12/16/13
24	Permit URS Documents	40 days	Tue 9/3/13	Mon 10/28/13
25	Construction of Tenant Improvements	120 days	Tue 12/17/13	Mon 6/2/14
26	URS Early Access per Lease	20 days	Tue 6/3/14	Mon 6/30/14
27	Substantial Completion of Tenant Improvements	1 day	Tue 7/1/14	Tue 7/1/14
28	URS Open for Business	1 day	Tue 7/1/14	Tue 7/1/14

1st Quarter
2nd Quarter
3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarte
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug
6/3
6/10
5/1
5/15
9/2
9/30
7/1
7/1

Project: 130501 URS Lease Agree...
Date: Wed 5/1/13

Task	External Tasks	Manual Task	Finish-only
Split	External Milestone	Duration-only	Deadline
Milestone	Inactive Task	Manual Summary Rollup	Progress
Summary	Inactive Milestone	Manual Summary	
Project Summary	Inactive Summary	Start-only	

Page 1

D-4-i

EXHIBIT D-5
SITE PLAN

NOT A PART
PROPERTY
NOT A PART
LEGEND

KATY GREEN
OFFICE I
HARRIS COUNTY, TEXAS

HALFF

PRELIMINARY

ACCESS DRIVE EXHIBIT - STREAM

CX.XX

D-5-i

EXHIBIT D-5

# Exhibit D-6 - Drawing Log Dated 4/17/2013

| Number | Revision | Description | Revision Date | Discipline | Category |
|---|---|---|---|---|---|
| | | GENERAL | | | |
| A000 | 0 | COVER | 3/15/2013 | General | Issued For Permit |
| G001 | 0 | INDEX, PROJECT INFO, SYMBOL | 3/15/2013 | General | Issued For Permit |
| G002 | 0 | DRAWING INDEX | 3/15/2013 | General | Issued For Permit |
| G003 | 0 | EGRESS AND FIRE PROOFING PLAN - OFFICE | 3/15/2013 | General | Issued For Permit |
| G004 | 0 | FIRE EXTINGUISHER PLAN - OFFICE | 3/15/2013 | General | Issued For Permit |
| G005 | 0 | EGRESS PLAN - GARAGE | 3/15/2013 | General | Issued For Permit |
| G006 | 0 | FIRE EXTINGUISHER PLAN - GARAGE | 3/15/2013 | General | Issued For Permit |
| G007 | 0 | GARAGE - OPEN AREA CALCULATIONS | 3/15/2013 | General | Issued For Permit |
| G008 | 0 | GARAGE - OPEN AREA CALCULATIONS | 3/15/2013 | General | Issued For Permit |
| G009 | 0 | ACCESSIBILITY CODE SHEET | 3/15/2013 | General | Issued For Permit |
| G010 | 0 | TOILET STANDARDS | 3/15/2013 | General | Issued For Permit |
| G011 | 0 | UL ASSEMBLIES | 3/15/2013 | General | Issued For Permit |
| G012 | 0 | UL ASSEMBLIES | 3/15/2013 | General | Issued For Permit |
| FCR 1 | 0 | FIRE CODE REVIEW SHEET - OFFICE | 3/15/2013 | General | Issued For Permit |
| FCR 2 | 0 | FIRE CODE REVIEW SHEET - GARAGE | 3/15/2013 | General | Issued For Permit |
| FM101 | 0 | FIRE MARSHALL PLAN | 3/15/2013 | General | Issued For Permit |
| | | CIVIL | | | |
| C000 | 0 | COVER SHEET | 3/15/2013 | Civil | Issued For Permit |
| C100 | 0 | PAVING AND DIMENSION CONTROL PLAN | 3/15/2013 | Civil | Issued For Permit |
| C101 | 0 | FIRE LANE LAYOUT | 3/15/2013 | Civil | Issued For Permit |
| C200 | 0 | GRADING PLAN | 3/15/2013 | Civil | Issued For Permit |
| C300 | 0 | STORM DRAIN PLAN | 3/15/2013 | Civil | Issued For Permit |
| C400 | 0 | WATER AND SEWER PLAN | 3/15/2013 | Civil | Issued For Permit |
| C500 | 0 | EROSION CONTROL PLAN | 3/15/2013 | Civil | Issued For Permit |
| C600 | 0 | DETAILS | 3/15/2013 | Civil | Issued For Permit |
| C601 | 0 | DETAILS | 3/15/2013 | Civil | Issued For Permit |
| C602 | 0 | DETAILS | 3/15/2013 | Civil | Issued For Permit |
| C603 | 0 | DETAILS | 3/15/2013 | Civil | Issued For Permit |
| | | PARKING | | | |
| PK1.01 | 0 | PAVEMENT MARKINGS LEVEL 1 | 3/15/2013 | Parking Garage | Issued For Permit |
| PK1.02 | 0 | PAVEMENT MARKINGS LEVEL 2 | 3/15/2013 | Parking Garage | Issued For Permit |
| PK1.03 | 0 | PAVEMENT MARKINGS LEVEL 3 | 3/15/2013 | Parking Garage | Issued For Permit |
| PK1.04 | 0 | PAVEMENT MARKINGS LEVEL 4 | 3/15/2013 | Parking Garage | Issued For Permit |
| PK2.01 | 0 | GRAPHICS PROGRAMMING LEVEL 1 | 3/15/2013 | Parking Garage | Issued For Permit |
| PK2.02 | 0 | GRAPHICS PROGRAMMING LEVEL 2 | 3/15/2013 | Parking Garage | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| PK2.03 | 0 | GRAPHICS PROGRAMMING LEVEL 3 | 3/15/2013 | Parking Garage | Issued For Permit |
| PK2.04 | 0 | GRAPHICS PROGRAMMING LEVEL 4 | 3/15/2013 | Parking Garage | Issued For Permit |
| | | STRUCTURAL | | | |
| S100 | 0 | GENERAL STRUCTURAL DATA | 3/15/2013 | Structural | Issued For Permit |
| S200 | 0 | FOUNDATION PLAN | 3/15/2013 | Structural | Issued For Permit |
| S201 | 0 | STRUCTURAL DETAILS | 3/15/2013 | Structural | Issued For Permit |
| S202 | 0 | FOUNDATION DETAILS | 3/15/2013 | Structural | Issued For Permit |
| S250 | 0 | PARKING GARAGE FOUNDATION PLAN | 3/15/2013 | Structural | Issued For Permit |
| S251 | 0 | PARKING GARAGE FOUNDATION PLAN | 3/15/2013 | Structural | Issued For Permit |
| S252 | 0 | PARKING GARAGE FOUNDATION PLAN | 3/15/2013 | Structural | Issued For Permit |
| S300 | 0 | SECOND FLOOR FRAMING PLAN | 3/15/2013 | Structural | Issued For Permit |
| S301 | 0 | THIRD, FOURTH AND FIFHT FLOOR FRAMING PLAN | 3/15/2013 | Structural | Issued For Permit |
| S302 | 0 | ROOF FRAMING PLAN | 3/15/2013 | Structural | Issued For Permit |
| S303 | 0 | SCREEN WALL PLAN | 3/15/2013 | Structural | Issued For Permit |
| S304 | 0 | FRAMING DETAILS | 3/15/2013 | Structural | Issued For Permit |
| | | ARCHITECTURAL | | | |
| A101 | 0 | OVERALL FIRST FLOOR PLAN | 3/15/2013 | Architectural | Issued For Permit |
| A102 | 0 | OVERALL SECOND FLOOR PLAN | 3/15/2013 | Architectural | Issued For Permit |
| A103 | 0 | OVERALL THRID FLOOR PLAN | 3/15/2013 | Architectural | Issued For Permit |
| A104 | 0 | OVERALL FOURTH FLOOR PLAN | 3/15/2013 | Architectural | Issued For Permit |
| A105 | 0 | OVERALL FIFTH FLOOR PLAN | 3/15/2013 | Architectural | Issued For Permit |
| A106 | 0 | OVERALL ROOF PLAN | 3/15/2013 | Architectural | Issued For Permit |
| A107 | 0 | OVERALL FIRST FLOOR PLAN GARAGE | 3/15/2013 | Architectural | Issued For Permit |
| A108 | 0 | OVERALL SECOND FLOOR PLAN GARAGE | 3/15/2013 | Architectural | Issued For Permit |
| A109 | 0 | OVERALL THIRD FLOOR PLAN GARAGE | 3/15/2013 | Architectural | Issued For Permit |
| A110 | 0 | OVERALL FOURTH FLOOR PLAN GARAGE | 3/15/2013 | Architectural | Issued For Permit |
| A201 | 0 | OVERALL BUILDING ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A202 | 0 | OVERALL BUILDING ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A203 | 0 | OVERALL GARAGE ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A204 | 0 | OVERALL GARAGE ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A205 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A206 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A207 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A208 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A209 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |

Page 1 of 5

D-6-i

| | | | | | |
|---|---|---|---|---|---|
| A210 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A211 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A212 | 0 | ENLARGED EXTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A301 | 0 | OVERALL BUILDING SECTIONS | 3/15/2013 | Architectural | Issued For Permit |
| A302 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| A303 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| A304 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| A305 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| A306 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| A307 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| A308 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| A309 | 0 | WALL SECTIONS AND DETAILS | 3/15/2013 | Architectural | Issued For Permit |
| A401 | 0 | ENLARGED FLOOR PLAN & RCP - LOBBY | 3/15/2013 | Architectural | Issued For Permit |
| A402 | 0 | ENLARGED SECOND FLOOR PLAN & RCP - LOBBY | 3/15/2013 | Architectural | Issued For Permit |
| A403 | 0 | ENLARGED FINISH FLOOR PLAN - LOBBY | 3/15/2013 | Architectural | Issued For Permit |
| A420 | 0 | ENLARGED RESTROOM PLAN | 3/15/2013 | Architectural | Issued For Permit |
| A501 | 0 | INTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A502 | 0 | INTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A503 | 0 | INTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A504 | 0 | INTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A505 | 0 | INTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A506 | 0 | INTERIOR ELEVATIONS | 3/15/2013 | Architectural | Issued For Permit |
| A520 | 0 | INTERIOR WALL SECTIONS | 3/15/2013 | Architectural | Issued For Permit |
| A530 | 0 | MILLWORK SECTIONS | 3/15/2013 | Architectural | Issued For Permit |
| A540 | 0 | FLOORING TRANSITIONS | 3/15/2013 | Architectural | Issued For Permit |
| A601 | 0 | PARTITION TYPES | 3/15/2013 | Architectural | Issued For Permit |
| A604 | 0 | FINISH SCHEDULE | 3/15/2013 | Architectural | Issued For Permit |
| A606 | 0 | LIGHT FIXTURE SCHEDULE | 3/15/2013 | Architectural | Issued For Permit |
| | | MECHANICAL | | | |
| M101A | 0 | FIRST FLOOR NORTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M101B | 0 | FIRST FLOOR SOUTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M102A | 0 | SECOND FLOOR NORTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M102B | 0 | SECOND FLOOR SOUTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M103A | 0 | THIRD FLOOR NORTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M103B | 0 | THIRD FLOOR SOUTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M104A | 0 | FOURTH FLOOR NORTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M104B | 0 | FOURTH FLOOR SOUTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M105A | 0 | FIFTH FLOOR NORTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M105B | 0 | FIFTH FLOOR SOUTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M106A | 0 | ROOF NORTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M106B | 0 | ROOF SOUTH MECHANICAL PLAN | 3/15/2013 | Mechanical | Issued For Permit |
| M201 | 0 | MECHANICAL LEGEND AND SCHEDULES | 3/15/2013 | Mechanical | Issued For Permit |
| M202 | 0 | MECHANICAL LEGEND AND SCHEDULES | 3/15/2013 | Mechanical | Issued For Permit |
| M203 | 0 | MECHANICAL SCHEDULES | 3/15/2013 | Mechanical | Issued For Permit |
| M204 | 0 | MECHANICAL SCHEDULES | 3/15/2013 | Mechanical | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| M205 | 0 | MECHANICAL SCHEDULES | 3/15/2013 | Mechanical | Issued For Permit |
| M206 | 0 | MECHANICAL SCHEDULES | 3/15/2013 | Mechanical | Issued For Permit |
| M301 | 0 | MECHANICAL DETAILS | 3/15/2013 | Mechanical | Issued For Permit |
| M302 | 0 | MECHANICAL DETAILS | 3/15/2013 | Mechanical | Issued For Permit |
| M401 | 0 | MECHANICAL CONDENSER WATER RISER DIAGRAM | 3/15/2013 | Mechanical | Issued For Permit |
| M402 | 0 | MECHANICAL OUTSIDE AIR AND TOILET EXHAUST RISERR | 3/15/2013 | Mechanical | Issued For Permit |
| M403 | 0 | MECHANICAL CONDENSER WATER SYSTEM SCHEMATIC | 3/15/2013 | Mechanical | Issued For Permit |
| PK2.20 | 0 | GRAPHICS SIGN SCHEDULE | 3/15/2013 | Parking Garage | Issued For Permit |
| PK2.21 | 0 | SIGN FACE DETAILS | 3/15/2013 | Parking Garage | Issued For Permit |
| PK2.22 | 0 | SIGN FACE DETAILS | 3/15/2013 | Parking Garage | Issued For Permit |
| PK2.23 | 0 | SIGN MOUNTING DETAILS | 3/15/2013 | Parking Garage | Issued For Permit |
| PK2.24 | 0 | SIGN MOUNTING DETAILS | 3/15/2013 | Parking Garage | Issued For Permit |
| | | ELECTRICAL | | | |
| E100 | 0 | ELECTRICAL SITE PLAN | 3/15/2013 | Electrical | Issued For Permit |
| E101A | 0 | ELECTRICAL FLOOR PLAN GROUND LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E101B | 0 | ELECTRICAL FLOOR PLAN GROUND LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E101G | 0 | ELECTRICAL PLAN TYPICAL FLOOR | 3/15/2013 | Electrical | Issued For Permit |
| E102A | 0 | ELECTRICAL FLOOR PLAN SECOND LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E102B | 0 | ELECTRICAL FLOOR PLAN SECOND LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E103A | 0 | ELECTRICAL FLOOR PLAN THIRD/FOURTH LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E103B | 0 | ELECTRICAL FLOOR PLAN THIRD/FOURTH LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E105A | 0 | ELECTRICAL FLOOR PLAN FIFTH LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E105B | 0 | ELECTRICAL FLOOR PLAN FIFTH LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E106A | 0 | ELECTRICAL FLOOR PLAN ROOF LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E106B | 0 | ELECTRICAL FLOOR PLAN ROOF LEVEL | 3/15/2013 | Electrical | Issued For Permit |
| E201 | 0 | ELECTRICAL SCHEDULES | 3/15/2013 | Electrical | Issued For Permit |
| E202 | 0 | ELECTRICAL SCHEDULES | 3/15/2013 | Electrical | Issued For Permit |
| E203 | 0 | ELECTRICAL SCHEDULES | 3/15/2013 | Electrical | Issued For Permit |
| E204 | 0 | ELECTRICAL SCHEDULES | 3/15/2013 | Electrical | Issued For Permit |

Page 2 of 6

D-6-ii

| Number | Revision | Description | Revision Date | Discipline | Category |
|---|---|---|---|---|---|
| E205 | 0 | ELECTRICAL SCHEDULES | 3/15/2013 | Electrical | Issued For Permit |
| E301 | 0 | ELECTRICAL DETAILS | 3/15/2013 | Electrical | Issued For Permit |
| E302 | 0 | ELECTRICAL SCHEDULES | 3/15/2013 | Electrical | Issued For Permit |
| E401 | 0 | ELECTRICAL RISER DIAGRAM | 3/15/2013 | Electrical | Issued For Permit |
| S305 | 0 | FRAMING DETAILS | 3/15/2013 | Structural | Issued For Permit |
| S306 | 0 | FRAMING DETAILS | 3/15/2013 | Structural | Issued For Permit |
| | | PLUMBING | | | |
| P100 | 0 | SITE PLAN PLUMBING | 3/15/2013 | Plumbing | Issued For Permit |
| P101A | 0 | FIRST FLOOR NORTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P101B | 0 | FIRST FLOOR SOUTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P102A | 0 | SECOND FLOOR NORTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| P102B | 0 | SECOND FLOOR SOUTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P103A | 0 | THIRD FLOOR NORTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P103B | 0 | THIRD FLOOR SOUTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P104A | 0 | FOURTH FLOOR NORTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P104B | 0 | FOURTH FLOOR SOUTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P105A | 0 | FIFTH FLOOR NORTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P105B | 0 | FIFHT FLOOR SOUTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P106A | 0 | ROOF NORTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P106B | 0 | ROOF SOUTH PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| P201 | 0 | PLUMBING LEGENDS AND SCHEDULES | 3/15/2013 | Plumbing | Issued For Permit |
| P202 | 0 | PLUMBING LEGENDS AND SCHEDULES | 3/15/2013 | Plumbing | Issued For Permit |
| P301 | 0 | PLUMBING DETAILS | 3/15/2013 | Plumbing | Issued For Permit |
| P302 | 0 | PLUMBING DETAILS | 3/15/2013 | Plumbing | Issued For Permit |
| P303 | 0 | PLUMBING DETAILS | 3/15/2013 | Plumbing | Issued For Permit |
| P401 | 0 | DOMESTIC WATER RISER DIAGRAM | 3/15/2013 | Plumbing | Issued For Permit |
| P402 | 0 | FIRE PROTECTION DIAGRAM | 3/15/2013 | Plumbing | Issued For Permit |
| P403 | 0 | SANITARY SEWER RISER DIAGRAM | 3/15/2013 | Plumbing | Issued For Permit |
| P404 | 0 | STORM WATER RISER DIAGRAM | 3/15/2013 | Plumbing | Issued For Permit |
| P405 | 0 | FIRE PROTECTION RISER DIAGRAM(GARAGE) | 3/15/2013 | Plumbing | Issued For Permit |
| P406 | 0 | STORM WATER RISER DIAGRAM(GARAGE) | 3/15/2013 | Plumbing | Issued For Permit |
| P501 | 0 | PARTIAL FLOOR PLUMBING PLANS | 3/15/2013 | Plumbing | Issued For Permit |
| PG100 | 0 | FIRST FLOOR GARAGE UNDERFLOOR PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| PG101 | 0 | FIRST FLOOR GARAGE PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| PG102 | 0 | SECOND FLOOR GARAGE PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| PG103 | 0 | THIRD FLOOR GARAGE PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| PG104 | 0 | FOURTH FLOOR GARAGE PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| PU101A | 0 | FIRST FLOOR NORTH UNDERFLOOR PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |
| PU101B | 0 | FIRST FLOOR SOUTH UNDERFLOOR PLUMBING PLAN | 3/15/2013 | Plumbing | Issued For Permit |

## CONTRACT SPECIFICATIONS

| Number | Revision | Description | Revision Date | Discipline | Category |
|---|---|---|---|---|---|
| 00 0101 | 0 | PROJECT TITLE PAGE | 3/15/2013 | Specifications | Issued For Permit |
| 00 0107 | 0 | SEALS PAGE | 3/15/2013 | Specifications | Issued For Permit |
| 00 3100 | 0 | AVAILABLE PROJECT INFORMATION | 3/15/2013 | Specifications | Issued For Permit |
| 01 1000 | 0 | SUMMARY | 3/15/2013 | Specifications | Issued For Permit |
| 01 2000 | 0 | PRICE AND PAYMENT PROCEDURES | 3/15/2013 | Specifications | Issued For Permit |
| 01 3000 | 0 | ADMINISTRATIVE REQUIREMENTS | 3/15/2013 | Specifications | Issued For Permit |
| 01 3514.01 | 0 | LEED-NC 2009 CREDIT SUMMARY | 3/15/2013 | Specifications | Issued For Permit |
| 01 3513 | 0 | LEED CERTIFICATION PROCEDURES | 3/15/2013 | Specifications | Issued For Permit |
| 01 3515 | 0 | LEED SUBMITTAL FORMS | 3/15/2013 | Specifications | Issued For Permit |
| 01 3516.01 | 0 | LEED MATERIAL COST SUMMARY FORM | 3/15/2013 | Specifications | Issued For Permit |
| 01 3516.02 | 0 | LEED WOOD-CONTAINING PRODUCT LIST | 3/15/2013 | Specifications | Issued For Permit |
| 01 3516.03 | 0 | LEED METAL-CONTAINING PRODUCT LIST | 3/15/2013 | Specifications | Issued For Permit |
| 01 3516.04 | 0 | LEED MATERIAL CONTENT FORM | 3/15/2013 | Specifications | Issued For Permit |
| 01 3516.05 | 0 | LEED NEW PRODUCT SOURCE FORM | 3/15/2013 | Specifications | Issued For Permit |
| 01 3516.07 | 0 | LEED PROHIBITED CONTENT INSTALLER CERTIFICATION | 3/15/2013 | Specifications | Issued For Permit |
| 01 4000 | 0 | QUALITY REQUIREMENTS | 3/15/2013 | Specifications | Issued For Permit |
| 01 4216 | 0 | DEFINITIONS | 3/15/2013 | Specifications | Issued For Permit |
| 01 5000 | 0 | TEMPORARY FACILITIES AND CONTROLS | 3/15/2013 | Specifications | Issued For Permit |
| 01 6000 | 0 | PRODUCT REQUIREMENTS | 3/15/2013 | Specifications | Issued For Permit |
| 01 6116 | 0 | VOLATILE ORGANIC COMPOUND (VOC) CONTENT RESTRICTION | 3/15/2013 | Specifications | Issued For Permit |
| 01 7000 | 0 | EXECUTION AND CLOSEOUT REQUIREMENTS | 3/15/2013 | Specifications | Issued For Permit |
| 01 7419 | 0 | CONSTRUCTION WASTE MANAGEMENT AND DISPOSAL | 3/15/2013 | Specifications | Issued For Permit |
| 01 7830 | 0 | CLOSEOUT SUBMITTALS | 3/15/2013 | Specifications | Issued For Permit |
| 02 4100 | 0 | DEMOLITION | 3/15/2013 | Specifications | Issued For Permit |
| 03 3000 | 0 | CAST-IN-PLACE CONCRETE | 3/15/2013 | Specifications | Issued For Permit |
| 03 3511 | 0 | CONCRETE FLOOR FINISHES | 3/15/2013 | Specifications | Issued For Permit |
| 03 4100 | 0 | PRECAST STRUCTURAL CONCRETE | 3/15/2013 | Specifications | Issued For Permit |
| 03 4713 | 0 | TILT-UP CONCRETE | 3/15/2013 | Specifications | Issued For Permit |

Page 3 of 6

D-6-iii

| Number | Revision | Description | Revision Date | Discipline | Category |
|---|---|---|---|---|---|
| 04 4200 | 0 | EXTERIOR STONE CLADDING | 3/15/2013 | Specifications | Issued For Permit |
| 05 1200 | 1 | STRUCTURAL STEEL FRAMING | 3/15/2013 | Specifications | Issued For Permit |
| 05 2100 | 0 | STEEL JOIST FRAMING | 3/15/2013 | Specifications | Issued For Permit |
| 05 3100 | 0 | STEEL DECKING | 3/15/2013 | Specifications | Issued For Permit |
| 05 4000 | 0 | COLD-FORMED METAL FRAMING | 3/15/2013 | Specifications | Issued For Permit |
| 05 5000 | 0 | METAL FABRICATIONS | 3/15/2013 | Specifications | Issued For Permit |
| 05 5100 | 0 | METAL STAIRS | 3/15/2013 | Specifications | Issued For Permit |
| 05 7500 | 0 | DECORATIVE FORMED METAL | 3/15/2013 | Specifications | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| 06 1000 | 0 | ROUGH CARPENTRY | 3/15/2013 | Specifications | Issued For Permit |
| 06 2000 | 0 | FINISH CARPENTRY | 3/15/2013 | Specifications | Issued For Permit |
| 06 4100 | 0 | ARCHITECTURAL WOOD CASEWORK | 3/15/2013 | Specifications | Issued For Permit |
| 06 4216 | 0 | WOOD-VENEER PANELING | 3/15/2013 | Specifications | Issued For Permit |
| 06 6400 | 0 | SOLID POLYMER FABRICATIONS | 3/15/2013 | Specifications | Issued For Permit |
| 06 8200 | 0 | GLASS FIBER REINFORCED PLASTIC | 3/15/2013 | Specifications | Issued For Permit |
| 07 1300 | 0 | SHEET WATERPROOFING | 3/15/2013 | Specifications | Issued For Permit |
| 07 2100 | 0 | THERMAL INSULATION | 3/15/2013 | Specifications | Issued For Permit |
| 07 2500 | 0 | WEATHER BARRIERS | 3/15/2013 | Specifications | Issued For Permit |
| 07 4264 | 0 | METAL COMPOSITE MATERIAL WALL PANELS | 3/15/2013 | Specifications | Issued For Permit |
| 07 5400 | 0 | THERMOPLASTIC MEMBRANE ROOFING | 3/15/2013 | Specifications | Issued For Permit |
| 07 6200 | 0 | SHEET METAL FLASHING AND TRIM | 3/15/2013 | Specifications | Issued For Permit |
| 07 7100 | 0 | ROOF SPECIALTIES | 3/15/2013 | Specifications | Issued For Permit |
| 07 7200 | 0 | ROOF ACCESSORIES | 3/15/2013 | Specifications | Issued For Permit |
| 07 8100 | 0 | APPLIED FIREPROOFING | 3/15/2013 | Specifications | Issued For Permit |
| 07 8400 | 0 | FIRESTOPPING | 3/15/2013 | Specifications | Issued For Permit |
| 07 9005 | 0 | JOINT SEALERS | 3/15/2013 | Specifications | Issued For Permit |
| 08 1113 | 0 | HOLLOW METAL DOORS AND FRAMES | 3/15/2013 | Specifications | Issued For Permit |
| 08 1116 | 0 | ALUMINUM DOORS AND FRAMES | 3/15/2013 | Specifications | Issued For Permit |
| 08 1416 | 0 | FLUSH WOOD DOORS | 3/15/2013 | Specifications | Issued For Permit |
| 08 3100 | 0 | ACCESS DOORS AND PANELS | 3/15/2013 | Specifications | Issued For Permit |
| 08 4126 | 0 | ALL-GLASS ENTRANCES AND STOREFRONTS | 3/15/2013 | Specifications | Issued For Permit |
| 08 4313 | 0 | ALUMINUM-FRAMED STOREFRONTS | 3/15/2013 | Specifications | Issued For Permit |
| 08 4413 | 0 | GLAZED ALUMINUM CURTAIN WALLS | 3/15/2013 | Specifications | Issued For Permit |
| 08 7100 | 0 | DOOR HARDWARE | 3/15/2013 | Specifications | Issued For Permit |
| 08 8000 | 0 | GLAZING | 3/15/2013 | Specifications | Issued For Permit |
| 08 8300 | 0 | MIRRORS | 3/15/2013 | Specifications | Issued For Permit |
| 08 1113 | 0 | HOLLOW METAL DOORS AND FRAMES | 3/15/2013 | Specifications | Issued For Permit |
| 08 1116 | 0 | ALUMINUM DOORS AND FRAMES | 3/15/2013 | Specifications | Issued For Permit |
| 08 1416 | 0 | FLUSH WOOD DOORS | 3/15/2013 | Specifications | Issued For Permit |
| 08 3100 | 0 | ACCESS DOORS AND PANELS | 3/15/2013 | Specifications | Issued For Permit |
| 08 4126 | 0 | ALL-GLASS ENTRANCES AND STOREFRONTS | 3/15/2013 | Specifications | Issued For Permit |
| 08 4313 | 0 | ALUMINUM-FRAMED STOREFRONTS | 3/15/2013 | Specifications | Issued For Permit |
| 08 4413 | 0 | GLAZED ALUMINUM CURTAIN WALLS | 3/15/2013 | Specifications | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| 08 7100 | 0 | DOOR HARDWARE | 3/15/2013 | Specifications | Issued For Permit |
| 08 8000 | 0 | GLAZING | 3/15/2013 | Specifications | Issued For Permit |
| 08 8300 | 0 | MIRRORS | 3/15/2013 | Specifications | Issued For Permit |
| 09 0561 | 0 | COMMON WORK RESULTS FOR FLOORING PREPARATION | 3/15/2013 | Specifications | Issued For Permit |
| 09 2116 | 0 | GYPSUM BOARD ASSEMBLIES | 3/15/2013 | Specifications | Issued For Permit |
| 09 3000 | 0 | TILING | 3/15/2013 | Specifications | Issued For Permit |
| 09 5100 | 0 | ACOUSTICAL CEILINGS | 3/15/2013 | Specifications | Issued For Permit |
| 09 5426 | 0 | WOOD PANEL CEILINGS | 3/15/2013 | Specifications | Issued For Permit |
| 09 6340 | 0 | STONE FLOORING | 3/15/2013 | Specifications | Issued For Permit |
| 09 7200 | 0 | WALL COVERINGS | 3/15/2013 | Specifications | Issued For Permit |
| 09 8311 | 0 | ACOUSTICAL WALL SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 09 9100 | 0 | PAINTING AND COATING | 3/15/2013 | Specifications | Issued For Permit |
| 09 9600 | 0 | HIGH-PERFORMANCE COATINGS | 3/15/2013 | Specifications | Issued For Permit |
| 10 1400 | 0 | SIGNAGE | 3/15/2013 | Specifications | Issued For Permit |
| 10 2113.13 | 0 | METAL TOILET COMPARTMENTS | 3/15/2013 | Specifications | Issued For Permit |
| 10 2226 | 0 | DECORATIVE PANEL WALL SYSTEM | 3/15/2013 | Specifications | Issued For Permit |
| 10 2800 | 0 | TOILET ACCESSORIES | 3/15/2013 | Specifications | Issued For Permit |
| 10 4400 | 0 | FIRE EXTINGUISHERS AND ACCESSORIES | 3/15/2013 | Specifications | Issued For Permit |
| 10 7316 | 0 | ALUMINUM CANOPIES | 3/15/2013 | Specifications | Issued For Permit |
| 12 2400 | 0 | WINDOW SHADES | 3/15/2013 | Specifications | Issued For Permit |
| 12 3600 | 0 | COUNTERTOPS | 3/15/2013 | Specifications | Issued For Permit |
| 12 4813 | 0 | ENTRANCE FLOOR MATS AND FRAMES | 3/15/2013 | Specifications | Issued For Permit |
| 12 9313 | 0 | BICYCLE RACKS | 3/15/2013 | Specifications | Issued For Permit |
| 14 2010 | 0 | PASSENGER AND FREIGHT ELEVATORS | 3/15/2013 | Specifications | Issued For Permit |
| 14 2705 | 0 | CUSTOM ELEVATOR CABS AND HOISTWAY DOORS | 3/15/2013 | Specifications | Issued For Permit |
| 20 0000 | 0 | FACILITY SERVICES GENERAL REQUIREMENTS INDEX | 3/15/2013 | Specifications | Issued For Permit |
| 20 0501 | 0 | SCOPE OF WORK | 3/15/2013 | Specifications | Issued For Permit |
| 20 0503 | 0 | BASIC DIVISION 20-28 REQUIREMENTS | 3/15/2013 | Specifications | Issued For Permit |
| 20 0504 | 0 | SCHEDULE OF SUBMITTAL DATA | 3/15/2013 | Specifications | Issued For Permit |
| 20 0505 | 0 | GENERAL DIVISION 20-28 MATERIALS AND METHODS | 3/15/2013 | Specifications | Issued For Permit |
| 20 0506 | 0 | OWNER AND CONTRACTOR FURNISHED EQUIPMENT | 3/15/2013 | Specifications | Issued For Permit |
| 20 0513 | 0 | MOTORS AND CONTROLLERS | 3/15/2013 | Specifications | Issued For Permit |

Page 4 of 6

D-6-iv

| Number | Revision | Description | Revision Date | Discipline | Category |
|---|---|---|---|---|---|
| 20 0514 | 0 | ELECTRONIC VARIABLE SPEED DRIVES | 3/15/2013 | Specifications | Issued For Permit |
| 20 0533 | 0 | PIPE HEAT TRACING | 3/15/2013 | Specifications | Issued For Permit |
| 20 0548 | 0 | NOISE AND VIBRATION ISOLATION | 3/15/2013 | Specifications | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| 20 0700 | 0 | THERMAL INSULATION | 3/15/2013 | Specifications | Issued For Permit |
| 20 0800 | 0 | COMMISSIONING | 3/15/2013 | Specifications | Issued For Permit |
| 20 2116 | 0 | MISCELLANEOUS PIPING | 3/15/2013 | Specifications | Issued For Permit |
| 21 0000 | 0 | FIRE SUPPRESSION INDEX | 3/15/2013 | Specifications | Issued For Permit |
| 21 0501 | 0 | SCOPE OF WORK | 3/15/2013 | Specifications | Issued For Permit |
| 21 0502 | 0 | DESIGN CRITERIA | 3/15/2013 | Specifications | Issued For Permit |
| 21 0504 | 0 | SCHEDULE OF SUBMITTAL DATA | 3/15/2013 | Specifications | Issued For Permit |
| 21 0593 | 0 | STARTUP, TESTING, ADJUSTING, AND BALANCING | 3/15/2013 | Specifications | Issued For Permit |
| 21 1220 | 0 | FIRE SUPPRESSION STANDPIPES | 3/15/2013 | Specifications | Issued For Permit |
| 21 1313 | 0 | WET-PIPE FIRE SPRINKLER SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 21 1316 | 0 | DRY-PIPE FIRE SPRINKLER SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 21 3113 | 0 | ELECTRIC-DRIVE, CENTRIFUGAL FIRE PUMPS | 3/15/2013 | Specifications | Issued For Permit |
| 21 4123 | 0 | TANKS AND VESSELS | 3/15/2013 | Specifications | Issued For Permit |
| 22 0000 | 0 | PLUMBING INDEX | 3/15/2013 | Specifications | Issued For Permit |
| 22 0501 | 0 | SCOPE OF WORK | 3/15/2013 | Specifications | Issued For Permit |
| 22 0502 | 0 | DESIGN CRITERIA | 3/15/2013 | Specifications | Issued For Permit |
| 22 0504 | 0 | SCHEDULE OF SUBMITTAL DATA | 3/15/2013 | Specifications | Issued For Permit |
| 22 0526 | 0 | MISCELLANEOUS EQUIPMENT | 3/15/2013 | Specifications | Issued For Permit |
| 22 0593 | 0 | STARTUP, TESTING, ADJUSTING, AND BALANCING | 3/15/2013 | Specifications | Issued For Permit |
| 22 0933 | 0 | INPUT/OUTPUT POINT SCHEDULE | 3/15/2013 | Specifications | Issued For Permit |
| 22 0993 | 0 | SEQUENCE OF OPERATION | 3/15/2013 | Specifications | Issued For Permit |
| 22 1116 | 0 | PLUMBING PIPING AND ACCESSORIES | 3/15/2013 | Specifications | Issued For Permit |
| 22 1123 | 0 | PLUMBING PUMPS | 3/15/2013 | Specifications | Issued For Permit |
| 22 1223 | 0 | TANKS AND VESSELS | 3/15/2013 | Specifications | Issued For Permit |
| 22 3100 | 0 | WATER SOFTENERS | 3/15/2013 | Specifications | Issued For Permit |
| 22 3333 | 0 | ELECTRIC WATER HEATERS | 3/15/2013 | Specifications | Issued For Permit |
| 22 4210 | 0 | PLUMBING FIXTURES AND TRIM | 3/15/2013 | Specifications | Issued For Permit |
| 23 0000 | 0 | HEATING, VENTILATING, AND AIR CONDITIONING INDEX | 3/15/2013 | Specifications | Issued For Permit |
| 23 0501 | 0 | SCOPE OF WORK | 3/15/2013 | Specifications | Issued For Permit |
| 23 0502 | 0 | DESIGN CRITERIA | 3/15/2013 | Specifications | Issued For Permit |
| 23 0504 | 0 | SCHEDULE OF SUBMITTAL DATA | 3/15/2013 | Specifications | Issued For Permit |
| 23 0510 | 0 | HVAC WATER PIPING ACCESSORIES | 3/15/2013 | Specifications | Issued For Permit |
| 23 0526 | 0 | MISCELLANEOUS EQUIPMENT | 3/15/2013 | Specifications | Issued For Permit |
| 23 0593 | 0 | STARTUP, TESTING, ADJUSTING, AND BALANCING | 3/15/2013 | Specifications | Issued For Permit |
| 23 0593.13 | 0 | SUPPLEMENTAL BALANCING AND ADJUSTMENTS | 3/15/2013 | Specifications | Issued For Permit |
| 23 2113 | 0 | HVAC WATER PIPING | 3/15/2013 | Specifications | Issued For Permit |
| Number | Revision | Description | Revision Date | Discipline | Category |
| 23 2123 | 0 | HVAC PUMPS | 3/15/2013 | Specifications | Issued For Permit |
| 23 2300 | 0 | REFRIGERANT PIPING | 3/15/2013 | Specifications | Issued For Permit |
| 23 2510 | 0 | WATER TREATMENT SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 23 3113 | 0 | DUCTWORK AND SHEET METAL | 3/15/2013 | Specifications | Issued For Permit |
| 23 3123 | 0 | FIRE RATED DUCTWORK SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 23 3310 | 0 | AIR DISTRIBUTION DEVICES AND DAMPERS | 3/15/2013 | Specifications | Issued For Permit |
| 23 3319 | 0 | SOUND ATTENUATORS | 3/15/2013 | Specifications | Issued For Permit |
| 23 3410 | 0 | FANS | 3/15/2013 | Specifications | Issued For Permit |
| 23 3600 | 0 | AIR TERMINAL UNITS | 3/15/2013 | Specifications | Issued For Permit |
| 23 4110 | 0 | AIR FILTERING | 3/15/2013 | Specifications | Issued For Permit |
| 23 6213 | 0 | AIR COOLED CONDENSING UNITS | 3/15/2013 | Specifications | Issued For Permit |
| 23 6600 | 0 | AUTOMATIC ON-LINE CONDENSER TUBE CLEANING SYSTEM | 3/15/2013 | Specifications | Issued For Permit |
| 23 7213 | 0 | HEAT WHEEL AIR-TO-AIR ENERGY RECOVERY UNITS | 3/15/2013 | Specifications | Issued For Permit |
| 23 7300 | 0 | AIR HANDLING UNITS | 3/15/2013 | Specifications | Issued For Permit |
| 23 7810 | 0 | CLOSED CIRCUIT EVAPORATIVE COOLERS MS | 3/15/2013 | Specifications | Issued For Permit |
| 23 8120 | 0 | SELF-CONTAINED WATER COOLED AIR HANDLING UNITS | 3/15/2013 | Specifications | Issued For Permit |
| 23 8231 | 0 | ELECTRIC DUCT HEATERS | 3/15/2013 | Specifications | Issued For Permit |
| 23 8239.12 | 0 | ELECTRIC UNIT HEATERS | 3/15/2013 | Specifications | Issued For Permit |
| 25 0000 | 0 | INTEGRATED AUTOMATION INDEX | 3/15/2013 | Specifications | Issued For Permit |
| 25 0501 | 0 | SCOPE OF WORK | 3/15/2013 | Specifications | Issued For Permit |
| 25 0502 | 0 | DESIGN CRITERIA | 3/15/2013 | Specifications | Issued For Permit |
| 25 0504 | 0 | SCHEDULE OF SUBMITTAL DATA | 3/15/2013 | Specifications | Issued For Permit |
| 25 0901 | 0 | INSTALLATION, TESTING, TRAINING | 3/15/2013 | Specifications | Issued For Permit |
| 25 0902 | 0 | WORKSTATIONS, PANELS, AND CONTROLLERS | 3/15/2013 | Specifications | Issued For Permit |
| 25 0903 | 0 | DAMPERS, VALVES, AND ELECTRONIC CONTROL AND AUTOMAT | 3/15/2013 | Specifications | Issued For Permit |
| 25 0916 | 0 | BUILDING CONTROL AND AUTOMATION SYSTEM (BCAS) SOFTW | 3/15/2013 | Specifications | Issued For Permit |
| 25 0933 | 0 | INPUT/OUTPUT POINT SCHEDULE | 3/15/2013 | Specifications | Issued For Permit |
| 25 0993 | 0 | SEQUENCE OF OPERATION | 3/15/2013 | Specifications | Issued For Permit |
| 26 0000 | 0 | ELECTRICAL INDEX | 3/15/2013 | Specifications | Issued For Permit |
| 26 0501 | 0 | SCOPE OF WORK | 3/15/2013 | Specifications | Issued For Permit |
| 26 0502 | 0 | DESIGN CRITERIA | 3/15/2013 | Specifications | Issued For Permit |
| 26 0504 | 0 | SCHEDULE OF SUBMITTAL DATA | 3/15/2013 | Specifications | Issued For Permit |
| 26 0507 | 0 | TESTING | 3/15/2013 | Specifications | Issued For Permit |
| 26 0509 | 0 | ARC FLASH LABELING | 3/15/2013 | Specifications | Issued For Permit |
| 26 0515 | 0 | CONDUCTORS (35kv) | 3/15/2013 | Specifications | Issued For Permit |

Page 5 of 6

D-6-v

| Number | Revision | Description | Revision Date | Discipline | Category |
|---|---|---|---|---|---|
| 26 0519 | 0 | CONDUCTORS | 3/15/2013 | Specifications | Issued For Permit |
| 26 0523 | 0 | MOTOR AND CONTROL WIRING | 3/15/2013 | Specifications | Issued For Permit |
| 26 0526 | 0 | GROUNDING | 3/15/2013 | Specifications | Issued For Permit |
| 26 0533 | 0 | CONDUIT | 3/15/2013 | Specifications | Issued For Permit |
| 26 0534 | 0 | OUTLET BOXES | 3/15/2013 | Specifications | Issued For Permit |
| 26 0544 | 0 | SERVICE PROVISIONS | 3/15/2013 | Specifications | Issued For Permit |
| 26 0562 | 0 | ELEVATOR PROVISIONS | 3/15/2013 | Specifications | Issued For Permit |
| 26 0563 | 0 | TELEPHONE AND DATA SYSTEM PROVISIONS | 3/15/2013 | Specifications | Issued For Permit |
| 26 0920 | 0 | OCCUPANCY SENSOR LIGHTING CONTROLS | 3/15/2013 | Specifications | Issued For Permit |
| 26 0921 | 0 | CONTACTORS, TIME SWITCHES, AND PHOTOCELLS | 3/15/2013 | Specifications | Issued For Permit |
| 26 0933 | 0 | LIGHTING DIMMING SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 26 1221 | 0 | PAD MOUNTED TRANSFORMERS | 3/15/2013 | Specifications | Issued For Permit |
| 26 1300 | 0 | LOOP SWITCHES (35kv) | 3/15/2013 | Specifications | Issued For Permit |
| 26 1305 | 0 | SWITCHBOARDS (35kv) | 3/15/2013 | Specifications | Issued For Permit |
| 26 2413 | 0 | SWITCHBOARDS | 3/15/2013 | Specifications | Issued For Permit |
| 26 2710 | 0 | POWER DISTRIBUTION EQUIPMENT | 3/15/2013 | Specifications | Issued For Permit |
| 26 2726 | 0 | WIRING DEVICES | 3/15/2013 | Specifications | Issued For Permit |
| 26 3353 | 0 | STATIC UNINTERRUPTABLE POWER SUPPLY SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 26 3623 | 0 | AUTOMATIC TRANSFER SWITCHES | 3/15/2013 | Specifications | Issued For Permit |
| 26 4113 | 0 | LIGHTNING PROTECTION SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 26 4313 | 0 | SURGE PROTECTION DEVICE (SPD) SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 26 5113 | 0 | LIGHTING FIXTURES | 3/15/2013 | Specifications | Issued For Permit |
| 26 5500 | 0 | SPECIAL LIGHTING FIXTURES | 3/15/2013 | Specifications | Issued For Permit |
| 28 0000 | 0 | ELECTRONIC SAFETY INDEX | 3/15/2013 | Specifications | Issued For Permit |
| 28 0501 | 0 | SCOPE OF WORK | 3/15/2013 | Specifications | Issued For Permit |
| 28 0502 | 0 | DESIGN CRITERIA | 3/15/2013 | Specifications | Issued For Permit |
| 28 0504 | 0 | SCHEDULE OF SUBMITTAL DATA | 3/15/2013 | Specifications | Issued For Permit |
| 28 3100 | 0 | FIRE ALARM AND COMMUNICATIONS SYSTEMS | 3/15/2013 | Specifications | Issued For Permit |
| 28 3116 | 0 | SPRINKLER MONITOR AND ELEVATOR RECALL SUPERVISORY S | 3/15/2013 | Specifications | Issued For Permit |

Page 6 of 6

D-6-vi

EXHIBIT E

PARKING AGREEMENT

This Parking Agreement (the "Agreement') is attached as an Exhibit to an Office Lease (the "Lease") between Greenhouse Office Investors I, LLC, a Delaware limited liability company as Landlord, and URS Corporation, a Nevada corporation as Tenant, for Premises, the Rentable Square Footage ("RSF”) of which is approximately 130,151. Unless otherwise specified, all capitalized terms used in this Agreement shall have the same meanings as in the Lease. In the event of any conflict between the Lease and this Agreement, the latter shall control.

1.Landlord shall make available to Tenant the following (collectively, the "Initial Spaces"): a total of 4.0 parking permits in the Building Garage per 1,000 RSF of the Premises leased by Tenant, provided that if the Premises expands, the ratio of parking permits for the expanded portions of the Premises shall be the Building Standard parking ratio (currently 4.0 parking permits in the Building Garage per 1,000 RSF of leased premises); of which 75 of such permits shall initially be reserved parking permits for spaces in the locations depicted on Exhibit E-1 attached hereto provided that if the Premises expands, the ratio of reserved parking permits for such expanded portions of the Premises shall be the Building Standard reserved parking ratio (but in no event less than one (1) reserved parking permit out of every 10 unreserved parking permits, and if the Premises contracts, the number of reserved parking permits shall contract proportionately), and the balance shall be unreserved parking permits. During the Initial Term, all unreserved parking space permits and the 75 reserved parking space permits described above shall be at no charge, but Tenant shall pay Landlord $50.00 per space per month for each reserved space parking permit in excess of the 75 initial reserved spaces which is requested by Tenant and approved by Landlord, plus any taxes thereon (collectively, the "Additional Spaces"). During any Renewal Term, Tenant shall pay Landlord charges, commensurate with charges for parking (reserved or non-reserved, as applicable) in Comparable Buildings, for each reserved and non-reserved parking space permit.

Tenant may permanently return all or any of the parking permits for the Additional Spaces by giving Landlord 30 days written notice of the effective date of the return. Upon such effective date, Landlord's obligation to provide, and Tenant's obligation to pay for, such returned permits shall terminate. Prior to such effective date, Tenant shall return any key-card, sticker, or other identification or entrance enabling device provided by Landlord. Landlord shall have no obligation to provide Tenant, and Tenant shall have no right to, any parking permits that are returned or that Tenant does not timely elect to take.

E-i

Tenant shall at all times comply with, and shall use its commercially reasonable efforts to cause its employees, agents, contractors and other invitees to comply with, all Laws respecting the use of the parking facilities which Landlord provides for the use of tenants and occupants of the Building (the "Parking Facilities"). Tenant shall comply with, and shall use its commercially reasonable efforts to cause its employees, agents, contractors and other invitees to comply with, the reasonable rules and regulations governing the use of the Parking Facilities (or modifications thereto) of which Landlord gives written notice to Tenant from time to time, to the extent such rules and regulations are generally and in good faith applied and enforced against other users of the Parking Facilities. Landlord will use commercially reasonable efforts to apply and enforce such rules and regulations in a non-discriminatory manner against all users of the Parking Facilities. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Facilities, and any violation of the rules and regulations shall subject the automobile in question to removal from the Parking Facilities. AH parking spaces for which parking permits have been issued hereunder shall be available twenty-four (24) hours a day, seven (7) days a week. Landlord agrees that it will not oversell rights to park in the Parking Facilities in a manner that would interfere with the parking rights provided hereunder. Landlord shall provide a validation system whereby Tenant may validate visitor parking by such method or methods as Landlord may approve, however, validated parking for Tenant's visitors shall be at no charge to Tenant or its guests. Unless specified to the contrary above, the parking spaces for the parking permits provided hereunder shall be provided on an unreserved, "first-come, first-served" basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Facilities to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. EXCEPT FOR INTENTIONAL ACTS OR GROSS NEGLIGENCE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY DAMAGE TO VEIDCLES OR ANY OTHER ITEMS LOCATED IN OR ABOUT THE PARKING FACILITIES, NOR FOR ANY PERSONAL INJURIES OR DEATH ARISING OUT OF ANY MATTER RELATING TO THE PARKING FACILITIES, AND IN ALL EVENTS, TENANT AGREES TO SEEK RECOVERY FROM ITS INSURANCE CARRIER AND TO REQUIRE TENANT'S EMPLOYEES, AGENTS AND CONTRACTORS TO SEEK RECOVERY FROM THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING FACILITIES.
Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents associated with damages to vehicles in the

E-ii

Building Garage. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, with assigned and/or reserved spaces; provided that Landlord's actions do not violate Tenant's rights under the Lease. Such reserved spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Parking Facilities, at its discretion or if required by casualty, strike, condemnation, repair, alteration, act of God, Laws, or other reason beyond Landlord's reasonable control; provided, however, that except for matters beyond Landlord's reasonable control, any such closure shall be temporary in nature. If Tenant's use of any parking permit is precluded for any reason, Tenant's sole remedy for any period during which Tenant's use of any parking permit is precluded shall be abatement of parking charges for such precluded permits. Tenant shall not assign its rights under this Agreement except in connection with a Permitted Transfer or to any Affiliate/Successor.
Except as may be expressly set forth to the contrary in Paragraph 1 of this Agreement, if Tenant fails to pay any charges for parking permits as provided herein, or otherwise defaults in its performance of any of the terms or conditions of this Agreement, such default shall constitute a default by Tenant under the Lease, subject to the applicable notice and cure provisions in Section 18.A of the Lease. In addition, any default by Tenant under the Lease shall constitute a default by Tenant under this Agreement.

Tenant acknowledges and agrees that to the fullest extent permitted by Law, Landlord shall not be responsible for any loss or damage to Tenant or Tenant's property (including without limitation, any loss or damage to Tenant's automobiles or the contents thereof due to theft, vandalism, or accident) arising from or related to Tenant's use of the Parking Facilities or exercise of any rights under this Agreement, whether or not such loss or damage results from Landlord's active negligence or negligent omission. The limitation on Landlord's liability under the preceding sentence shall not apply, however, to loss or damage arising directly from Landlord's gross negligence or willful misconduct.

Without limiting the provisions of Paragraph 5 above, Tenant hereby voluntarily releases, discharges, waives, and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant against Landlord arising as a result of using the Parking Facilities, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants, or employees for any such cause of action. IT IS THE INTENTION OF TENANT BY THIS INSTRUMENT, TO EXEMPT AND RELIEVE LANDLORD FROM LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT CAUSED BY NEGLIGENCE.

E-iii

Tenant acknowledges that it has read the provisions of Paragraph 6 above, has been fully and completely advised of the potential dangers of parking in the Parking Facilities, and is fully aware of the legal consequences of this instrument.

E-iv

EXHIBIT E-1

LOCATION OF RESERVED PARKING SPACES

URS RESERVED PARKING
LEVEL 1 - 38 SPACES

E-1-i

URS RESERVED PARKING
LEVEL 2 - 37 SPACES

E-1-ii

EXHIBIT F

GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT, dated    , 2013, is executed by URS CORPORATION, a Delaware corporation (hereinafter referred to as "Guarantor"), for the benefit of Greenhouse Office Investors I, LLC, a Delaware limited liability company, its successors and assigns (hereinafter referred to as "Landlord").

WHEREAS, in reliance upon this Guaranty Agreement, and other consideration, Landlord is willing to enter a certain lease agreement dated    , 2013 with URS Corporation, a Nevada corporation, as tenant (hereinafter referred to as "Tenant") and Landlord as landlord for property in Harris County, Texas (the "Lease"); and

WHEREAS, Guarantor warrants and represents that Tenant is affiliated with Guarantor and Guarantor will derive benefit from the Lease to Tenant.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, receipt of which is hereby acknowledged, and in order to induce Landlord to consent to the Lease, Guarantor hereby agrees as follows:

1.Guarantor hereby unconditionally guarantees to Landlord:

(a)    that the Rent (as defined in the Lease) and all other sums which Tenant under the Lease is obligated to pay under the terms and provisions of the Lease, will be paid when due in accordance therewith and that all other obligations of Tenant under the Lease will be timely performed and the terms and provisions of the Lease timely complied with by Tenant; and

(b)    that upon default by Tenant, its successors or assigns under the Lease in payment of any sum, or the performance of any obligation or the compliance with any provision which Tenant under the Lease is obligated to pay, perform, or comply with ("Obligations of Tenant"), Guarantor will forthwith pay any such sum or sums m default, and/or cure such other default of Tenant, its successors or assigns.

2.The obligations of Guarantor hereunder are independent of the obligations of Tenant, and a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against Tenant, or any other guarantor, or whether Tenant, or any other guarantor be joined in any such action or actions. Guarantor waives the benefit of any limitation on the Rent or other limitation of liability of Tenant, if an order for relief (or similar determination) is entered with respect to Tenant in any bankruptcy case or similar proceeding.

3.Guarantor authorizes Landlord and Tenant, without notice or demand, and without affecting Guarantor's liability hereunder, from time to time to:

F-i

(a)    renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Lease, or any part thereof, including increase or decrease of the rate of rent thereon;

(b)    take and hold security for the performance of the Lease obligations and payment of this guaranty, and exchange, enforce, waive, and release any such security;

(c)    apply such security and direct the order, or manner of sale thereof as Landlord, in its discretion, may determine; and

(d)    release or substitute any one or more of Guarantors or any other guarantors.

4.	Guarantor waives any right to require Landlord to:

(a)	proceed against Tenant, or any other guarantor;

(b)	proceed against or exhaust, any security held by Landlord; or

(c)	pursue any other remedy in Landlord's power whatsoever.

Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant until all Obligations of Tenant to Landlord shall have been paid and performed in full. Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Landlord now has, or may hereafter have against Tenant, and waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and of the existence, creation, or incurring of new or additional Indebtedness. Guarantor's obligations hereunder shall not be affected by any bankruptcy or insolvency proceeding with respect to Tenant.

5.This Guaranty Agreement shall bind the heirs, administrators, executors, successors, legal representatives and assigns of the undersigned. Where there is more than one undersigned, this Guaranty Agreement shall bind each of the undersigned and the obligations hereunder shall be construed as the joint and several obligation of each; and all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the word "Guarantor" shall mean all and any one or more of them.

6.This Guaranty Agreement shall inure to the benefit of Landlord, its successors, legal representatives and assigns.
7.This Guaranty Agreement shall be construed in accordance with the laws of the State of Texas.

F-ii

8.In the event that any term, provision, condition or covenant contained in this Guaranty Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, or be held to be invalid or unenforceable by any court of competent jurisdiction, the remainder of this Guaranty Agreement, of the application of such term, provision, condition or covenant to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and all such remaining terms, provisions, conditions and covenants in this Guaranty Agreement shall be deemed to be valid and enforceable.

9.The prevailing party in any proceeding in connection with this Guaranty shall be entitled to recover its reasonable attorney's fees and other costs and expenses.

10.Guarantor expressly waives each and every right to which he, she or it may be entitled by virtue of the suretyship laws of the State of Texas including without limitation any rights pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practices and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

Executed effective the date first set forth above.

URS Corporation, a Delaware corporation

By:
Name:
Title:

STATE OF     §
§
COUNTY OF     §

This    instrument    was    acknowledged    before    me    on    the    day    of
, 2013, by     ,     of URS Corporation, a Delaware corporation, on behalf of said corporation.

Notary Public in and for the State of

Printed Name of Notary

My commission expires:

F-iii

EXHIBIT G
MEMORANDUM OF LEASE
STATE OF TEXAS    §
§    KNOW ALL PERSONS BY THESE PRESENTS THAT:
COUNTY OF HARRIS    §
THIS MEMORANTIUM OF LEASE (this "Memorandum") is made by and between GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company ("Landlord''), and URS CORPORATION, a Nevada corporation ("Tenant”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:
1.Lease. Landlord and Tenant have entered into that certain Office Lease dated as of May 23, 2013 (the "Lease"), pursuant to which Landlord has leased to Tenant and Tenant Landlord a portion of the rentable area on floor 1 and all of the rentable area on floors 3, 4, and 5 (the "Premises") of the building (the "Building") (to be) located at 18918 Katy Freeway, Harris County, Texas on the approximately 4.6196 acre tract of land described on Exhibit "A" attached hereto.
2.Purpose of Memorandum. This Memorandum is entered into for the purpose of recording and giving notice of the existence of the Lease.
3.Term. Pursuant to and subject to the provisions of the Lease, Tenant shall have and hold the Premises for an initial term commencing on the Commencement Date (as defined in the Lease) and expiring on the day which is the last day of the 126th full calendar month after the Commencement Date, which term may be extended by Tenant pursuant to the provisions of the Lease for 2 successive renewal terms of 5 years each. Landlord and Tenant agree to amend this Memorandum, promptly upon written request of either party, to reflect actual dates when the actual Commencement Date is known.

4.Additional Provisions. The Lease contains other terms and provisions not herein set forth but incorporated herein by this reference for all purposes.
5.Interpretation. The provisions in this Memorandum are not intended to, and shall not, amend, modify, or alter the terms and provisions of the Lease or otherwise affect the agreements, responsibilities and obligations of the parties under the Lease. The provisions of this Memorandum shall not be used in interpreting the Lease. In the event of a conflict between the Lease and this Memorandum, the Lease shall control.

[Remainder of Page Intentionally Left Blank]

G-i

IN WITNESS WHEREOF. the parties have executed this Memorandum of Lease to be effective as of May 23, 2013.

LANDLORD:

GREENHOUSE OFFICE INVESTORS I, LLC
a Delaware limited liability company

By: /s/ Preston Young
Name: Preston Young
Title: Authorized Signatory

TENANT:

URS CORPORATION,
a Nevada corporation

By: /s/ Leisa Nelson
Name: Leisa Nelson
Title: Vice President

G-ii

STATE OF Texas        §
§
COUNTY OF Harris        §

This instrument was acknowledged before me on the     22nd     day of
May        , 2013, by Preston Young, Authorized Signatory of Greenhouse Office Investors I, LLC, a Delaware limited liability company on behalf of said limited liability company.

/s/ Brandi Dylyn Michel
Notary Public in and for the State of Texas
/s/ Brandi Dylyn Michel
Printed Name of Notary

My commission expires: July 2, 2013

STATE OF Texas        §
§
COUNTY OF Harris        §

This instrument was acknowledged before me on the     3     day of
May        , 2013, by Leisa Nelson, Vice President     of URS Corporation, a Nevada corporation, on behalf of said limited liability company.

/s/ Diane C. McConnon
Notary Public in and for the State of Texas
Diane C. McConnon
Printed Name of Notary

My commission expires: 3/12/2017

EXHIBIT "A"

LEGAL DESCRIPTION

BEING a 4.6196 acre (201,229 square foot) tract of land situated in the Washington County Railroad Company (Section 3) Survey, Abstract Number 901 in Harris County, Texas, and being out of and a part of Unrestricted Reserve "B", Block 2 of KA1Y GREEN subdivision according to the plat thereof recorded under Film Code Number 641130 of the Harris County Map Records and being out of the tract of land described in deed to KT Greenhouse, ltd as recorded under Harris County Clerk's File Number 20080516370, said 4.6196 acre tract of land being more particularly described as follows with bearings based on the Texas Coordinate System of 1983, South Central Zone:

COMMENCING at a 5/8 inch iron rod with cap stamped “HALFF ASSOC. INC.” found at the northeast end of the cutback corner at the intersection of the south right-of-way line of Interstate Highway 10 east bound feeder road (400 feet wide) with the east right-of-way line of South Greenhouse Road (a variable width right-of-way);

THENCE with the south right-of-way line of said Interstate Highway 10 east bound feeder road, North 88 degrees 43 minutes 10 seconds East, a distance of 296.27 feet to a 5/8 inch Iron rod with cap stamped "HALFF ASSOC. INC.” found for the POINT OF BEGINNING and the northwest corner of the herein described tract of land;

THENCE continuing with the south right-of-way line of said Interstate Highway 10 east bound feeder road, North 88 degrees 43 minutes 10 seconds East, a distance of 235.28 feet to a 5/8 inch iron rod with cap stamped "HALFF'' set for the northeast comer of the herein described tract of land;

THENCE departing the south right-of-way line of said Interstate Highway 10 east bound feeder road over and across said KT Greenhouse, Ltd tract, South 01 degree 16 minutes 50 seconds East, a distance of 450.00 feet to a cut "X" in concrete set1n the north line of Block 2 of GREEN TRAILS PARK SECTION FOURTEEN subdivision according to the plat thereof recorded under Film Code Number 377047 of the Harris County Map Records for the southeast corner of the herein described tract of land;    ·

THENCE with the north line of said Block 2, South 88 degrees 43 minutes 10 seconds West, a distance of 624.80 feet to a 5/8 inch Iron rod with cap stamped “HALFF ASSOC. INC." found in the east right-of-way line of South Greenhouse Road (a variable width right-of-way) for the southwest corner of the herein described tract of land and being the beginning of a non-tangent curve to the right;

THENCE northwesterly, with the east right-of-way line of said South Greenhouse Road and said curve to the right, having a radius of 1,950.00 feet, a central angle of 01 degree 07 minutes 04 seconds, a chord which bears North 03 degrees 58 minutes 43 seconds West, 38.04 feet and an arc distance of 38.04 feet to a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC." found for an angle point in the herein described tract of land;
Legal Description
4.6196 acres

THENCE departing the east right-of-way line of said South Greenhouse Road over and across said KT Greenhouse, Ltd tract the following courses and distances:

North 88 degrees 43 minutes 10 seconds East, a distance of 36.71 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 224.38 feet to a 5/8 inch iron rod with cap stamped "HALFF” set for an angle point in the herein described tract of land;

North 88 degrees 43 minutes 10 seconds East, a distance of 347.60 feet to a 5/8 inch iron rod with cap stamped “HALFF" set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 135.92 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 88 degrees 43 minutes 10 seconds East, a distance of 7.00 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 51.70 feet to the
POINT OF BEGINNING and containing 4.6196 acres (201,229 square feet) of land.

20130258943
# Pages 6
05/29/2013    10: 27: 00 AM
e-Filed & e-Recorded in the
Official Public Records of
HARRIS COUNTY
STAN STANART
COUNTY CLERK
Fees 32.00

RECORDERS MEMORANDUM
This instrument was received and recorded electronically
and any blackouts, additions or changes were present
at the time the instrument was filed and recorded.

Any provisions herein which restricts the sale, rental, or
use of the described real property because of color or
race is invalid and unenforceable under federal law.
THE STATE OF TEXAS
COUNTY OF HARRIS
I hereby certify that this instrument was FILED in
File Number Sequence on the date and at the time stamped
hereon by me; and was duly RECORDED in the Official
Public Records of Real Property of Harris County, Texas.

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EXHIBIT H
INITIAL SNDA
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

After Recording Return To: Thompson & Knight L.L.P. 333 Clay Street, Suite 3300
Houston, Texas 77002
Attention: David M. Robins

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS    SUBORDINATION,    NON-DISTURBANCE    AND    ATTORNMENT
AGREEMENT (this "Agreement'') is dated as of    2013 between URS CORPORATION, a Nevada Corporation ("Tenant"), Greenhouse Office Investors I, LLC, a Delaware limited liability company ("Landlord"), and AMEGY BANK NATIONAL ASSOCIATION, a national banking association ("Lender").
WHEREAS, Lender is the owner of a promissory note (as renewed, extended, amended, supplemented, or restated, the ''Note") dated    , 2013, executed by Landlord payable to the order of Lender, in the amount of $30,455,000, secured by, among other things, a Deed of Trust, Security Agreement and Assignment of Leases and Rents (as renewed, extended, amended or supplemented, the "Deed of Trust"), recorded or to be recorded in the real property records of Harris County, Texas, covering, among other property, the land (the "Land") described in Exhibit A attached hereto and incorporated herein by reference, and the improvements thereon (such Land and improvements, the "Property");
WHEREAS,    Tenant    is    the    tenant    under    a    lease    from    Landlord    dated
    , 2013, (as renewed, extended, amended or supplemented, the "Lease"), covering a portion of the Property (the "Premises"); and
WHEREAS, the term "Landlord" as used herein means the present landlord under the Lease or, if the landlord's interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant's right, title and interest in and to the property covered by the Lease, are and shall be subject, subordinate and inferior to (a) the Deed of Trust and the rights of Lender thereunder, and

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all right, title and interest of Lender in the Property, and (b) all other loan documents now or hereafter securing or evidencing payment of any indebtedness of the Landlord (or any prior landlord) to Lender which cover or affect the Property (the "Loan Documents").

2.Non-Disturbance. Lender agrees that so long as the Lease is in full force and effect and Tenant is not in default beyond the period, if any, specified in the Lease within which Tenant may cure such default, (a) Tenant's possession of the Premises under the Lease shall not be disturbed by Lender in the exercise of any of its foreclosure rights under the Deed of Trust or conveyance in lieu of foreclosure, and (b) Lender will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

3.	Attornment.

(a)    Tenant covenants and agrees that in the event of a foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Lender if it is such purchaser or transferee, a ''New Owner'', and the date of such foreclosure or transfer, the "Transfer Date"), Tenant shall attorn to the New Owner as Tenant's new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions (if any) which are impossible for New Owner to perform because they are personal to the prior Landlord; provided, however, that in no event shall the New Owner be liable:

(i)    for any act or omission of any prior landlord (including Landlord) which constitutes a default or breach of the Lease; provided, however, nothing herein shall be deemed to be a waiver of Tenant's rights or remedies in the event such act or omission is of a continuing nature, such as, for example, Landlord's failure to fulfill a repair obligation, as and when required by the Lease, or Landlord's failure to fund the Improvement Allowance (as defined in the Lease) if New Owner is obligated to fund the Improvement Allowance pursuant to paragraph 3(a)(vii) hereof, or Landlord's failure to complete the Landlord Work (as defined in the Lease) if New Owner is obligated to complete the Landlord Work pursuant to paragraph 3(a)(vii) hereof, and such default is not cured by New Owner [however, New Owner shall in no event be liable for any tort claims which Tenant may have against a prior Landlord or any claims for liquidated damages which may be owing by a prior Landlord under the Lease, other than an abatement of Rent to the extent expressly provided in the Lease and New Owner shall be subject to such abatement of rent for failure to Substantially Complete the Landlord's Work by the First Deadline, as such terms are defined in the Lease, only to the extent of days of delay which occur as a result of New Owner's action or inaction after the Transfer Date (i.e., excluding Tenant Delay, Force Majeure, as such terms are defined in the Lease, and delays from any cause occurring prior to the Transfer Date)]; or

H-ii

(ii)    except as provided in Paragraph 3(a)(i) above, for any offsets or defenses which the Tenant might be entitled to assert against Landlord arising prior to the date New Owner takes possession of Landlord's interest in the Lease or becomes a mortgagee in possession; or
(iii)    for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

(iv)    by any amendment or modification of the Lease made without Lender's consent that (i) results in a reduction of rent or other sums due and payable pursuant to the Lease (ii) modifies any operating covenant of Tenant in the Lease, (iii) reduces the term of the Lease, (iv) terminates the Lease,
(v)    modifies the terms of the Lease regarding surrendering possession of the Premises, (vi) provides for payment of rent more than one month in advance,

(vii)
modifies the permitted uses under the Lease or (viii) modifies the provisions regarding Tenant's obligation to comply with all laws (including environmental laws) or (ix) materially increases Landlord's or materially decreases Tenant's obligations under the Lease; or

(v)    for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is specifically paid over to New Owner or Lender by the prior landlord at the time of New Owner's acquisition of the Property;

(vi)    for any portion of the Improvement Allowance previously disbursed to Landlord by Lender pursuant to the Loan Documents executed by and between Landlord and Lender; or
(vii)    for the construction of any improvements required of Landlord under the Lease (including without limitation Landlord's Work) and the payment of the Improvement Allowance in the event New Owner acquires title to the Property prior to full completion and acceptance by Tenant of improvements required under the Lease; however, only if, as of the Transfer Date, the site work and paving on the Property and the Building Garage (as defined in the Lease) are not complete or the Base Building Work (as defined in the Lease) is less than 50% complete (such percentage of completion being based on the actual construction of the Base Building Work rather than dollar amounts funded); provided however, if New Owner is not liable for Landlord's construction obligations under this subparagraph and payment of the Improvement Allowance, New Owner may assume in writing such obligations within 30 days following the Transfer Date (the "Election Date") and if New Owner does not so elect to assume such obligations, Tenant may terminate the Lease upon written notice to New Owner sent within 60 days following the Election Date; provided further, however, such lack of liability on the part of New Owner pursuant to this subparagraph shall not affe9t Tenant's rights of abatement of rent to the extent New Owner is subject thereto under Paragraph 3(a)(i) above or termination described in the Lease in the event of such failure to complete such improvements as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement; or·

H-iii

(viii)    for the payment of any leasing commissions for which any prior landlord (including Landlord) incurred the obligation to pay; or

(ix)    by any provision of the Lease restricting use of properties other than the Building owned by New Owner, as landlord.

For the avoidance of doubt, Landlord's obligations to complete the Landlord Work, fund the Improvement Allowance or fulfill a repair obligation, as and when required by the Lease, are not personal to the Landlord and shall transfer to the New Owner only under the conditions and to the extent, if any, set forth herein, in the event of a foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure. Notwithstanding anything to the contrary above, in the event the Improvement Allowance is not provided to Tenant in accordance with the Lease and the Landlord Work is not completed in accordance with the Lease, Tenant shall be allowed to exercise the remedies available to it under the Lease, provided that Tenant's remedies against New Owner shall be subject to the terms and conditions in this Agreement.

(b)    The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which, in the reasonable judgment of New Owner, may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.
4.Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Deed of Trust, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect,
(b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant's knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to the best of Tenant's knowledge, no setoffs, offsets, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.
5.Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:
(a)    Tenant acknowledges that Landlord will execute and deliver to Lender in connection with the financing of the Property an assignment of leases and rents. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this

H-iv

Agreement. In the event that Lender notifies Tenant of a default under the Loan Documents which has continued beyond any applicable cure period and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Lender, without offset [except to the extent expressly permitted in the Lease and subject to Paragraph 3(a)(i) hereof], or as otherwise required pursuant to such notice beginning with the payment next due after Tenant's receipt of such notice of default, without inquiry as to whether a default actually exists under the Loan Documents, and notwithstanding any contrary instructions of or demands from Landlord. Tenant acknowledges that Lender will rely upon this instrument in connection with such financing.
(b)    Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements.

(c)    From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Lender; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender and following the time when Lender shall have become entitled under the Deed of Trust to remedy the same, but in any event 30 days after receipt of such notice or such longer period of time as may be necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Lender shall be permitted to cure or remedy such default, act or omission; provided, however, that Lender shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Lender, require cure of any such default which is personal to Landlord and therefore not susceptible to cure by Lender.
(d)    Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Lender and New Owner.

(e)    This Agreement satisfies any condition or requirement in the Lease relating to the delivery of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.
(f)    Lender and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession, except with respect to any Landlord Work performed after the Transfer Date.

H-v

(g)    In the event that Lender or any New Owner shall acquire title to the Premises or the Property, Lender or such New Owner shall have no obligation, nor incur any liability, beyond Lender's or New Owner's then equity interest, if any, in the Property or the Premises, including without limitation, rents or other income derived from the Property or the Premises, and Tenant shall look exclusively to such equity interest of Lender or New Owner, if any, for the payment and discharge of any obligations imposed upon Lender or New Owner hereunder or under the Lease or for recovery of any judgment from Lender, or New Owner, and in no event shall Lender, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.
6.Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and granter under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Lender of any of its rights under the Loan Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Loan Documents; (b) the provisions of the Loan Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Lender upon receipt of a notice as set forth above from Lender and that Tenant is not obligated to inquire as to whether a default actually exists under the Loan Documents. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant's payment to Lender in accordance with this Agreement. Landlord represents and warrants to Lender that a true and complete copy of the Lease has been delivered by Landlord to Lender.
7.Acknowledgment and Agreement by Lender. Lender acknowledges and agrees for the benefit of Tenant that: (a) the construction budget attached to or otherwise incorporated in the Construction Loan Agreement between Lender and Landlord which is one of the Loan Documents includes line items which total $20,902,465 for the estimated cost of construction of the site work, Building Garage (as defined in the Lease), Base Building Work (as defined in the Lease), hard cost contingency and general contractor's construction management fee, and
$5,856,795 ($45 X 130,151 rsf) for the Improvement Allowance (as defined in the Lease); provided that such amounts are only estimates of such costs provided by Landlord and Lender makes no representation or warranty that such amounts will be sufficient for all costs of the Landlord's Work and/or other intended purposes; and (b) for so long as the Lease remains in effect Lender shall apply insurance and/or condemnation proceeds received by it with respect to the Property in a manner that will allow Landlord to comply with its restoration obligations following a casualty or condemnation of the Property to the extent required of Landlord under the Lease.
8.Lease Status. Landlord and Tenant certify to Lender that neither Landlord nor Tenant has current actual knowledge of any default on the part of the other under the Lease, that the Lease is valid and enforceable subject to generally-applicable limitations on landlords' or tenants' rights, and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that (subject to such generally-applicable limitations) all of the agreements and provisions therein contained are in full force and effect.

H-vi

9.Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery; (b) a nationally recognized overnight service via overnight service; or (c) United States Mail, postage prepaid, registered or certified mail. Any such notice or communication shall be deemed to have been given (a) at the time of personal delivery; (b) one Business Day following deposit with such nationally recognized overnight delivery service; or (c) three (3) business days following deposit in the United States Mail. Notices transmitted by electronic "e-mail" shall not be effective for any purpose. For purposes of notice, the addressees of the parties shall be as set forth below, provided, however that any party shall have the right to change its address for notice hereunder to any other location within the United States by the giving of ten (10) business days' notice to the other parties in the manner set forth hereinabove.

If to Lender:	Amegy Bank National Association 5 Post Oak Park 4400 Post Oak Parkway Houston, Texas 77027 Attention: Commercial Real Estate, Brent Reed

With a copy of Lender's notices to:	Thompson & Knight LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 Attention: David M. Robins

If to Tenant:	URS Corporation 9400 Amberglen Boulevard Austin, Texas 78729 Attn: Legal Department

With a copy of Tenant's notices to:	URS Corporation 600 Montgomery Street, 25th Floor San Francisco, California 94111 Attn: Legal Department

If to Landlord:	Greenhouse Office Investors I, LLC 515 Post Oak Boulevard, Suite 1100 Houston, Texas 77027 Attn: Preston Young

With a copy of Landlord's notices to:	Stream Realty Partners-Houston, L.P. Two Riverway, Suite 1500 Houston, Texas 77056 Attn: Preston Young

With a copy of Landlord's notices to:	Schlanger, Silver, Barg and Paine, L.L.P. 109 North Post Oak Lane, Suite 300 Houston, TX 77024 Attn: Louis E. Silver

H-vii

10.	Miscellaneous.

(a)    This Agreement supersedes any inconsistent provision of the Lease.

(b)    Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Loan Documents.
(c)    This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of the assigning Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender in any instance in which Landlord's consent is required by the Lease.

(d)    This Agreement and its validity, enforcement and interpretation shall be governed by the laws of the State of Texas and applicable United States Federal Law except only to the extent, if any, that the laws of the state in which the Property is located necessarily control.
(e)    The words "herein", "hereof', "hereunder" and other similar compounds of the word "here" as used in this Agreement refer to this entire Agreement and not to any particular section or provision.
(f)    This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.
(g)    If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shaU be construed as if such invalidity, illegality, or unenforceability did not exist.
[END OF TEXT- SIGNATURE BLOCKS ON FOLLOWING PAGE]

H-viii

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.
LANDLORD:
GREENHOUSE OFFICE INVESTORS I,
LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF TEXAS    §
§
COUNTY OF HARRIS    §

This instrument was acknowledged before me on the     day of         , 2013 by                         ,                 of    GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company on behalf of said company.

Notary Public in and for the State of

Printed Name:

My Commission Expires:

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURNACE AND ATTORNMENT AGREEMENT]

H-ix

LOAN DOCUMENT GUARANTOR'S CONSENT
STREAM REALTY PARTNERS, L.P., a Texas limited partnership, guarantor under the Guaranty of the Loan Document, signs below to express its consent to the foregoing Agreement and its agreement that its Guaranty is hereby ratified and confirmed and shall remain in full force and effect.

GUARANTOR:
STREAM REALTY PARTNERS, L.P.,
a Texas limited partnership
By: Belland-McVean Interests, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

Address for Notice:
2001 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Lee C. Belland

STATE OF TEXAS    §
§
COUNTY OF DALLAS    §

This instrument was acknowledged before me on the      day of            , 2013 by    ,    of Belland-McVean Interests, L.L.C., a Texas limited liability company, general partner of STREAM REALTY PARTNERS, L.P., a Texas limited partnership, on behalf of said limited partnership.

Notary Public in and for the State of

Printed Name:

My Commission Expires:

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURNACE AND ATTORNMENT AGREEMENT]

H-x

TENANT:
URS CORPORATION,
a Nevada corporation

By:
Name:
Title:

STATE OF         §
§
COUNTY OF        §

This instrument was acknowledged before me on the _    day of    , 2013 by             ,      of URS CORPORATION, a Nevada corporation, on behalf of said corporation.

Notary Public in and for the State of

Printed Name:

My Commission Expires:

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURNACE AND ATTORNMENT AGREEMENT]

H-xi

LENDER:
AMEGY BANK NATIONAL
ASSOCIATION, a national banking association

By:
Name:
Title:

STATE OF TEXAS    §
§
COUNTY OF HARRIS    §

This instrument was acknowledged before me on the     day of    , 2013 by
,                 of AMEGY BANK NATIONAL
ASSOCIATION, a national banking association, on behalf of said association.

Notary Public in and for the State of

Printed Name:

My Commission Expires:

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT A GREEMENT]

H-xii

GUARANTOR'S CONSENT
URS CORPORATION, a Delaware corporation, guarantor of the Lease, signs below to express its consent to the foregoing Agreement and its agreement that its guaranty of the Lease is hereby ratified and confirmed and shall remain in full force and effect.

URS CORPORATION, a Delaware corporation

By:
Name:
Title:

STATE OF         §
§
COUNTY OF        §

This instrument was acknowledged before me on the     day of    , 2013 by
                ,             of URS CORPORATION, a Delaware corporation, on behalf of said corporation.

Notary Public in and for the State of

Printed Name:

My Commission Expires:

[SIGNATURE PAGE TO SUBORDINATION, NON-DIS'IURBANCE ATTORNMENT AGREEMENT]

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EXHIBIT A to Subordination, Non-Disturbance and Attornment Agreement

Land

LEGAL DESCRIPTION

BEING a 4.6196 acre (201,229 square foot) tract of land situated in the Washington County Railroad Company (Section 3) Survey, Abstract Number 901 in Harris County, Texas, and being out of and a part of Unrestricted Reserve "B", Block 2 of KATY GREEN subdivision according to the plat thereof recorded under Firm Code Number 641130 of the Harris County Map Records and being out of the tract of land described in deed to KT Greenhouse, Ltd as recorded under Harris County Clerk's File Number 20060516370, said 4.6196 acre tract of land being mare particularly described as follows with bearings based on the Texas Coordinate System of 1983, South Central Zone:

COMMENCING at a 5/8 inch iron rod with cap stamped “HALFF ASSOC. INC.” found at the northeast end of the outback corner at the intersection of the south right-of-way line of Interstate Highway 10 east bound feeder road (400 feet wide) with the east right-of-way line of South Greenhouse Road (a variable width right-of-way);
THENCE with the south right-of-way line of said Interstate Highway 10 east bound feeder road, North 88 degrees 43 minutes 10 seconds East, a distance of 296.27 feet to a 5/8 inch Iron rod with cap stamped "HALFF ASSOC. INC." found for the POINT OF BEGINNING and the northwest corner of the herein described tract of land;

THENCE continuing with the south right-of-way line of said Interstate Highway 10 east bound feeder road, North SB degrees 43 minutes 1 o seconds East, a distance of 235.28 feet to a 5/8 inch iron rod with cap stamped “HALFF” set for the northeast comer of the herein described tract of land;

THENCE departing the south right-of-way line of said Interstate Highway 10 east bound feeder road over and across said KT Greenhouse, Ltd tract, South 01 degree 16 minutes 50 seconds East, a distance of 450.00 feet to a cut "X'' in concrete set In the north line of Block 2 of GREEN TRAILS PARK SECTION FOURTEEN subdivision according to the plat thereof recorded under Film Code Number 377047 of the Harris County Map Records for the southeast corner of the herein described tract of land;

THENCE with the north line of said Block 2, South 88 degrees 43 minutes 10 seconds West, a distance of 624.80 feet to a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC." found in the east right-of-way line of South Greenhouse Road (a variable width right of-way) for the southwest corner of the herein described tract of land and being the beginning of a non-tangent curve to the right;

THENCE northwesterly, with the east right-of-way line of said South Greenhouse Road and said curve to the right, having a radius of 1,950.00 feet, a central angle of 01 degree 07 minutes 04 seconds, a chord which bears North 03 degrees 58 minutes 43 seconds West, 38.04 feet and an arc distance of 38.04 feet to a 5/B inch iron rod with cap stamped "HALFF ASSOC. INC." found for an angle point in the herein described tract of land;

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Legal Description
4.6196 acres

THENCE departing the east right-of-way line of said South Greenhouse Road over and across said KT Greenhouse, Ltd tract the following courses and distances:

North 88 degrees 43 minutes 10 seconds East, a distance of 36.71 feet to a 5/8 Inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 224.38 feet to a 5/8 inch iron rod with cap stamped "HALFF” set for an angle point in the herein described tract of land;

North 88 degrees 43 minutes 10 seconds East, a distance of 347.60 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 135.92 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 88 degrees 43 minutes 10 seconds East, a distance of 7.00 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;

North 01 degree 16 minutes 50 seconds West, a distance of 51.70 feet to the
POINT OF BEGINNING and containing 4.6196 acres (201,229 square feet} of land.

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